ALEXANDRIA REAL ESTATE EQUITIES, INC.

EARNINGS PRESS RELEASE & SUPPLEMENTAL INFORMATION

SECOND QUARTER ENDED JUNE 30, 2024

“Alexandria has achieved the three outputs that define a great company: *Superior Results, Distinctive Impact, and Lasting Endurance.*”

JIM COLLINS
Renowned Author & Business Strategist

NOTICE
SPILL CLEAN UP KIT

ALEXANDRIA®
Building the Future of Life-Changing Innovation®

30 PEOPLE | PASSION | PURPOSE

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024

COMPANY HIGHLIGHTS	Page		Page
Mission and Cluster Model .....................................................................	iii	Corporate Responsibility ....................................................................	xxvi

EARNINGS PRESS RELEASE	Page		Page
Second Quarter Ended June 30, 2024 Financial and Operating Results ...................................................................................................	1	Earnings Call Information and About the Company .......................	7
Guidance ...................................................................................................	4	Consolidated Statements of Operations ..........................................	8
Acquisitions ...............................................................................................	5	Consolidated Balance Sheets ............................................................	9
Dispositions and Sales of Partial Interests ..........................................	6	Funds From Operations and Funds From Operations per Share	10

SUPPLEMENTAL INFORMATION	Page		Page
Company Profile .......................................................................................	13	External Growth / Investments in Real Estate
Investor Information .................................................................................	14	Investments in Real Estate ................................................................	32
Financial and Asset Base Highlights .....................................................	15	New Class A/A+ Development and Redevelopment Properties:
High-Quality and Diverse Client Base .................................................	17	Recent deliveries ............................................................................	34
Occupancy ................................................................................................	19	Current Projects ..............................................................................	35
Internal Growth		Summary of Pipeline ......................................................................	39
Key Operating Metrics .............................................................................	20	Construction Spending and Capitalization of Interest ....................	44
Same Property Performance ..................................................................	21	Joint Venture Financial Information ...................................................	46
Leasing Activity .........................................................................................	22	Balance Sheet Management
Contractual Lease Expirations ...............................................................	23	Investments ..........................................................................................	48
Top 20 Tenants .........................................................................................	24	Key Credit Metrics ...............................................................................	49
Summary of Properties and Occupancy ..............................................	25	Summary of Debt .................................................................................	50
Property Listing ........................................................................................	26	Definitions and Reconciliations
		Definitions and Reconciliations ..........................................................	54

CONFERENCE CALL INFORMATION:
Tuesday, July 23, 2024 3:00 p.m. Eastern Time
12:00 p.m. Pacific Time
(833) 366-1125 or (412) 902-6738
Ask to join the conference call for Alexandria Real Estate Equities, Inc.

CONTACT INFORMATION:
Alexandria Real Estate Equities, Inc. corporateinformation@are.com

JOEL S. MARCUS Executive Chairman & Founder

PETER M. MOGLIA Chief Executive Officer & Chief Investment Officer

DANIEL J. RYAN Co-President & Regional Market Director – San Diego

HUNTER L. KASS Co-President & Regional Market Director – Greater Boston

MARC E. BINDA Chief Financial Officer & Treasurer

PAULA SCHWARTZ Managing Director, Rx Communications Group (917) 633-7790

SARA M. KABAKOFF Senior Vice President – Chief Content Officer

Table of Contents
June 30, 2024

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024

THAT'S WHAT'S IN
OUR DNA®

ALEXANDRIA®

Building the Future of Life-Changing Innovation®

OUR MISSION

To create and grow life science ecosystems and clusters that ignite and accelerate the world's leading innovators in their noble pursuit to advance human health by curing disease and improving nutrition

OUR CLUSTER MODEL

Alexandria has identified four critical components for life science companies to thrive: *location*, *innovation*, *talent*, and *capital*.

Our proven cluster model unites cutting-edge innovation with leading scientific and managerial talent and strategic investment capital in best-in-class locations immediately adjacent to some of the world's top academic institutions.

LOCATION
INNOVATION
TALENT
CAPITAL

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	iii

ALEXANDRIA'S ESSENTIAL LABSPACE® INFRASTRUCTURE

As the pioneering and trusted brand for life science real estate, Alexandria has been providing the complex infrastructure needed to enable the development of new medicines for over three decades. Our tenants require our essential, 24/7 integrated laboratory and nontechnical infrastructure to house, operate, and help safeguard billions of dollars of mission-critical equipment and scientific research.

24/7

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	iv

> "A truly great business must have an enduring 'moat' that protects excellent returns on invested capital."
>
> WARREN BUFFETT

ALEXANDRIA’S
COMPETITIVE
ADVANTAGES
First mover advantage in the
top life science clusters
High-quality assets aggregated
in desirable and well-amenitized
mega campuses
High-quality cash flows and
substantial embedded future
net operating income
Longstanding tenant
relationships that demonstrate
stellar brand loyalty
Fortress balance sheet with
significant liquidity
Unique and deep life science
industry expertise
Long-tenured and highly
experienced management team
IRREPLACEABLE
LABSPACE® REAL ESTATE
PLATFORM THAT LEADS THE
ASSET CLASS WE PIONEERED
42.1M
OPERATING RSF
Alexandria mega campuses
encompass 74% of our
annual rental revenue
As of June 30, 2024. Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	v
ALEXANDRIA’S OUTSTANDING LONG-TERM VALUE
HEALTHCARE
REALTY TRUST

WELLTOWER	2,274%

NATIONAL HEALTH INVESTORS	1,092%

FTSE NAREIT EQUITY HEALTH CARE INDEX	1,091%

LTC PROPERTIES	1,048%

VENTAS	862%

MSCI US REIT INDEX	790%

OMEGA HEALTHCARE INVESTORS	605%

HEALTHPEAK PROPERTIES	589%
Total Shareholder Return From ARE’s IPO on May 27, 1997(1) to June 30, 2024
Source: S&P Global Market Intelligence. Assumes reinvestment of dividends.
The REITs presented individually in the chart above are only those constituents of the FTSE NAREIT Equity Health Care Index as of June 30, 2024 for which TSR information since May 27, 1997 is available.
(1)Alexandria’s initial public offering (“IPO”) was priced at $20.00 per share on May 27, 1997.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	vi

ALEXANDRIA®

Building the Future of Life-Changing Innovation®

ALEXANDRIA’S
INTERNAL
GROWTH

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	vii

(in millions)
10.0
9.0
8.0
7.0
6.0
5.0
4.0
3.0
2.0
1.0
0.0
4.2M RSF
Annual Average
(2013–2020)
Exceptional/
Record-Level
Leasing
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
1H24
RSF OF LEASES EXECUTED

ALEXANDRIA’S SOLID LEASING VOLUME IN 2024 REMAINS IN LINE WITH
OUR HISTORICAL ANNUAL AVERAGE FROM 2013 THROUGH 2020
Annualized

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	viii
ALEXANDRIA’S OPERATIONAL EXCELLENCE DRIVES STEADY
AND CONSISTENTLY HIGH OCCUPANCY

GREAT FINANCIAL CRISIS
ONLY A 70-BPS DECLINE
ACQUIRED VACANCY
AVERAGE(1) 3.2%
93.8
94.8
94.1
94.3
94.9
94.6
95.9
97.0
97.2
96.6
96.8
97.3
96.8
94.6
94.0
94.8
94.6
94.6
95.1
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2Q24
2024 Projected (2)
OCCUPANCY PERCENTAGE(3)

(1)Represents the average of acquired vacancy percentages as of each years ended December 31, 2020 through 2023.
(2)Represents the midpoint of our 2024 guidance range for occupancy percentage in North America as of December 31, 2024. Refer to “Guidance” in the Earnings Press Release for additional details.
(3)Represents occupancy percentage of operating properties in North America as of each period-end.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	ix
ALEXANDRIA’S REIT INDUSTRY-LEADING CLIENT BASE OF APPROXIMATELY
800 TENANTS DRIVES STABLE, RESILIENT, AND LONG-DURATION CASH FLOWS
Life Science
Product,
Service, and
Device
Multinational
Pharmaceutical
Public
Biotechnology –
Approved or
Marketed
Product
Public
Biotechnology –
Preclinical or
Clinical Stage
Private
Biotechnology
Other(3)
Investment-Grade or
Large Cap Tech
Future Change in
Use(2)
Biomedical and
Government
Institutions
92%
of Top 20 Tenant Annual Rental
Revenue as of 2Q24 Is From
Investment-Grade or Publicly
Traded Large Cap Tenants (1)
79%
of Leasing Activity During the
Last Twelve Months Was
Generated From Alexandria’s
Existing Client Base
As of June 30, 2024. Annual rental revenue represents amounts in effect as of June 30, 2024. Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Represents the percentage of our annual rental revenue generated by our top 20 tenants that are also investment-grade or publicly traded large cap tenants.
(2)Represents the percentage of our annual rental revenue generated from space that is currently targeted for a future change in use to laboratory space, including 1.0% of annual rental revenue that is generated from covered land play projects for future development opportunities. The weighted-average remaining term of these leases is 2.9 years.
(3)Represents the percentage of our annual rental revenue generated by “Other” tenants, which comprise technology, professional services, finance, telecommunications, and construction/real estate companies, and (by less than 1.0% of our annual rental revenue) retail-related tenants.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	x
ALEXANDRIA’S SUSTAINED OPERATIONAL EXCELLENCE AND
STRENGTH IN TENANT COLLECTIONS
99.8%
Average Tenant
Collections
1Q21–2Q24
Tenant Receivables
Represent
0.9%
of 2Q24
Rental Revenues

99.5%
99.8%
99.7%
99.8%
99.8%
99.9%
99.9%
99.7%
99.9%
99.9%
99.9%
99.9%
99.9%
99.9%
1Q21
2Q21
3Q21
4Q21
1Q22
2Q22
3Q22
4Q22
1Q23
2Q23
3Q23
4Q23
1Q24
2Q24

TENANTS RENTS AND RECEIVABLES COLLECTED(1)
As of June 30, 2024.
(1)Represents tenant rents and receivables collected for each quarter-end as of each respective earnings release date.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	xi
ALEXANDRIA’S
EXTERNAL
GROWTH

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	xii

ALEXANDRIA EXECUTES LONG-TERM 127,382 RSF LEASE IN 2Q24 WITH MULTINATIONAL PHARMA COMPANY FOR NEW LIFE SCIENCE R&D CENTER AT THE SD TECH BY ALEXANDRIA MEGA CAMPUS

ALEXANDRIA
SD TECH BY ALEXANDRIA MEGA CAMPUS

Strategic anchor lease at 10075 Barnes Canyon Road increases the multinational pharma company's San Diego footprint by 53% and brings the 253,079 RSF Class A+ development project to 70% leased

10075 BARNES CANYON ROAD

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	xiii

ALEXANDRIA'S VISIBILITY OF FUTURE GROWTH IN ANNUAL NET OPERATING INCOME FROM DEVELOPMENT AND REDEVELOPMENT DELIVERIES

$480 MILLION[(1)]

Placed Into Service		Expected to Be Placed Into Service[(2)]	
1H24	2Q24	3Q24–4Q25	1Q26–1Q28
$42M	$16M	$187M[(3)]	$293M
628,427 RSF	284,982 RSF	Aggregating 5.4M RSF	
100% Leased		61% Leased/Negotiating

Refer to “Net operating income” under “Definitions and reconciliations” in the Supplemental Information for additional details, including its reconciliation from the most directly comparable financial measure presented in accordance with GAAP.
(1)Our share of incremental annual net operating income from development and redevelopment projects expected to be placed into service primarily commencing from 3Q24 through 1Q28 is projected to be $380 million.
(2)Represents expected incremental annual net operating income to be placed into service from deliveries of projects undergoing construction and one committed near-term project expected to commence construction in the next two years.
(3)Includes 1.5 million RSF that is expected to stabilize through 2025 and is 87% leased, and partial deliveries through 4Q25 from projects expected to stabilize in 2026 and beyond. In addition to the projects represented, we are evaluating one priority anticipated development project that could commence active construction in 2H24 and may have initial delivery in 2025. Refer to the initial and stabilized occupancy years under “New Class A/A+ development and redevelopment properties: current projects” in the Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	xiv

ALEXANDRIA'S OPERATIONAL EXCELLENCE IN ASSET MANAGEMENT, DESIGN, DEVELOPMENT, AND SUSTAINABILITY

2024 BOMA Regional TOBY ***(The Outstanding Building of the Year)*** **Award Winners**

LIFE SCIENCE

BOMA Mid-Atlantic

60 BINNEY STREET, ALEXANDRIA CENTER® AT KENDALL SQUARE MEGA CAMPUS, GREATER BOSTON

BOMA Pacific Southwest

BOMA Pacific Northwest

BOMA Mid-Atlantic Regional TOBY

RENOVATED BUILDING

BUILDING 1400, ALEXANDRIA CENTER® AT ONE KENDALL SQUARE MEGA CAMPUS, GREATER BOSTON

Seattle 2030 District's 2024 Vision Award

ENERGY

2024 TCREW Champion Awards

BEST DEVELOPMENT PROJECT

6040 GEORGE WATTS HILL DRIVE, PHASE II, RESEARCH TRIANGLE

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	xv
ALEXANDRIA’S STRONG
EXECUTION OF OUR
ASSET RECYCLING
PROGRAM
STRATEGIC DISPOSITIONS
AND SALES OF PARTIAL
INTERESTS SINCE 2019
$8.4 BILLION
IN SALES
$3.0 BILLION
IN GAINS
(1)
(2)
(1)Includes amounts related to real estate dispositions and sales of partial interests completed from January 1, 2019 through June 30, 2024.
(2)Represents aggregate gains on real estate sales and associated real estate impairments and consideration in excess of book value of partial interests sold that were accounted as equity transactions.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	xvi
ALEXANDRIA’S
FORTRESS
BALANCE SHEET

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	xvii
TOP 10%
CREDIT RATING RANKING AMONG ALL PUBLICLY TRADED U.S. REITS (1)
ALEXANDRIA’S STRONG AND FLEXIBLE
BALANCE SHEET WITH SIGNIFICANT LIQUIDITY
WEIGHTED AVERAGE
4Q24 TARGET
YEARS
Baa1
Stable
BBB+
Stable

SIGNIFICANT LIQUIDITY (2)	PERCENTAGE OF DEBT MATURING 2049 & BEYOND	PERCENTAGE OF DEBT AT FIXED RATES

$5.6B	32%	97.3%

NET DEBT AND PREFERRED STOCK TO ADJUSTED EBITDA(3)	REMAINING DEBT TERM	INTEREST RATE

≤5.1x	13.0	3.89%

As of June 30, 2024.
(1)A credit rating is not a recommendation to buy, sell, or hold securities and may be subject to revision or withdrawal at any time. Top 10% ranking represents credit rating levels from S&P Global Ratings and Moody’s Investors Service for publicly traded U.S. REITs, from Bloomberg Professional Services and Nareit.
(2)Refer to “Key credit metrics” in the Supplemental Information for additional details.
(3)Quarter annualized. Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	xviii
ALEXANDRIA’S HISTORICALLY CONSISTENT, STRONG, AND INCREASING
DIVIDENDS WITH A FOCUS ON RETAINING SIGNIFICANT CASH FLOWS FROM
OPERATING ACTIVITIES AFTER DIVIDENDS FOR REINVESTMENT
For 2Q24, we declared a cash dividend of $1.30 per common share
4.4%
Dividend Yield
5.4%
Average Annual Dividend
Per-Share Growth
$2.1B
Net Cash Provided by
Operating Activities
After Dividends
(1)
(2)
(3)

$4.24
$4.48
$4.72
$4.96
$5.20
2020
2021
2022
2023
2024

ANNUAL COMMON STOCK DIVIDEND PER SHARE
(4)
(1)Dividend yield is calculated as the dividend declared for the three months ended June 30, 2024 of $1.30 per common share annualized divided by the closing price of our common stock on June 30, 2024 of $116.97.
(2)Represents the years ended December 31, 2020 through 2023 and the three months ended June 30, 2024 annualized.
(3)Represents the years ended December 31, 2020 through 2023 and the midpoint of our 2024 guidance range. Refer to “Guidance” in the Earnings Press Release for additional details.
(4)Represents common stock dividend declared for the three months ended June 30, 2024 annualized.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	xix
ALEXANDRIA: AT THE
VANGUARD AND HEART
OF THE $5 TRILLION(1)
SECULARLY GROWING LIFE
SCIENCE INDUSTRY
(1)Source: YCharts. Represents the aggregate market capitalization for the life science industry, including companies in the biotechnology and pharmaceutical sectors, as of July 12, 2024.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	xx

THE $5 TRILLION[1] SECULARLY GROWING LIFE SCIENCE INDUSTRY, WITH OVER $470 BILLION IN ANNUAL R&D FUNDING FROM DIVERSE SOURCES, FUELS DEMAND FOR ALEXANDRIA'S LABSPACE® ASSETS

Global Public Biopharma R&D Spending(2)
$296B
U.S. Life Science Venture Capital and Public Markets(3)
$68B
Government Funding (NIH and NSF)(4)
$58B
U.S. Medical Research Philanthropy(5)
$57B

2023 LIFE SCIENCE R&D FUNDING BY SOURCE

TOTAL LIFE SCIENCE R&D FUNDING[6]

$2.1T+

2019–2023

42%

INCREASE IN TOTAL FUNDING COMPARED TO 2014–2018

(1)Source: YCharts. Represents the aggregate market capitalization for the life science industry, including companies in the biotechnology and pharmaceutical sectors, as of July 12, 2024.
(2)Source: Evaluate Pharma, March 2024. Represents consensus forecast for global biopharma R&D spend in 2023.
(3)Sources: PitchBook, BioCentury, and NASDAQ. Includes venture capital investments in U.S.-based life science companies and IPOs, follow-ons, and public equity financings raised by U.S. listed biopharma companies in 2023.
(4)Sources: National Institutes of Health (“NIH”) and National Science Foundation (“NSF”). Includes FY2023 NIH funding and FY2023 NSF research and related activities.
(5)Source: The Giving Institute, “Giving USA 2024: The Annual Report on Philanthropy for the Year 2023.”
(6)Dollar amount represents aggregate funding from all sources presented, and percentage represents the aggregate increase in funding compared to the previous five-year period (2014–2018).

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	xxi

ALEXANDRIA TENANTS ARE RESPONSIBLE FOR 50% OF NOVEL FDA-APPROVED THERAPIES SINCE 2013

21 FDA (CDER) Approvals in 1H24

NOVEL THERAPIES FROM ALEXANDRIA TENANTS IN 2024

Lilly

KISUNLA

Therapy treating adults with early symptomatic Alzheimer's disease

Genentech
A Member of the Roche Group

PIASKY

Therapy treating paroxysmal nocturnal hemoglobinuria, a rare and life-threatening blood condition moderna

mRESVIA

First mRNA vaccine approved for respiratory syncytial virus (RSV) infection

>2x INCREASE SINCE 2003

Near-Record Level of FDA Approvals in 2023 Reflects the Strength of the Life Science Industry

26
43
55
2003–2012
2013–2022
2023

NOVEL THERAPIES APPROVED BY THE FDA (CDER) IN 2023 COMPARED TO PRIOR 10-YEAR AVERAGES

Source: U.S. Food and Drug Administration. Novel therapies approved by the FDA (Center for Drug Evaluation and Research (“CDER”)) include new molecular entities and new biologics defined as products containing active moieties that have not previously been approved by the FDA. mRESVIA was approved under the FDA Center for Biologics Evaluation and Research ("CBER") pathway.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	xxii

# LARGE BIOPHARMA DEMAND FOR ALEXANDRIA LABSPACE® STEMS FROM SIGNIFICANT INVESTMENT INTO R&D

R&D Is Critical for Biopharma Given Nearly $200B in Revenue at Risk Due to Patent Expirations in the Next 5 Years(1)

78%
Increase in Total Spend on R&D Over the Past 10 Years
$85B
$153B
$166B
$209B
$296B
2003
2008
2013
2018
2023

TOTAL ANNUAL BIOPHARMA R&D SPEND

## ALEXANDRIA TENANTS REPRESENT 17 OF THE TOP 20 PHARMA R&D SPENDERS IN 2023

MERCK · Roche · Johnson&Johnson · Pfizer · AstraZeneca · Lilly

Bristol Myers Squibb · NOVARTIS · sanofi · GSK · GILEAD

moderna · novo nordisk · AMGEN · Takeda · BAYER · VERTEX

Source: Evaluate Pharma, March 2024. Total corporate R&D spend by global biopharma companies. Includes analyst forecast values for companies that have not reported 2023 full-year results. Top 20 companies ranked by pharma R&D spend in 2023.
(1)Source: Evaluate Pharma, “World Preview 2022 Outlook to 2028: Patents and Pricing.”

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	xxiii

1H24 PUBLIC LIFE SCIENCE FOLLOW-ON AND PIPE FINANCINGS HAVE EXCEEDED ALL OF 2023, DRIVEN LARGELY BY POSITIVE CLINICAL DATA

$8.0B
$21.0B
$7.7B
$15.9B
$19.3B
$17.3B
$43.5B
$35.8B
$21.0B
$25.7B
$27.6B
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
1H24
PUBLIC LIFE SCIENCE FOLLOW-ON AND PIPE FINANCINGS

Notable Financings Raised by Alexandria's Public Biotechnology Tenants in 2Q24
Intra-Cellular THERAPIES
$575M
AVIDITY BIOSCIENCES
$461M
nurix
$201M

Source: BioCentury, June 2024. Represents public follow-on and private investment in public equity (“PIPE”) financings completed by U.S. listed biopharma companies.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	xxiv

2024 LIFE SCIENCE VENTURE CAPITAL DEPLOYMENT IS ON TRACK TO EXCEED 2023 FUNDING, FUELING DEMAND FOR ALEXANDRIA LABSPACE® FROM PRIVATE BIOTECHNOLOGY COMPANIES

$16.2B
$18.9B
$18.4B
$23.0B
$33.5B
$32.7B
$46.5B
$74.0B
$57.1B
$39.7B
Annualized Projection
$24.0B
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
1H24
LIFE SCIENCE VENTURE CAPITAL DEPLOYMENT

Source: PitchBook, July 2024.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	xxv
ALEXANDRIA’S
CORPORATE
RESPONSIBILITY

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	xxvi

RECENTLY RELEASED

2023 CORPORATE RESPONSIBILITY REPORT

To download, please visit the Corporate Responsibility page of our company website at **www.are.com**.

ALEXANDRIA REAL ESTATE EQUITIES, INC.
2023 CORPORATE RESPONSIBILITY REPORT
ALEXANDRIA: ADVANCING OUR RENEWABLE ELECTRICITY STRATEGY
ALEXANDRIA
Building the Future of Life-Changing Innovation

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	xxvii

ALEXANDRIA'S HIGHLY IMPACTFUL CORPORATE RESPONSIBILITY PILLARS

Developing and implementing collaborative and innovative solutions to some of the nation's most pressing challenges

The Honor Foundation headquarters in San Diego, CA

Supporting our military, our veterans, and their families

Building principled leaders through education

Graduates of the Emily K Center in Durham, NC

Accelerating medical innovation to save lives

ALEXANDRIA.
Former Congressman Patrick Kennedy at the Alexandria Summit® on Mental Health in 2023

Prioritizing the mental health crisis

OneFifteen campus in Dayton, OH

Revolutionizing addiction treatment

Future National Medal of Honor Museum in Arlington, TX

Inspiring future generations with the stories and values of our nation's heroes

Harnessing agtech to combat hunger and improve nutrition

Approaching homelessness as a healthcare problem, not a housing issue

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	xxviii
Alexandria Real Estate Equities, Inc. Reports:
2Q24 and 1H24 Net Income per Share – Diluted of $0.25 and $1.22, respectively; and
2Q24 and 1H24 FFO per Share – Diluted, as Adjusted, of $2.36 and $4.71, respectively
PASADENA, Calif. – July 22, 2024 – Alexandria Real Estate Equities, Inc. (NYSE: ARE)
announced financial and operating results for the second quarter ended June 30, 2024.

Key highlights
Operating results	2Q24	2Q23	1H24	1H23
Total revenues:
In millions	$766.7	$713.9	$1,535.8	$1,414.7
Growth	7.4%		8.6%
Net income attributable to Alexandria’s common stockholders – diluted:
In millions	$42.9	$87.3	$209.8	$162.5
Per share	$0.25	$0.51	$1.22	$0.95
Funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted:
In millions	$405.5	$382.4	$809.4	$756.1
Per share	$2.36	$2.24	$4.71	$4.43
An operationally excellent, industry-leading REIT with a high-quality, diverse client base to support growing revenues, stable cash flows, and strong margins

(As of June 30, 2024, unless stated otherwise)
Percentage of annual rental revenue in effect from mega campuses	74%
Percentage of annual rental revenue in effect from investment-grade or publicly traded large cap tenants	53%
Sustained strength in tenant collections:
Tenant receivables as a percentage of 2Q24 rental revenues	0.9%
July 2024 tenant rents and receivables collected as of July 22, 2024	99.7%
2Q24 tenant rents and receivables collected as of July 22, 2024	99.9%
Occupancy of operating properties in North America	94.6%
Operating margin	72%
Adjusted EBITDA margin	72%
Percentage of leases containing annual rent escalations	96%
Weighted-average remaining lease term:
Top 20 tenants	9.4	years
All tenants	7.4	years
Strong leasing volume and solid rental rate increases
•Strong leasing volume aggregating 1.1 million RSF during 2Q24.
•Solid rental rate increases of 7.4% and 3.7% (cash basis) for 2Q24 and 26.2% and 15.0%
(cash basis) for 1H24.
•79% of our leasing activity during the last twelve months was generated from our existing tenant base.

	2Q24	1H24
Total leasing activity – RSF	1,114,001	2,256,858
Leasing of development and redevelopment space – RSF	340,989	441,221
Lease renewals and re-leasing of space:
RSF (included in total leasing activity above)	589,650	1,584,420
Rental rate increase	7.4%	26.2%
Rental rate increase (cash basis)	3.7%	15.0%

Continued solid net operating income and internal growth
•Net operating income (cash basis) of $1.9 billion for 2Q24 annualized, up $122.7 million, or
6.9%, compared to 2Q23 annualized.
•Same property net operating income growth of 1.5% and 3.9% (cash basis) for 2Q24 over
2Q23 and 1.1% and 3.7% (cash basis) for 1H24 over 1H23.
•96% of our leases contain contractual annual rent escalations approximating 3%.
Strong and flexible balance sheet with significant liquidity; top 10% credit rating ranking among all publicly traded U.S. REITs
•Net debt and preferred stock to Adjusted EBITDA of 5.4x and fixed-charge coverage ratio of
4.5x for 2Q24 annualized.
•Significant liquidity of $5.6 billion.
•32% of our total debt matures in 2049 and beyond.
•13.0 years weighted-average remaining term of debt.
•97.3% of our debt has a fixed rate.
•Total debt and preferred stock to gross assets of 29%.
•$1.1 billion of expected capital contribution commitments from existing consolidated real estate joint venture partners to fund construction from 3Q24 through 2027.
Consistent dividend strategy with a focus on retaining significant net cash flows from operating activities after dividends for reinvestment
•Common stock dividend declared for 2Q24 of $1.30 per common share aggregating $5.08 per common share for the twelve months ended June 30, 2024, up 24 cents, or 5%, over the twelve months ended June 30, 2023.
•Dividend yield of 4.4% as of June 30, 2024.
•Dividend payout ratio of 55% for the three months ended June 30, 2024.
•Average annual dividend per-share growth of 5% from 2020 through 2Q24 annualized.
•Significant net cash flows from operating activities after dividends retained for reinvestment aggregating $2.1 billion for the years ended December 31, 2020 through 2023 and including the midpoint of our 2024 guidance range for net cash provided by operating activities after dividends.
Ongoing execution of Alexandria’s 2024 capital strategy
We expect to continue pursuing our strategy to fund a significant portion of our capital requirements for the year ending December 31, 2024 with dispositions and sales of partial interests and are actively pursuing several dispositions and partial interest sale opportunities.

(in millions)
Completed dispositions of 100% interest in properties not integral to our mega campus strategy	$77	(1)
Pending transactions subject to letters of intent or purchase and sale agreement negotiations	807
Forward equity sales agreements expected to be settled in 2024	27
	911
Additional targeted dispositions, sales of partial interests, and common equity	639
2024 guidance midpoint for dispositions, sales of partial interests, and common equity	$1,550
(1)Refer to “Dispositions and sales of partial interests” in the Earnings Press Release for additional details.

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	1
Alexandria’s highly leased value-creation pipeline delivered incremental annual net operating income of $16 million commencing during 2Q24 and is expected to deliver incremental annual net operating income aggregating $480 million by 1Q28
•During 2Q24, we placed into service development and redevelopment projects aggregating
284,982 RSF that are 100% leased across multiple submarkets and delivered incremental annual net operating income of $16 million. 2Q24 deliveries included:
•195,435 and 25,655 RSF at 9810 Darnestown Road and 9808 Medical Center Drive,
respectively, located on the Alexandria Center® for Life Science – Shady Grove mega campus  in our Rockville submarket.
•Annual net operating income (cash basis) is expected to increase by $80 million upon the burn-off of initial free rent, with a weighted-average burn-off period of approximately seven months, from recently delivered projects.
•69% of the RSF in our total value-creation pipeline is within our mega campuses.

Development and Redevelopment Projects	Incremental Annual Net Operating Income		RSF	Leased/ Negotiating Percentage
(dollars in millions)
Placed into service:
1Q24	$26		343,445	100%
2Q24	16		284,982	100
Placed into service in 1H24	$42		628,427	100%

Expected to be placed into service(1):
3Q24 through 4Q25	$187	(2)	5,432,915	61%
1Q26 through 1Q28	293				(3)
	$480

(1)Represents expected incremental annual net operating income to be placed into service from deliveries of projects undergoing construction and one committed near-term project expected to commence construction in the next two years.
(2)Includes 1.5 million RSF that is expected to stabilize through 2025 and is 87% leased, and partial deliveries through 4Q25 from projects expected to stabilize in 2026 and beyond. In addition to the projects represented, we are evaluating one priority anticipated development project that could commence active construction in
2H24 and may have initial delivery in 2025. Refer to the initial and stabilized occupancy years under “New
Class A/A+ development and redevelopment properties: current projects” in the Supplemental Information for additional details.
(3)71% of the leased RSF of our value-creation projects was generated from our existing tenant base.
Strong balance sheet management
Key metrics as of or for the three months ended June 30, 2024
•$32.5 billion in total market capitalization.
•$20.1 billion in total equity capitalization, which ranks in the top 10% among all publicly traded
U.S. REITs.

	2Q24		Target
	Quarter	Trailing	4Q24
	Annualized	12 Months	Annualized
Net debt and preferred stock to Adjusted EBITDA	5.4x	5.6x	Less than or equal to 5.1x
Fixed-charge coverage ratio	4.5x	4.6x	Greater than or equal to 4.5x
Key capital events
•In July 2024, we executed an agreement with the lender group to amend and restate our unsecured senior line of credit to, among other changes, extend the maturity date from
January 22, 2028 to January 22, 2030, including extension options that we control. We expect that the amendment and restatement will become effective in September 2024 upon the satisfaction of certain conditions.
•During 2Q24, we entered into new forward equity sales agreements aggregating $27.8 million to sell 230 thousand shares of common stock under our ATM program at an average price of
$122.32 (before underwriting discounts). We expect to settle these forward equity sales agreements in 2024. As of July 22, 2024, the remaining aggregate amount available under our ATM program for future sales of common stock was $1.47 billion.
Investments
•As of June 30, 2024:
•Our non-real estate investments aggregated $1.5 billion.
•Unrealized gains presented in our consolidated balance sheet were $159.8 million, comprising gross unrealized gains and losses aggregating $284.2 million and
$124.4 million, respectively.
•Investment loss of $43.7 million for 2Q24 presented in our consolidated statement of operations consisted of $33.4 million of realized gains, partially offset by $12.8 million of impairment charges and $64.2 million of unrealized losses.

Second Quarter Ended June 30, 2024 Financial and Operating Results (continued)
June 30, 2024

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	2
Other key highlights
•In June 2024, Alexandria was added to the Health Care REITs industry under the Global
Industry Classification Standard (GICS®) by S&P Dow Jones Indices and MSCI, and to the
FTSE NAREIT Equity Health Care Index.

Key items included in net income attributable to Alexandria’s common stockholders:
	2Q24	2Q23	2Q24	2Q23	1H24	1H23	1H24	1H23
(in millions, except per share amounts)	Amount		Per Share – Diluted		Amount		Per Share – Diluted
Unrealized losses on non-real estate investments	$(64.2)	$(77.9)	$(0.37)	$(0.46)	$(35.1)	$(143.8)	$(0.20)	$(0.84)
Gain on sales of real estate	—	214.8	—	1.26	0.4	214.8	—	1.26
Impairment of non-real estate investments	(12.8)	(23.0)	(0.08)	(0.13)	(27.5)	(23.0)	(0.16)	(0.13)
Impairment of real estate	(30.8)	(168.6)	(0.18)	(0.99)	(30.8)	(168.6)	(0.18)	(0.99)
Total	$(107.8)	$(54.7)	$(0.63)	$(0.32)	$(93.0)	$(120.6)	$(0.54)	$(0.70)
Refer to “Funds from operations and funds from operations per share” in the Earnings Press Release for additional details.
Subsequent event
•In July 2024, we executed an amendment to our existing ground lease agreement at the
Alexandria Technology Square® mega campus aggregating 1.2 million RSF in our Cambridge submarket to extend the term by 24 years from January 1, 2065 to December 31, 2088. The amendment requires that we prepay our entire rent obligation for the extended lease term aggregating $270.0 million in two equal installments during the fourth quarter of 2024 and the first quarter of 2025. This amount will be amortized on a straight-line basis over the remaining lease term from July 2024 through December 2088, and the amended operating lease will result in an incremental annual rent expense of approximately $3.6 million. Alexandria
Technology Square® is a foundational mega campus in the heart of the global life science ecosystem in Cambridge and is the Greater Boston base of operations of key strategic long-
tenured tenants such as Novartis AG, GlaxoSmithKline plc, Massachusetts Institute of
Technology, and Mass General Brigham. Securing this ground lease through December 2088 significantly enhances the long-term value of our investment in this critical mega campus.
Industry and corporate responsibility leadership: catalyzing and leading the way for positive change to benefit human health and society
•In June 2024, we released our 2023 Corporate Responsibility Report, which reinforces our longstanding operational excellence across our differentiated Labspace® platform and highlights:
•Our new target to reduce operational greenhouse gas (GHG) emissions intensity by advancing our energy efficiency, electrification, alternative energy, and renewable electricity initiatives. As an example of our renewable electricity initiatives, a recent long-term power purchase agreement in our Greater Boston market is expected to enable us to meet 100%
of the electricity needs for Alexandria-paid accounts in this market with renewable energy.
•Our pioneering corporate responsibility pillars, which aim to address the most pressing issues facing our nation, including the mental health and addiction crises.
Industry and corporate responsibility leadership (continued)
•In April 2024, Alexandria earned several 2024 regional TOBY (The Outstanding Building of the Year) Awards from BOMA (Building Owners and Managers Association). The TOBY
Awards are the commercial real estate industry’s highest recognition honoring excellence in commercial building management and operations.
•In the BOMA Mid-Atlantic region, 60 Binney Street on the Alexandria Center® at Kendall
Square mega campus won in the Life Science category and Building 1400 on the
Alexandria Center® at One Kendall Square mega campus won in the Renovated Building category.
•In the BOMA Pacific Southwest region, the Alexandria Center® for Life Science – San
Carlos mega campus won in the Life Science category.
•In the BOMA Pacific Northwest region, 1165 Eastlake Avenue East on the Alexandria
Center® for Life Science – Eastlake mega campus won in the Life Science category.
•Additionally, our innovative energy district at the Alexandria Center® for Life Science – South
Lake Union mega campus received the Seattle 2030 District’s 2024 Vision Award for Energy,
and 6040 George Watts Hill Drive, Phase II, in Research Triangle was recognized as the Best
Development Project in the 2024 Triangle Commercial Real Estate Women’s (TCREW)
Champion Awards.
About Alexandria Real Estate Equities, Inc.
Alexandria Real Estate Equities, Inc. (NYSE: ARE), an S&P 500® company, is a best-in-class, mission-driven life science REIT making a positive and lasting impact on the world. As the pioneer of the life science real estate niche with our founding in 1994, Alexandria is the preeminent and longest-tenured owner, operator, and developer of collaborative life science mega campuses in
AAA innovation cluster locations, including Greater Boston, the San Francisco Bay Area, San
Diego, Seattle, Maryland, Research Triangle, and New York City. As of June 30, 2024, Alexandria
has a total market capitalization of $32.5 billion and an asset base in North America that includes
42.1 million RSF of operating properties and 5.3 million RSF of Class A/A+ properties undergoing construction and one committed near-term project expected to commence construction in the next two years. Alexandria has a longstanding and proven track record of developing Class A/A+
properties clustered in life science mega campuses that provide our innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Alexandria also provides strategic capital to transformative life science companies through our venture capital platform. We believe our unique business model and diligent underwriting ensure a high-quality and diverse tenant base that results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For additional information on
Alexandria, please visit www.are.com.

Second Quarter Ended June 30, 2024 Financial and Operating Results (continued)
June 30, 2024

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	3
The following guidance for 2024 has been updated to reflect our current view of existing market conditions and assumptions for the year ending December 31, 2024. There can be no assurance that actual results will not be materially higher or lower than these expectations. Also, refer to our discussion of “forward-looking statements” on page 7 of the Earnings Press Release for additional details.
Changes to our guidance for 2024 key sources and uses of capital include a $150 million increase to the midpoint of our guidance range for dispositions, sales of partial interests, and common equity primarily to fund the first $135 million installment of the ground lease prepayment at our Alexandria Technology Square® mega campus aggregating 1.2 million RSF in our Cambridge submarket due in the fourth quarter of 2024 in connection with an amendment of our existing ground lease agreement to extend the term of the lease by 24 years from January 1, 2065 to December 31, 2088.
Refer to “Subsequent event” in the Earnings Press Release for additional information.

				2024 Guidance Midpoint
Summary of Key Changes in Guidance	As of 7/22/24	As of 4/22/24	Summary of Key Changes in Sources and Uses of Capital	As of 7/22/24	As of 4/22/24
EPS, FFO per share, and FFO per share, as adjusted	See updates below		Dispositions, sales of partial interests, and common equity	$1,550	$1,400
			Ground lease prepayment(1)	$135	$—

Projected 2024 Earnings per Share and Funds From Operations per Share Attributable to Alexandria’s Common Stockholders – Diluted
	As of 7/22/24	As of 4/22/24
Earnings per share(3)	$2.98 to $3.10	$3.60 to $3.72
Depreciation and amortization of real estate assets	5.95	5.95
Impairment of real estate – rental properties and land	0.01	—
Allocation to unvested restricted stock awards	(0.05)	(0.06)
Funds from operations per share(2)	$8.89 to $9.01	$9.49 to $9.61
Unrealized losses (gains) on non-real estate investments	0.20	(0.17)
Impairment of non-real estate investments	0.16	0.09
Impairment of real estate	0.17	—
Allocation to unvested restricted stock awards	(0.01)	—
Funds from operations per share, as adjusted(2)	$9.41 to $9.53	$9.41 to $9.53
Midpoint	$9.47	$9.47

Key Assumptions	Low	High
Occupancy percentage in North America as of December 31, 2024	94.6%	95.6%
Lease renewals and re-leasing of space:
Rental rate increases	11.0%	19.0%
Rental rate increases (cash basis)	5.0%	13.0%
Same property performance:
Net operating income increases	0.5%	2.5%
Net operating income increases (cash basis)	3.0%	5.0%
Straight-line rent revenue	$169	$184
General and administrative expenses	$181	$191
Capitalization of interest	$325	$355
Interest expense	$154	$184
Realized gains on non-real estate investments(6)	$95	$125

Key Credit Metric Targets(2)
Net debt and preferred stock to Adjusted EBITDA – 4Q24 annualized	Less than or equal to 5.1x
Fixed-charge coverage ratio – 4Q24 annualized	Greater than or equal to 4.5x

				Certain Completed Items
Key Sources and Uses of Capital	Range		Midpoint
Sources of capital:
Incremental debt	$885	$885	$885	See below
Net cash provided by operating activities after dividends	400	500	450
Dispositions, sales of partial interests, and common equity(4) (refer to page 6)	1,050	2,050	1,550	(4)
Total sources of capital	$2,335	$3,435	$2,885
Uses of capital:
Construction	$1,950	$2,550	$2,250
Acquisitions (refer to page 5)	250	750	500	$202
Ground lease prepayment(1)	135	135	135
Total uses of capital	$2,335	$3,435	$2,885
Incremental debt (included above):
Issuance of unsecured senior notes payable(5)	$1,000	$1,000	$1,000	$1,000 (5)
Unsecured senior line of credit, commercial paper, and other	(115)	(115)	(115)
Net incremental debt	$885	$885	$885
(1)Refer to “Subsequent event” in the Earnings Press Release for additional details.
(2)Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.
(3)Excludes unrealized gains or losses on non-real estate investments after June 30, 2024 that are required to be recognized in earnings and are excluded from funds from operations per share, as adjusted.
(4)We expect to continue pursuing our strategy to fund a significant portion of our capital requirements for the year ending December 31, 2024 with dispositions and sales of partial interests in properties not integral to our mega campus strategy and are actively pursuing several dispositions and partial interest sale opportunities. As of July 22, 2024, we completed dispositions aggregating $77.2 million, have additional pending transactions subject to letters of intent or purchase and sale agreement negotiations aggregating $806.7 million, and entered into new forward equity sales agreements aggregating $27.8 million, which, in aggregate, represents 59% of the $1.55 billion midpoint of our guidance range.
(5)Represents $1.0 billion of unsecured senior notes payable issued in February 2024. Subject to market conditions, we may seek additional opportunities in 2024 to fund the repayment of our $600.0 million of 3.45% unsecured senior notes payable due on April 30, 2025 through issuance of additional unsecured senior notes payable, which is not assumed in our current 2024 guidance.
(6)Represents realized gains and losses included in funds from operations per share – diluted, as adjusted, and excludes significant impairments realized on non-real estate investments, if any. Refer to “Investments” in the Supplemental
Information for additional details.

Guidance
June 30, 2024
(Dollars in millions, except per share amounts)

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	4

Property	Submarket/Market	Date of Purchase	Operating Occupancy	Future Development RSF(1)	Purchase Price

Completed in 1Q24:
285, 299, 307, and 345 Dorchester Avenue (60% interest in consolidated JV)	Seaport Innovation District/Greater Boston	1/30/24	N/A	1,040,000	$155,321
Other					39,490
					194,811
Completed in 2Q24:
Other					7,000
					201,811
Pending acquisitions subject to signed letters of intent or purchase and sale agreements					47,600
					$249,411

2024 guidance range				$250,000 – $750,000

(1)We expect to provide total estimated costs and related yields for development and redevelopment projects in the future, subsequent to the commencement of construction.

Acquisitions
June 30, 2024
(Dollars in thousands)

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	5

Property	Submarket/Market	Date of Sale	Interest Sold	RSF	Sales Price
Dispositions of 100% interest in properties not integral to our mega campus strategy
Completed in 1H24:
99 A Street(1)	Seaport Innovation District/Greater Boston	3/8/24	100%	235,000	$13,350
Other					3,863
					17,213
Completed in July 2024:
Other(2)					60,000
					77,213
Pending transactions subject to letters of intent or purchase and sale agreement negotiations					806,728
Additional targeted dispositions and sales of partial interests					TBD
					$883,941

2024 guidance range for dispositions, sales of partial interests, and common equity				$1,050,000 – $2,050,000
(1)We completed the sale during the three months ended March 31, 2024 and recognized no gain or loss.
(2)The disposition completed in July 2024 was leased to a single tenant with a July 2024 lease expiration and had annual net operating income of $18.6 million based upon 2Q24 annualized. This asset was previously considered to be a potential development project upon expiration of an in-place non-laboratory space lease in July 2024.

Dispositions and Sales of Partial Interests
June 30, 2024
(Dollars in thousands)

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	6
We will host a conference call on Tuesday, July 23, 2024, at 3:00 p.m. Eastern Time (“ET”)/noon Pacific Time (“PT”), which is open to the general public, to discuss our financial and operating results for the second quarter ended June 30, 2024. To participate in this conference call, dial (833) 366-1125 or (412) 902-6738 shortly before 3:00 p.m. ET/noon PT and ask the operator to join the call for Alexandria Real
Estate Equities, Inc. The audio webcast can be accessed at www.are.com in the “For Investors” section. A replay of the call will be available for a limited time from 5:00 p.m. ET/2:00 p.m. PT on Tuesday, July 23,
2024. The replay number is (877) 344-7529 or (412) 317-0088, and the access code is 8478776.
Additionally, a copy of this Earnings Press Release and Supplemental Information for the second quarter ended June 30, 2024 is available in the “For Investors” section of our website at www.are.com or by following this link: https://www.are.com/fs/2024q2.pdf.
For any questions, please contact corporateinformation@are.com; Joel S. Marcus, executive chairman and founder; Peter M. Moglia, chief executive officer and chief investment officer; Marc E. Binda, chief financial officer and treasurer; Paula Schwartz, managing director of Rx Communications Group, at (917) 633-7790; or Sara M. Kabakoff, senior vice president – chief content officer.
About the Company
Alexandria Real Estate Equities, Inc. (NYSE: ARE), an S&P 500® company, is a best-in-class, mission-driven life science REIT making a positive and lasting impact on the world. As the pioneer of the life science real estate niche with our founding in 1994, Alexandria is the preeminent and longest-tenured owner, operator, and developer of collaborative life science mega campuses in AAA innovation cluster locations, including Greater Boston, the San Francisco Bay Area, San Diego, Seattle, Maryland, Research Triangle, and New York City. As of June 30, 2024, Alexandria has a total market capitalization of $32.5 billion and an asset base in North America that includes 42.1 million RSF of operating properties and 5.3 million RSF of Class A/A+ properties undergoing construction and one committed near-term project expected to commence construction in the next two years. Alexandria has a longstanding and proven track record of developing Class A/A+ properties clustered in life science mega campuses that provide our innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Alexandria also provides strategic capital to transformative life science companies through our venture capital platform. We believe our unique business model and diligent underwriting ensure a high-quality and diverse tenant base that results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For additional information on Alexandria, please visit www.are.com.
Forward-Looking Statements
This document includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.
Such forward-looking statements include, without limitation, statements regarding our 2024 earnings per share, 2024 funds from operations per share, 2024 funds from operations per share, as adjusted, net operating income, and our projected sources and uses of capital. You can identify the forward-looking statements by their use of forward-looking words, such as “forecast,” “guidance,” “goals,” “projects,” “estimates,”
“anticipates,” “believes,” “expects,” “intends,” “may,” “plans,” “seeks,” “should,” “targets,” or “will,” or the negative of those words or similar words. These forward-looking statements are based on our current expectations, beliefs, projections, future plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts, as well as a number of assumptions concerning future events. There can be no assurance that actual results will not be materially higher or lower than these expectations. These statements are subject to risks, uncertainties, assumptions, and other important factors that could cause actual results to differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, without limitation, our failure to obtain capital (debt, construction financing, and/or equity) or refinance debt maturities, lower than expected yields, increased interest rates and operating costs, adverse economic or real estate developments in our markets, our failure to successfully place into service and lease any properties undergoing development or redevelopment and our existing space held for future development or redevelopment (including new properties acquired for that purpose), our failure to successfully operate or lease acquired properties, decreased rental rates, increased vacancy rates or failure to renew or replace expiring leases, defaults on or non-renewal of leases by tenants, adverse general and local economic conditions, an unfavorable capital market environment, decreased leasing activity or lease renewals, failure to obtain LEED and other healthy building certifications and efficiencies, and other risks and uncertainties detailed in our filings with the Securities and Exchange Commission (“SEC”). Accordingly, you are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are made as of the date of this Earnings Press Release and Supplemental Information, and unless otherwise stated, we assume no obligation to update this information and expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For more discussion relating to risks and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q.
This document is not an offer to sell or a solicitation to buy securities of Alexandria Real Estate Equities, Inc. Any offers to sell or solicitations to buy our securities shall be made only by means of a prospectus approved for that purpose. Unless otherwise indicated, the “Company,” “Alexandria,” “ARE,” “we,” “us,” and “our” refer to Alexandria Real Estate Equities, Inc. and our consolidated subsidiaries.
Alexandria®, Lighthouse Design® logo, Building the Future of Life-Changing Innovation®, That’s What’s in Our DNA®, Labspace®, At the Vanguard and Heart of the Life Science Ecosystem™, Alexandria Center®,
Alexandria Technology Square®, Alexandria Technology Center®, and Alexandria Innovation Center® are copyrights and trademarks of Alexandria Real Estate Equities, Inc. All other company names, trademarks, and logos referenced herein are the property of their respective owners.

Earnings Call Information and About the Company
June 30, 2024

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	7

	Three Months Ended					Six Months Ended
	6/30/24	3/31/24	12/31/23	9/30/23	6/30/23	6/30/24	6/30/23
Revenues:
Income from rentals	$755,162	$755,551	$742,637	$707,531	$704,339	$1,510,713	$1,392,288
Other income	11,572	13,557	14,579	6,257	9,561	25,129	22,407
Total revenues	766,734	769,108	757,216	713,788	713,900	1,535,842	1,414,695

Expenses:
Rental operations	217,254	218,314	222,726	217,687	211,834	435,568	418,767
General and administrative	44,629	47,055	59,289	45,987	45,882	91,684	94,078
Interest	45,789	40,840	31,967	11,411	17,072	86,629	30,826
Depreciation and amortization	290,720	287,554	285,246	269,370	273,555	578,274	538,857
Impairment of real estate	30,763	—	271,890	20,649	168,575	30,763	168,575
Total expenses	629,155	593,763	871,118	565,104	716,918	1,222,918	1,251,103

Equity in earnings of unconsolidated real estate joint ventures	130	155	363	242	181	285	375
Investment (loss) income	(43,660)	43,284	8,654	(80,672)	(78,268)	(376)	(123,379)
Gain on sales of real estate	—	392	62,227	—	214,810	392	214,810
Net income (loss)	94,049	219,176	(42,658)	68,254	133,705	313,225	255,398
Net income attributable to noncontrolling interests	(47,347)	(48,631)	(45,771)	(43,985)	(43,768)	(95,978)	(87,599)
Net income (loss) attributable to Alexandria Real Estate Equities, Inc.’s stockholders	46,702	170,545	(88,429)	24,269	89,937	217,247	167,799
Net income attributable to unvested restricted stock awards	(3,785)	(3,659)	(3,498)	(2,414)	(2,677)	(7,444)	(5,283)
Net income (loss) attributable to Alexandria Real Estate Equities, Inc.’s common stockholders	$42,917	$166,886	$(91,927)	$21,855	$87,260	$209,803	$162,516

Net income (loss) per share attributable to Alexandria Real Estate Equities, Inc.’s common stockholders:
Basic	$0.25	$0.97	$(0.54)	$0.13	$0.51	$1.22	$0.95
Diluted	$0.25	$0.97	$(0.54)	$0.13	$0.51	$1.22	$0.95

Weighted-average shares of common stock outstanding:
Basic	172,013	171,949	171,096	170,890	170,864	171,981	170,824
Diluted	172,013	171,949	171,096	170,890	170,864	171,981	170,824

Dividends declared per share of common stock	$1.30	$1.27	$1.27	$1.24	$1.24	$2.57	$2.45

Consolidated Statements of Operations
June 30, 2024
(Dollars in thousands, except per share amounts)

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	8

	6/30/24	3/31/24	12/31/23	9/30/23	6/30/23
Assets
Investments in real estate	$32,673,839	$32,323,138	$31,633,511	$31,712,731	$31,178,054
Investments in unconsolidated real estate joint ventures	40,535	40,636	37,780	37,695	37,801
Cash and cash equivalents	561,021	722,176	618,190	532,390	924,370
Restricted cash	4,832	9,519	42,581	35,321	35,920
Tenant receivables	6,822	7,469	8,211	6,897	6,951
Deferred rent	1,190,336	1,138,936	1,050,319	1,012,666	984,366
Deferred leasing costs	519,629	520,616	509,398	512,216	520,610
Investments	1,494,348	1,511,588	1,449,518	1,431,766	1,495,994
Other assets	1,356,503	1,424,968	1,421,894	1,501,611	1,475,191
Total assets	$37,847,865	$37,699,046	$36,771,402	$36,783,293	$36,659,257

Liabilities, Noncontrolling Interests, and Equity
Secured notes payable	$134,942	$130,050	$119,662	$109,110	$91,939
Unsecured senior notes payable	12,089,561	12,087,113	11,096,028	11,093,725	11,091,424
Unsecured senior line of credit and commercial paper	199,552	—	99,952	—	—
Accounts payable, accrued expenses, and other liabilities	2,529,535	2,503,831	2,610,943	2,653,126	2,494,087
Dividends payable	227,408	222,134	221,824	214,450	214,555
Total liabilities	15,180,998	14,943,128	14,148,409	14,070,411	13,892,005

Commitments and contingencies

Redeemable noncontrolling interests	16,440	16,620	16,480	51,658	52,628

Alexandria Real Estate Equities, Inc.’s stockholders’ equity:
Common stock	1,720	1,720	1,719	1,710	1,709
Additional paid-in capital	18,284,611	18,434,690	18,485,352	18,651,185	18,812,318
Accumulated other comprehensive loss	(27,710)	(23,815)	(15,896)	(24,984)	(16,589)
Alexandria Real Estate Equities, Inc.’s stockholders’ equity	18,258,621	18,412,595	18,471,175	18,627,911	18,797,438
Noncontrolling interests	4,391,806	4,326,703	4,135,338	4,033,313	3,917,186
Total equity	22,650,427	22,739,298	22,606,513	22,661,224	22,714,624
Total liabilities, noncontrolling interests, and equity	$37,847,865	$37,699,046	$36,771,402	$36,783,293	$36,659,257

Consolidated Balance Sheets
June 30, 2024
(In thousands)

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	9
The following table presents a reconciliation of net income (loss) attributable to Alexandria’s common stockholders, the most directly comparable financial measure presented in accordance with U.S. generally accepted accounting principles (“GAAP”), including our share of amounts from consolidated and unconsolidated real estate joint ventures, to funds from operations attributable to Alexandria’s common stockholders – diluted, and funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted, for the periods below:

	Three Months Ended						Six Months Ended
	6/30/24		3/31/24	12/31/23	9/30/23	6/30/23	6/30/24	6/30/23
Net income (loss) attributable to Alexandria’s common stockholders – basic and diluted	$42,917		$166,886	$(91,927)	$21,855	$87,260	$209,803	$162,516
Depreciation and amortization of real estate assets	288,118		284,950	281,939	266,440	270,026	573,068	532,150
Noncontrolling share of depreciation and amortization from consolidated real estate JVs	(31,364)		(30,904)	(30,137)	(28,814)	(28,220)	(62,268)	(56,398)
Our share of depreciation and amortization from unconsolidated real estate JVs	1,068		1,034	965	910	855	2,102	1,714
Gain on sales of real estate	—		(392)	(62,227)	—	(214,810)	(392)	(214,810)
Impairment of real estate – rental properties and land	2,182		—	263,982	19,844	166,602	2,182	166,602
Allocation to unvested restricted stock awards	(1,305)		(3,469)	(2,268)	(838)	(872)	(4,736)	(2,220)
Funds from operations attributable to Alexandria’s common stockholders – diluted(1)	301,616		418,105	360,327	279,397	280,841	719,759	589,554
Unrealized losses (gains) on non-real estate investments	64,238		(29,158)	(19,479)	77,202	77,897	35,080	143,752
Impairment of non-real estate investments	12,788	(2)	14,698	23,094	28,503	22,953	27,486	22,953
Impairment of real estate	28,581	(3)	—	7,908	805	1,973	28,581	1,973
Acceleration of stock compensation expense due to executive officer resignations	—		—	18,436	1,859	—	—	—
Allocation to unvested restricted stock awards	(1,738)		247	(472)	(1,330)	(1,285)	(1,528)	(2,164)
Funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted	$405,485		$403,892	$389,814	$386,436	$382,379	$809,378	$756,068
Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Calculated in accordance with standards established by the Nareit Board of Governors.
(2)Primarily related to two non-real estate investments in privately held entities that do not report NAV.
(3)Primarily related to two potential acquisitions in our Greater Boston market, which aggregated 1.4 million of future development RSF. We initially expected to close these acquisitions after 2024 for an aggregate purchase price of
$366.8 million. Our intent for each site included the demolition of existing buildings upon expiration of the existing in-place leases and the development of life science properties. During the three months ended June 30, 2024, we decided to no longer proceed with these acquisitions as a result of the current macroeconomic environment that negatively impacted the financial outlooks for these projects, and recognized this impairment charge.

Funds From Operations and Funds From Operations per Share
June 30, 2024
(In thousands)

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	10
The following table presents a reconciliation of net income (loss) per share attributable to Alexandria’s common stockholders, the most directly comparable financial measure presented in accordance with GAAP, including our share of amounts from consolidated and unconsolidated real estate joint ventures, to funds from operations per share attributable to Alexandria’s common stockholders – diluted, and funds from operations per share attributable to Alexandria’s common stockholders – diluted, as adjusted, for the periods below. Per share amounts may not add due to rounding.

	Three Months Ended					Six Months Ended
	6/30/24	3/31/24	12/31/23	9/30/23	6/30/23	6/30/24	6/30/23
Net income (loss) per share attributable to Alexandria’s common stockholders – diluted	$0.25	$0.97	$(0.54)	$0.13	$0.51	$1.22	$0.95
Depreciation and amortization of real estate assets	1.50	1.48	1.48	1.40	1.42	2.98	2.80
Gain on sales of real estate	—	—	(0.36)	—	(1.26)	—	(1.26)
Impairment of real estate – rental properties and land	0.01	—	1.54	0.12	0.98	0.01	0.98
Allocation to unvested restricted stock awards	(0.01)	(0.02)	(0.01)	(0.01)	(0.01)	(0.02)	(0.02)
Funds from operations per share attributable to Alexandria’s common stockholders – diluted	1.75	2.43	2.11	1.64	1.64	4.19	3.45
Unrealized losses (gains) on non-real estate investments	0.37	(0.17)	(0.11)	0.45	0.46	0.20	0.84
Impairment of non-real estate investments	0.08	0.09	0.13	0.17	0.13	0.16	0.13
Impairment of real estate	0.17	—	0.05	—	0.02	0.17	0.02
Acceleration of stock compensation expense due to executive officer resignations	—	—	0.11	0.01	—	—	—
Allocation to unvested restricted stock awards	(0.01)	—	(0.01)	(0.01)	(0.01)	(0.01)	(0.01)
Funds from operations per share attributable to Alexandria’s common stockholders – diluted, as adjusted	$2.36	$2.35	$2.28	$2.26	$2.24	$4.71	$4.43

Weighted-average shares of common stock outstanding – diluted	172,013	171,949	171,096	170,890	170,864	171,981	170,824
Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.

Funds From Operations and Funds From Operations per Share (continued)
June 30, 2024
(In thousands, except per share amounts)

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	11
SUPPLEMENTAL
INFORMATION
Alexandria Real Estate Equities, Inc. (NYSE: ARE), an S&P 500® company, is a best-in-class, mission-driven life science REIT making a positive and lasting impact on the world. As the pioneer of the life science real estate niche with our founding in 1994,
Alexandria is the preeminent and longest-tenured owner, operator, and developer of collaborative life science mega campuses in AAA innovation cluster locations, including
Greater Boston, the San Francisco Bay Area, San Diego, Seattle, Maryland, Research
Triangle, and New York City. As of June 30, 2024, Alexandria has a total market capitalization of $32.5 billion and an asset base in North America that includes 42.1 million
RSF of operating properties and 5.3 million RSF of Class A/A+ properties undergoing construction and one committed near-term project expected to commence construction in the next two years. Alexandria has a longstanding and proven track record of developing
Class A/A+ properties clustered in life science mega campuses that provide our innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Alexandria also provides strategic capital to transformative life science companies through our venture capital platform. We believe our unique business model and diligent underwriting ensure a high-quality and diverse tenant base that results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value. For additional information on Alexandria, please visit
www.are.com.
Tenant base
Alexandria is known for our high-quality and diverse tenant base, with 53% of our annual rental revenue being generated from tenants that are investment-grade rated or publicly traded large cap companies. The quality, diversity, breadth, and depth of our significant relationships with our tenants provide Alexandria with high-quality and stable cash flows. Alexandria’s underwriting team and long-term industry relationships positively distinguish us from all other publicly traded REITs and real estate companies.
Executive and senior management team
Alexandria’s executive and senior management team has unique experience and expertise in creating, owning, and operating highly dynamic and collaborative life science mega campuses in key cluster locations to catalyze innovation. From design to development to the management of our high-quality, sustainable real estate, as well as our ongoing cultivation of collaborative environments with unique amenities and events, the
Alexandria team has a best-in-class reputation of excellence in life science real estate.
Alexandria’s highly experienced management team includes regional market directors with leading reputations and longstanding relationships within the life science communities in their respective innovation clusters. We believe that our experience, expertise, reputation, and key relationships in the real estate and life science industries provide Alexandria significant competitive advantages in attracting new business opportunities.
Alexandria’s executive and senior management team consists of
64 individuals, averaging 23 years of real estate experience, including 13 years with Alexandria. Our executive management team alone averages 19 years with Alexandria.

EXECUTIVE MANAGEMENT TEAM

Joel S. Marcus	Peter M. Moglia
Executive Chairman & Founder	Chief Executive Officer & Chief Investment Officer

Daniel J. Ryan	Hunter L. Kass
Co-President & Regional Market Director – San Diego	Co-President & Regional Market Director – Greater Boston

Marc E. Binda	Vincent R. Ciruzzi
Chief Financial Officer & Treasurer	Chief Development Officer

Lawrence J. Diamond	Joseph Hakman
Co-Chief Operating Officer & Regional Market Director – Maryland	Co-Chief Operating Officer & Chief Strategic Transactions Officer

Hart Cole	Jackie B. Clem
Executive Vice President – Capital Markets/Strategic Operations & Co-Regional Market Director – Seattle	General Counsel & Secretary

Gary D. Dean	Andres R. Gavinet
Executive Vice President – Real Estate Legal Affairs	Chief Accounting Officer

Onn C. Lee	Kristina A. Fukuzaki-Carlson
Executive Vice President – Accounting	Executive Vice President – Business Operations

Madeleine T. Alsbrook
Executive Vice President – Talent Management

Company Profile
June 30, 2024

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	13

Corporate Headquarters	New York Stock Exchange Trading Symbol	Information Requests
26 North Euclid Avenue	Common stock: ARE	Phone:	(626) 578-0777
Pasadena, California 91101		Email:	corporateinformation@are.com
www.are.com		Website:	investor.are.com

Equity Research Coverage

Alexandria is currently covered by the following research analysts. This list may be incomplete and is subject to change as firms initiate or discontinue coverage of our company.
Please note that any opinions, estimates, or forecasts regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, estimates, or forecasts of Alexandria or our management. Alexandria does not by our reference or distribution of the information below imply our endorsement of or concurrence with any opinions, estimates, or forecasts of these analysts. Interested persons may obtain copies of analysts’ reports on their own as we do not distribute these reports. Several of these firms may, from time to time, own our stock and/or hold other long or short positions in our stock and may provide compensated services to us.

BNP Paribas Exane	Citigroup Global Markets Inc.	Jefferies Research Services, LLC	RBC Capital Markets
Nate Crossett / Monir Koummal	Nicholas Joseph / Michael Griffin	Peter Abramowitz / Ahmed Mehri	Michael Carroll / Aditi Balachandran
(646) 342-1588 / (646) 342-1554	(212) 816-1909 / (212) 816-5871	(212) 336-7241 / (212) 778-8456	(440) 715-2649 / (212) 428-6200

BofA Securities	Citizens JMP Securities, LLC	J.P. Morgan Securities LLC	Robert W. Baird & Co. Incorporated
Jeff Spector / Joshua Dennerlein	Aaron Hecht	Anthony Paolone / Ray Zhong	Wesley Golladay / Nicholas Thillman
(646) 855-1363 / (646) 855-1681	(415) 835-3963	(212) 622-6682 / (212) 622-5411	(216) 737-7510 / (414) 298-5053

BTIG, LLC	Evercore ISI	Mizuho Securities USA LLC	Wedbush Securities
Tom Catherwood / John Nickodemus	Steve Sakwa / James Kammert	Vikram Malhotra / Georgi Dinkov	Richard Anderson / Jay Kornreich
(212) 738-6140 / (212) 738-6050	(212) 446-9462 / (312) 705-4233	(212) 282-3827 / (617) 352-1721	(212) 931-7001 / (212) 938-9942

CFRA	Green Street
Michael Elliott	Dylan Burzinski
(646) 517-5742	(949) 640-8780

Fixed Income Research Coverage		Rating Agencies
Barclays Capital Inc.	J.P. Morgan Securities LLC	Moody’s Investors Service	S&P Global Ratings
Srinjoy Banerjee / Japheth Otieno	Mark Streeter	(212) 553-0376	Alan Zigman
(212) 526-3521 / (212) 526-6961	(212) 834-5086		(416) 507-2556

Investor Information
June 30, 2024

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	14

	Three Months Ended (unless stated otherwise)
	6/30/24		3/31/24	12/31/23	9/30/23	6/30/23
Selected financial data from consolidated financial statements and related information
Rental revenues	$576,835	(1)	$581,400	$561,428	$526,352	$537,889
Tenant recoveries	$178,327		$174,151	$181,209	$181,179	$166,450
General and administrative expenses	$44,629		$47,055	$59,289	$45,987	$45,882
General and administrative expenses as a percentage of net operating income – trailing 12 months	9.2%		9.5%	9.8%	9.3%	9.7%
Operating margin	72%		72%	71%	70%	70%
Adjusted EBITDA margin	72%		72%	69%	69%	70%
Adjusted EBITDA – quarter annualized	$2,216,144		$2,206,428	$2,094,988	$1,971,440	$1,986,760
Adjusted EBITDA – trailing 12 months	$2,122,250		$2,064,904	$1,997,518	$1,935,505	$1,895,336

Net debt at end of period	$11,940,144		$11,569,666	$10,731,200	$10,713,620	$10,303,736
Net debt and preferred stock to Adjusted EBITDA – quarter annualized	5.4x		5.2x	5.1x	5.4x	5.2x
Net debt and preferred stock to Adjusted EBITDA – trailing 12 months	5.6x		5.6x	5.4x	5.5x	5.4x

Total debt and preferred stock at end of period	$12,424,055		$12,217,163	$11,315,642	$11,202,835	$11,183,363
Gross assets at end of period	$43,305,279		$42,915,903	$41,756,421	$41,639,729	$41,306,090
Total debt and preferred stock to gross assets at end of period	29%		28%	27%	27%	27%

Fixed-charge coverage ratio – quarter annualized	4.5x		4.7x	4.5x	4.8x	4.7x
Fixed-charge coverage ratio – trailing 12 months	4.6x		4.7x	4.7x	4.9x	4.9x
Unencumbered net operating income as a percentage of total net operating income	99.1%		99.3%	99.8%	99.8%	99.8%

Closing stock price at end of period	$116.97		$128.91	$126.77	$100.10	$113.49
Common shares outstanding (in thousands) at end of period	172,018		172,008	171,911	170,997	170,870
Total equity capitalization at end of period	$20,120,907		$22,173,547	$21,793,107	$17,116,784	$19,392,011
Total market capitalization at end of period	$32,544,962		$34,390,710	$33,108,749	$28,319,619	$30,575,374

Dividend per share – quarter/annualized	$1.30/$5.20		$1.27/$5.08	$1.27/$5.08	$1.24/$4.96	$1.24/$4.96
Dividend payout ratio for the quarter	55%		54%	56%	55%	55%
Dividend yield – annualized	4.4%		3.9%	4.0%	5.0%	4.4%

Amounts related to operating leases:
Operating lease liabilities at end of period	$379,223		$381,578	$382,883	$384,958	$386,545
Rent expense	$9,412		$8,683	$8,964	$8,317	$8,518

Capitalized interest	$81,039		$81,840	$89,115	$96,119	$91,674
Average real estate basis capitalized during the period	$7,936,612		$8,163,289	$9,116,700	$9,872,650	$9,580,655
Weighted-average interest rate for capitalization of interest during the period	3.96%		3.92%	3.92%	3.77%	3.77%
Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)  Decline in rental revenues from 1Q24 includes the temporary loss of revenues from 308,446 RSF at 311 Arsenal Street, which was placed into redevelopment during 1H24.

Financial and Asset Base Highlights
June 30, 2024
(Dollars in thousands, except per share amounts)

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	15

	Three Months Ended (unless stated otherwise)
	6/30/24	3/31/24	12/31/23	9/30/23	6/30/23
Amounts included in funds from operations and non-revenue-enhancing capital expenditures
Straight-line rent revenue	$48,338	$48,251	$41,586	$29,805	$29,335
Amortization of acquired below-market leases	$22,515	$30,340	$23,684	$23,222	$24,789
Straight-line rent expense on ground leases	$341	$358	$366	$372	$373
Stock compensation expense	$14,507	$17,125	$34,592	$16,288	$15,492
Amortization of loan fees	$4,146	$4,142	$4,059	$4,059	$3,729
Amortization of debt discounts	$(328)	$(318)	$(309)	$(306)	$(304)
Non-revenue-enhancing capital expenditures:
Building improvements	$4,210	$4,293	$4,167	$4,510	$4,376
Tenant improvements and leasing commissions	$15,724	$21,144	$12,155	$7,560	$38,587
Funds from operations attributable to noncontrolling interests	$78,711	$79,535	$75,908	$72,799	$71,988

Operating statistics and related information (at end of period)
Number of properties – North America	408	410	411	419	414
RSF – North America (including development and redevelopment projects under construction)	47,085,993	47,206,639	47,228,485	47,089,826	46,408,793
Total square feet – North America	74,103,404	74,069,321	73,532,305	75,057,289	74,854,150
Annual rental revenue per occupied RSF – North America	$56.87	$56.86	$56.08	$53.34	$53.09
Occupancy of operating properties – North America	94.6%	94.6%	94.6%	93.7%	93.6%
Occupancy of operating and redevelopment properties – North America	89.9%	90.2%	90.2%	89.4%	89.2%
Weighted-average remaining lease term (in years)	7.4	7.5	7.4	7.0	7.2

Total leasing activity – RSF	1,114,001	1,142,857	889,737	867,582	1,325,326
Lease renewals and re-leasing of space – change in average new rental rates over expiring rates:
Rental rate increases	7.4%	33.0%	9.2%	28.8%	16.6%
Rental rate increases (cash basis)	3.7%	19.0%	5.5%	19.7%	8.3%
RSF (included in total leasing activity above)	589,650	994,770	477,142	396,334	1,052,872

Top 20 tenants:
Annual rental revenue	$805,751	$802,605	$769,066	$655,990	$629,362
Annual rental revenue from investment-grade or publicly traded large cap tenants	92%	92%	92%	91%	90%
Weighted-average remaining lease term (in years)	9.4	9.7	9.6	8.9	9.4

Same property – percentage change over comparable quarter from prior year:
Net operating income increases	1.5%	1.0%	0.7%	3.1%	3.0%
Net operating income increases (cash basis)	3.9%	4.2%	0.8%	4.6%	4.9%

Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.

Financial and Asset Base Highlights (continued)
June 30, 2024
(Dollars in thousands, except annual rental revenue per occupied RSF amounts)

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	16

Stable Cash Flows From Our High-Quality and Diverse Mix of Approximately 800 Tenants

Investment-Grade or Publicly Traded Large Cap Tenants
92%

of ARE’s Top 20 Tenant Annual Rental Revenue

53%

Percentage of ARE’s Annual Rental Revenue	of ARE’s Annual Rental Revenue

Life Science
Product,
Service, and
Device
Multinational
Pharmaceutical
Public
Biotechnology –
Approved or
Marketed
Product
Public
Biotechnology –
Preclinical or
Clinical Stage
Private
Biotechnology
Other(2)
Investment-Grade or
Large Cap Tech
Future Change
in Use(1)
Biomedical and
Government
Institutions
As of June 30, 2024. Annual rental revenue represents amounts in effect as of June 30, 2024. Refer to “Definitions and reconciliations” in the Supplemental Information for additional details, including our methodology of calculating annual rental revenue from unconsolidated real estate joint ventures.
(1)Represents annual rental revenue generated from space that is currently targeted for a future change in use to laboratory space, including 1.0% of annual rental revenue that is generated from covered land play projects for future development opportunities. The weighted-average remaining term of these leases is 2.9 years.
(2)Represents the percentage of our annual rental revenue generated by “Other” tenants, which comprise technology, professional services, finance, telecommunications, and construction/real estate companies, and (by less than 1.0% of our annual rental revenue) retail-related tenants.

High-Quality and Diverse Client Base
June 30, 2024

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	17
Long-Duration and Stable Cash Flows From
High-Quality and Diverse Tenants

Sustained Strength in Tenant Collections(1)

99.9%	99.7%

2Q24	July 2024

Long-Duration Lease Terms

9.4 Years	7.4 Years

Top 20 Tenants	All Tenants

Weighted-Average Remaining Term(2)
(1)Represents the portion of total receivables billed for each period collected as of July 22, 2024.
(2)Based on annual rental revenue in effect as of June 30, 2024.

High-Quality and Diverse Client Base (continued)
June 30, 2024

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	18
Solid Historical Occupancy of 96% Over Past 10 Years(1) From
Historically Strong Demand for Our Class A/A+ Properties in AAA Locations

Mega Campuses	Occupancy Across Key Locations

Percentage of ARE’s Annual Rental Revenue

(2)
74%
Mega
Campuses
26%
Non-Mega
Campuses
As of June 30, 2024. Annual rental revenue represents amounts in effect as of June 30, 2024. Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Represents average occupancy of operating properties as of each December 31 from 2015 through 2023 and as of June 30, 2024.
(2)Refer to footnote 1 under “Summary of occupancy” in “Summary of properties and occupancy” in the Supplemental Information for additional details.

Occupancy
June 30, 2024

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	19

Same Property Net Operating Income Growth		Rental Rate Growth: Renewed/Re-Leased Space

Margins(1)		Favorable Lease Structure(2)

Operating	Adjusted EBITDA	Strategic Lease Structure by Owner and Operator of Collaborative Life Science Mega Campuses
72%	72%	Increasing cash flows
		Percentage of leases containing annual rent escalations	96%
		Stable cash flows
Weighted-Average Lease Term of Executed Leases(3)		Percentage of triple net leases	94%

8.8 Years		Lower capex burden
		Percentage of leases providing for the recapture of capital expenditures	93%

Refer to “Same property performance” and “Definitions and reconciliations” in the Supplemental Information for additional details. “Definitions and reconciliations” contains the definition of “Net operating income” and its reconciliation from the most directly comparable financial measure presented in accordance with GAAP.
(1)For the three months ended June 30, 2024.
(2)Percentages calculated based on our annual rental revenue in effect as of June 30, 2024.
(3)Represents the weighted-average lease term of executed leases for the 10-year period from December 31, 2015 through June 30, 2024.

Key Operating Metrics
June 30, 2024

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	20

	June 30, 2024			June 30, 2024
Same Property Financial Data	Three Months Ended	Six Months Ended	Same Property Statistical Data	Three Months Ended	Six Months Ended
Percentage change over comparable period from prior year:			Number of same properties	350	346
Net operating income increase	1.5%	1.1%	Rentable square feet	35,626,897	34,775,838
Net operating income increase (cash basis)	3.9%	3.7%	Occupancy – current-period average	94.6%	94.2%
Operating margin	70%	70%	Occupancy – same-period prior-year average	94.4%	94.6%

	Three Months Ended June 30,				Six Months Ended June 30,
	2024	2023	$ Change	% Change	2024	2023	$ Change	% Change
Income from rentals:
Same properties	$464,917	$454,603	$10,314	2.3%	$910,423	$893,008	$17,415	2.0%
Non-same properties	111,918	83,286	28,632	34.4	247,812	163,183	84,629	51.9
Rental revenues	576,835	537,889	38,946	7.2	1,158,235	1,056,191	102,044	9.7

Same properties	156,945	153,802	3,143	2.0	311,894	303,702	8,192	2.7
Non-same properties	21,382	12,648	8,734	69.1	40,584	32,395	8,189	25.3
Tenant recoveries	178,327	166,450	11,877	7.1	352,478	336,097	16,381	4.9

Income from rentals	755,162	704,339	50,823	7.2	1,510,713	1,392,288	118,425	8.5

Same properties	377	300	77	25.7	715	737	(22)	(3.0)
Non-same properties	11,195	9,261	1,934	20.9	24,414	21,670	2,744	12.7
Other income	11,572	9,561	2,011	21.0	25,129	22,407	2,722	12.1

Same properties	622,239	608,705	13,534	2.2	1,223,032	1,197,447	25,585	2.1
Non-same properties	144,495	105,195	39,300	37.4	312,810	217,248	95,562	44.0
Total revenues	766,734	713,900	52,834	7.4	1,535,842	1,414,695	121,147	8.6

Same properties	185,721	178,544	7,177	4.0	366,985	350,672	16,313	4.7
Non-same properties	31,533	33,290	(1,757)	(5.3)	68,583	68,095	488	0.7
Rental operations	217,254	211,834	5,420	2.6	435,568	418,767	16,801	4.0

Same properties	436,518	430,161	6,357	1.5	856,047	846,775	9,272	1.1
Non-same properties	112,962	71,905	41,057	57.1	244,227	149,153	95,074	63.7
Net operating income	$549,480	$502,066	$47,414	9.4%	$1,100,274	$995,928	$104,346	10.5%

Net operating income – same properties	$436,518	$430,161	$6,357	1.5%	$856,047	$846,775	$9,272	1.1%
Straight-line rent revenue	(17,856)	(26,981)	9,125	(33.8)	(32,773)	(51,793)	19,020	(36.7)
Amortization of acquired below-market leases	(15,910)	(15,619)	(291)	1.9	(30,910)	(30,758)	(152)	0.5
Net operating income – same properties (cash basis)	$402,752	$387,561	$15,191	3.9%	$792,364	$764,224	$28,140	3.7%

Refer to “Same property comparisons” under “Definitions and reconciliations” in the Supplemental Information for additional details, including a reconciliation of same properties to total properties. “Definitions and reconciliations” also contains definitions of “Tenant recoveries” and “Net operating income” and their respective reconciliations from the most directly comparable financial measures presented in accordance with GAAP.

Same Property Performance
June 30, 2024
(Dollars in thousands)

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	21

	Three Months Ended				Six Months Ended		Year Ended
	June 30, 2024				June 30, 2024		December 31, 2023
	Including Straight-Line Rent		Cash Basis		Including Straight-Line Rent	Cash Basis	Including Straight-Line Rent	Cash Basis
Leasing activity:
Renewed/re-leased space(1)
Rental rate changes	7.4%	(2)	3.7%	(2)	26.2%	15.0%	29.4%	15.8%
New rates	$46.56		$47.92		$69.43	$68.20	$52.35	$50.82
Expiring rates	$43.34		$46.23		$55.02	$59.32	$40.46	$43.87
RSF	589,650				1,584,420		3,046,386
Tenant improvements/leasing commissions	$31.83				$25.32		$26.09
Weighted-average lease term	4.4 years				8.0 years		8.7 years

Developed/redeveloped/previously vacant space leased(3)
New rates	$67.96		$65.59		$68.85	$66.73	$65.66	$59.74
RSF	524,351				672,438		1,259,686
Weighted-average lease term	7.4 years				7.2 years		13.8 years

Leasing activity summary (totals):
New rates	$57.55		$56.99		$69.26	$67.78	$56.09	$53.33
RSF	1,114,001				2,256,858		4,306,072
Weighted-average lease term	6.6 years				7.7 years		11.3 years

Lease expirations(1)
Expiring rates	$46.19		$48.02		$52.27	$55.24	$43.84	$45.20
RSF	888,415				2,301,346		5,027,773
Leasing activity includes 100% of results for properties in North America in which we have an investment.
(1)Excludes month-to-month leases aggregating 129,549 RSF and 86,092 RSF as of June 30, 2024 and December 31, 2023, respectively. During the trailing twelve months ended June 30, 2024, we granted free rent concessions averaging 0.8 months per annum.
(2)Includes one renewal aggregating 34,611 RSF in our Greater Stanford submarket. Excluding this renewal, rental rate changes for 2Q24 were 13.6% and 9.1% (cash basis). Rental rate changes can experience volatility from quarter to quarter based on the volume and mix of leases executed. Refer to “Guidance” in the Earnings Press Release for rental rate changes expected from leases executed for the year ending December 31, 2024.
(3)Refer to “New Class A/A+ development and redevelopment properties: summary of pipeline” in the Supplemental Information for additional details, including total project costs.

Leasing Activity
June 30, 2024
(Dollars per RSF)

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	22

Year	RSF	Percentage of Occupied RSF	Annual Rental Revenue (per RSF)(1)	Percentage of Annual Rental Revenue
2024 (2)	1,629,725	4.1%	$52.61	3.9%
2025	3,969,159	10.1%	$52.32	9.4%
2026	2,741,258	6.9%	$52.81	6.6%
2027	3,155,424	8.0%	$52.84	7.6%
2028	4,697,787	11.9%	$51.91	11.1%
2029	2,519,629	6.4%	$51.26	5.9%
2030	2,732,244	6.9%	$46.39	5.8%
2031	3,655,986	9.3%	$54.89	9.1%
2032	1,078,558	2.7%	$59.67	2.9%
2033	2,872,541	7.3%	$51.57	6.7%
Thereafter	10,398,273	26.4%	$65.96	31.0%

Market	2024 Contractual Lease Expirations (in RSF)							Annual Rental Revenue (per RSF)(1)	2025 Contractual Lease Expirations (in RSF)						Annual Rental Revenue (per RSF)(1)
	Leased	Negotiating/ Anticipating	Targeted for Future Development/Redevelopment(3)		Remaining Expiring Leases(4)		Total(2)		Leased	Negotiating/ Anticipating	Targeted for Future Development/ Redevelopment(3)	Remaining Expiring Leases(5)		Total
			Committed Near-Term/ Priority Anticipated	Future
Greater Boston	14,075	57,179	—	104,500	210,588		386,342	$78.66	44,332	38,705	25,312	890,639	(6)	998,988	$78.18
San Francisco Bay Area	—	58,517	107,250	—	252,300		418,067	55.48	35,797	83,980	—	491,082		610,859	71.91
San Diego	27,119	—	—	226,144	17,408		270,671	29.33	22,324	28,854	269,048	257,832		578,058	27.46
Seattle	18,107	—	—	—	111,263		129,370	20.78	—	14,058	50,552	215,294		279,904	31.76
Maryland	—	—	—	—	10,919		10,919	5.62	35,055	—	—	185,357		220,412	28.41
Research Triangle	—	10,478	—	—	18,439		28,917	37.70	—	—	—	320,957		320,957	51.34
New York City	—	5,896	—	—	355,792	(7)	361,688	53.71	—	—	—	67,215		67,215	106.25
Texas	—	—	—	—	—		—	—	—	357,136	198,972	247,246		803,354	36.27
Canada	13,321	—	—	—	—		13,321	26.58	—	—	—	88,412		88,412	20.31
Non-cluster/other markets	—	—	—	—	10,430		10,430	57.02	—	—	—	1,000		1,000	49.20
Total	72,622	132,070	107,250	330,644	987,139		1,629,725	$52.61	137,508	522,733	543,884	2,765,034		3,969,159	$52.32
Percentage of expiring leases	4%	8%	7%	20%	61%		100%		3%	13%	14%	70%		100%

(1)Represents amounts in effect as of June 30, 2024.
(2)Excludes month-to-month leases aggregating 129,549 RSF as of June 30, 2024.
(3)Primarily represents assets that were recently acquired for future value-creation opportunities, for which we expect, subject to market conditions and leasing, to commence first-time conversion from non-laboratory space to laboratory space, or to commence future ground-up development. As of June 30, 2024, annual rental revenue from these leases expiring in 2024 and 2025 is $42.98 per RSF and $32.71 per RSF, respectively. The weighted-average expiration date of these leases expiring in 2024 and 2025 is September 29, 2024 and January 12, 2025, respectively. Refer to “Investments in real estate” under “Definitions and reconciliations” in the Supplemental Information for additional details, including value-creation square feet currently included in rental properties.
(4)Excluding the expiration described in footnote 7, the largest remaining contractual lease expiration in 2024 is 97,702 RSF in our Mission Bay submarket, where we are working to retain the current tenant.
(5)Key remaining expiring leases in 2025 include 600,477 RSF in three submarkets with a weighted-average expiration date of February 1, 2025 and annual rental revenue as of June 30, 2024 aggregating approximately $37 million comprised of the following: (i) 248,700 RSF at our Alexandria Technology Square® mega campus in our Cambridge submarket, of which 171,945 RSF is expected to be repositioned from single-tenancy to multi-tenancy, and we are evaluating options to reposition the remaining 76,755 RSF; (ii) 247,246 RSF of industrial and R&D space in our Austin submarket for which we are evaluating options to market for re-lease or reposition the space; and (iii) 104,531 RSF in our Research Triangle market that is currently being marketed for re-lease. We expect downtime on these spaces to range from 12 to 24 months on a weighted average basis.
(6)Includes 816,048 RSF of contractual lease expirations in our Cambridge/Inner Suburbs submarket. Refer to footnote 5 for additional details.
(7)Includes 349,947 RSF at 219 East 42nd Street that was classified as held for sale as of June 30, 2024 and was sold in July 2024.

Contractual Lease Expirations
June 30, 2024

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	23
92% of Top 20 Tenant Annual Rental Revenue Is From Investment-Grade
or Publicly Traded Large Cap Tenants(1)

	Tenant	Remaining Lease Term(1) (in years)		Aggregate RSF	Annual Rental Revenue(1)	Percentage of Annual Rental Revenue(1)	Investment-Grade Credit Ratings		Average Market Cap(1) (in billions)

							Moody’s	S&P
1	Moderna, Inc.	12.9		1,385,536	$127,122	5.7%	—	—	$40.5
2	Eli Lilly and Company	8.6		1,134,349	92,931	4.2	A2	A+	$620.0
3	Bristol-Myers Squibb Company	6.6		999,379	76,363	3.4	A2	A+	$107.4
4	Takeda Pharmaceutical Company Limited	10.9		549,759	47,899	2.2	Baa2	BBB+	$45.4
5	Roche	5.8		770,279	45,888	2.1	Aa2	AA	$224.0
6	Illumina, Inc.	6.6		955,669	41,588	1.9	Baa3	BBB	$21.4
7	Alphabet Inc.	3.0		724,223	39,155	1.8	Aa2	AA+	$1,805.5
8	2seventy bio, Inc.(2)	9.2		312,805	33,543	1.5	—	—	$0.2
9	Novartis AG	4.1		450,563	30,969	1.4	A1	AA-	$227.3
10	Harvard University	6.3		343,858	28,872	1.3	Aaa	AAA	$—
11	Cloud Software Group, Inc.	2.7	(3)	292,013	28,537	1.3	—	—	$—
12	United States Government	6.1		429,359	28,491	1.3	Aaa	AA+	$—
13	Uber Technologies, Inc.	58.3	(4)	1,009,188	27,765	1.3	—	—	$123.5
14	AstraZeneca PLC	5.3		450,848	27,156	1.2	A3	A	$213.0
15	Pfizer Inc.	0.7	(5)	504,716	23,730	1.1	A1	A+	$171.0
16	Sanofi	6.5		267,278	21,444	1.0	A1	AA	$126.0
17	Merck & Co., Inc.	9.0		337,703	21,401	1.0	A1	A+	$293.8
18	Amgen Inc.	8.5		428,227	21,314	1.0	Baa1	—	$148.0
19	New York University	7.6		218,983	21,056	0.9	Aa2	AA-	$—
20	Massachusetts Institute of Technology	5.0		246,725	20,527	0.9	Aaa	AAA	$—
	Total/weighted-average	9.4	(4)	11,811,460	$805,751	36.5%
Annual rental revenue and RSF include 100% of each property managed by us in North America. Refer to “Annual rental revenue” and “Investment-grade or publicly traded large cap tenants” under “Definitions and reconciliations” in the
Supplemental Information for additional details, including our methodology of calculating annual rental revenue from unconsolidated real estate joint ventures and average market capitalization, respectively.
(1)Based on annual rental revenue in effect as of June 30, 2024.
(2)As of March 31, 2024, 2seventy bio, Inc. held $181.4 million of cash, cash equivalents, and marketable securities. In March 2024, Regeneron Pharmaceuticals, Inc., a publicly traded biotechnology company with investment-grade credit ratings of Baa1 and BBB+ assigned by Moody’s and S&P, respectively, entered into a sublease for approximately 195,000 RSF, or 69.6% of our annual rental revenue generated from 2seventy bio as of June 30, 2024. Additionally, 90.2% of the annual rental revenue generated by 2seventy bio is guaranteed by another related public biotechnology company.
(3)Consists of one lease at a property acquired in 2022 with future development and redevelopment opportunities. This lease with Cloud Software Group, Inc. (formerly known as TIBCO Software, Inc.) was in place when we acquired the property.
(4)Includes (i) ground leases for land at 1455 and 1515 Third Street (two buildings aggregating 422,980 RSF) and (ii) leases at 1655 and 1725 Third Street (two buildings aggregating 586,208 RSF) in our Mission Bay submarket owned by our unconsolidated real estate joint venture in which we have an ownership interest of 10%. Annual rental revenue is presented using 100% of the annual rental revenue from our consolidated properties and our share of annual rental revenue from our unconsolidated real estate joint ventures. Refer to footnote 1 for additional details. Excluding these ground leases, the weighted-average remaining lease term for our top 20 tenants was 8.0 years as of June 30, 2024.
(5)Primarily relates to one office building in our New York City submarket aggregating 349,947 RSF with a contractual lease expiration in July 2024, which was classified as held for sale as of June 30, 2024 and sold in July 2024.

Top 20 Tenants
June 30, 2024
(Dollars in thousands, except average market cap amounts)

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	24
Summary of properties

Market	RSF						Number of Properties	Annual Rental Revenue
	Operating	Development	Redevelopment		Total	% of Total		Total	% of Total	Per RSF
Greater Boston	10,751,016	764,036	1,638,878	(1)	13,153,930	28%	73	$848,799	38%	$83.84
San Francisco Bay Area	7,863,964	498,142	282,054		8,644,160	18	66	449,633	20	65.52
San Diego	7,757,132	1,186,104	—		8,943,236	19	88	328,872	15	44.60
Seattle	3,188,135	31,270	34,306		3,253,711	7	44	138,136	6	45.73
Maryland	3,804,438	292,946	—		4,097,384	9	51	135,978	6	37.45
Research Triangle	3,923,169	—	—		3,923,169	8	40	123,315	6	32.27
New York City	922,477	—	—		922,477	2	4	72,885	3	92.89
Texas	1,845,159	—	73,298		1,918,457	4	15	57,830	3	32.83
Canada	933,660	—	139,311		1,072,971	2	12	20,353	1	22.98
Non-cluster/other markets	347,806	—	—		347,806	1	10	15,180	1	57.70
Properties held for sale	808,692	—	—		808,692	2	5	25,994	1	N/A
North America	42,145,648	2,772,498	2,167,847		47,085,993	100%	408	$2,216,975	100%	$56.87
		4,940,345
(1)Primarily includes our active redevelopment projects aggregating 716,604 RSF at 40, 50, and 60 Sylvan Road and 840 Winter Street located on the Alexandria Center® for Life Science – Waltham mega campus, which are 43% leased/negotiating on a combined basis. This mega campus project is expected to capture demand in our Route 128 submarket.
Summary of occupancy

	Operating Properties				Operating and Redevelopment Properties
Market	6/30/24		3/31/24	6/30/23	6/30/24	3/31/24	6/30/23
Greater Boston	94.2%		94.5%	92.5%	81.7%	83.3%	83.2%
San Francisco Bay Area	94.0		94.4	95.5	90.7	91.2	91.9
San Diego	95.1		95.2	92.8	95.1	95.2	92.8
Seattle	94.7		94.9	95.1	93.7	93.9	89.5
Maryland	96.5		95.4	96.2	96.5	95.4	94.9
Research Triangle	97.4		97.8	94.3	97.4	97.8	94.3
New York City	85.1	(1)	84.4	88.9	85.1	84.4	88.9
Texas	95.5		95.1	95.1	91.8	91.5	91.0
Subtotal	94.7		94.9	93.8	90.2	90.6	89.8
Canada	94.9		91.8	87.3	82.5	77.8	69.2
Non-cluster/other markets	75.6		75.4	81.3	75.6	75.4	81.3
North America	94.6%		94.6%	93.6%	89.9%	90.2%	89.2%

(1)The Alexandria Center® for Life Science – New York City mega campus is 95.5% occupied as of June 30, 2024. Occupancy percentage in our New York City market reflects vacancy at the Alexandria Center® for Life
Science – Long Island City property, which was 41.7% occupied as of June 30, 2024.

Summary of Properties and Occupancy
June 30, 2024
(Dollars in thousands, except per RSF amounts)

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	25
Mega Campuses Encompass 74% of Our Annual Rental Revenue

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

Greater Boston
Cambridge/Inner Suburbs
Mega Campus: Alexandria Center® at Kendall Square	2,856,042	—	—	2,856,042	11	$279,665	99.7%	99.7%
50(1), 60(1), 75/125(1), 100(1), and 225(1) Binney Street, 140 and 215 First Street, 150 Second Street, 300 Third Street(1), 11 Hurley Street, and 100 Edwin H. Land Boulevard
Mega Campus: Alexandria Center® at One Kendall Square	1,370,401	—	—	1,370,401	12	143,806	85.2	85.2
One Kendall Square (Buildings 100, 200, 300, 400, 500, 600/700, 1400, 1800, and 2000), 325 and 399 Binney Street, and One Hampshire Street(2)
Mega Campus: Alexandria Technology Square®	1,185,284	—	—	1,185,284	7	116,345	100.0	100.0
100, 200, 300, 400, 500, 600, and 700 Technology Square
Mega Campus: The Arsenal on the Charles	702,623	109,481	308,446	1,120,550	13	56,034	100.0	69.5
311, 321, and 343 Arsenal Street, 300, 400, and 500 North Beacon Street, 1, 2, 3, and 4 Kingsbury Avenue, and 100, 200, and 400 Talcott Avenue
Mega Campus: 480 Arsenal Way and 446, 458, 500, and 550 Arsenal Street	517,442	—	—	517,442	5	24,993	96.7	96.7
99 Coolidge Avenue(1)	116,414	204,395	—	320,809	1	15,265	100.0	100.0
Cambridge/Inner Suburbs	6,748,206	313,876	308,446	7,370,528	49	636,108	96.6	92.4
Fenway
Mega Campus: Alexandria Center® for Life Science – Fenway	1,218,257	450,160	159,959	1,828,376	3	93,450	89.3	78.9
401 and 421(1) Park Drive and 201 Brookline Avenue(1)
Seaport Innovation District
5 and 15(1) Necco Street	441,396	—	—	441,396	2	39,570	75.7	75.7
Seaport Innovation District	441,396	—	—	441,396	2	39,570	75.7	75.7
Route 128
Mega Campus: Alexandria Center® for Life Science – Waltham	326,110	—	716,604	1,042,714	5	23,198	100.0	31.3
40, 50, and 60 Sylvan Road, 35 Gatehouse Drive, and 840 Winter Street
Mega Campus: One Moderna Way	721,988	—	—	721,988	4	31,135	100.0	100.0
19, 225, and 235 Presidential Way	585,226	—	—	585,226	3	14,474	100.0	100.0
Route 128	1,633,324	—	716,604	2,349,928	12	68,807	100.0	69.3
Other	709,833	—	453,869	1,163,702	7	10,864	77.2	47.1
Greater Boston	10,751,016	764,036	1,638,878	13,153,930	73	$848,799	94.2%	81.7%

Refer to “New Class A/A+ development and redevelopment properties: summary of pipeline” and “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” in the Supplemental Information for additional details.
(2)Subject to market conditions and leasing, we may consider options to redevelop our One Hampshire Street property into new Class A+ laboratory space.

Property Listing
June 30, 2024
(Dollars in thousands)

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	26

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

San Francisco Bay Area
Mission Bay
Mega Campus: Alexandria Center® for Science and Technology – Mission Bay(1)	2,009,054	212,796	—	2,221,850	10	$91,820	95.2%	95.2%
1455(2), 1515(2), 1655, and 1725 Third Street, 409 and 499 Illinois Street, 1450, 1500, and 1700 Owens Street, and 455 Mission Bay Boulevard South
Mission Bay	2,009,054	212,796	—	2,221,850	10	91,820	95.2	95.2
South San Francisco
Mega Campus: Alexandria Technology Center® – Gateway(1)	1,386,971	—	282,054	1,669,025	12	72,964	82.5	68.5
600(2), 601, 611, 630(2), 650(2), 651, 681, 685, 701, 751, 901(2), and 951(2) Gateway Boulevard
Mega Campus: Alexandria Center® for Advanced Technologies – South San Francisco	919,703	—	—	919,703	5	57,788	100.0	100.0
213(1), 249, 259, 269, and 279 East Grand Avenue
Alexandria Center® for Life Science – South San Francisco	503,388	—	—	503,388	3	32,134	92.2	92.2
201 Haskins Way and 400 and 450 East Jamie Court
Mega Campus: Alexandria Center® for Advanced Technologies – Tanforan	445,232	—	—	445,232	2	4,020	100.0	100.0
1122 and 1150 El Camino Real
Alexandria Center® for Life Science – Millbrae(1)	—	285,346	—	285,346	1	—	N/A	N/A
230 Harriet Tubman Way
500 Forbes Boulevard(1)	155,685	—	—	155,685	1	10,680	100.0	100.0
South San Francisco	3,410,979	285,346	282,054	3,978,379	24	177,586	91.7	84.7
Greater Stanford
Mega Campus: Alexandria Center® for Life Science – San Carlos	739,157	—	—	739,157	9	49,891	97.4	97.4
825, 835, 960, and 1501-1599 Industrial Road
Alexandria Stanford Life Science District	703,843	—	—	703,843	9	65,462	97.4	97.4
3160, 3165, 3170, and 3181 Porter Drive and 3301, 3303, 3305, 3307, and 3330 Hillview Avenue
3412, 3420, 3440, 3450, and 3460 Hillview Avenue	340,103	—	—	340,103	5	23,610	82.9	82.9
3875 Fabian Way	228,000	—	—	228,000	1	9,402	100.0	100.0
2475 and 2625/2627/2631 Hanover Street and 1450 Page Mill Road	193,688	—	—	193,688	3	18,032	100.0	100.0
2100, 2200, and 2400 Geng Road	78,501	—	—	78,501	3	4,803	100.0	100.0
2425 Garcia Avenue/2400/2450 Bayshore Parkway	99,208	—	—	99,208	1	4,257	100.0	100.0
3350 West Bayshore Road	61,431	—	—	61,431	1	4,770	100.0	100.0
Greater Stanford	2,443,931	—	—	2,443,931	32	180,227	96.1	96.1
San Francisco Bay Area	7,863,964	498,142	282,054	8,644,160	66	$449,633	94.0%	90.7%

Refer to “New Class A/A+ development and redevelopment properties: summary of pipeline” and “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” in the Supplemental Information for additional details.
(2)We own 100% of this property.

Property Listing (continued)
June 30, 2024
(Dollars in thousands)

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	27

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

San Diego
Torrey Pines
Mega Campus: One Alexandria Square	748,573	334,996	—	1,083,569	10	$47,330	99.9%	99.9%
3115 and 3215(1) Merryfield Row, 3010, 3013, and 3033 Science Park Road, 10935, 10945, and 10955 Alexandria Way, 10975 North Torrey Pines Road, and 10996 Torreyana Road, and 3545 Cray Court
ARE Torrey Ridge	296,290	—	—	296,290	3	14,045	85.8	85.8
10578, 10618, and 10628 Science Center Drive
ARE Nautilus	218,459	—	—	218,459	4	12,743	86.3	86.3
3530 and 3550 John Hopkins Court and 3535 and 3565 General Atomics Court
Torrey Pines	1,263,322	334,996	—	1,598,318	17	74,118	94.3	94.3
University Town Center
Mega Campus: Campus Point by Alexandria(1)	1,666,590	598,029	—	2,264,619	13	78,609	99.0	99.0
9880(2), 10010(2), 10140(2), 10210, 10260, 10290, and 10300 Campus Point Drive and 4135, 4155, 4161, 4224, 4242, and 4275(2) Campus Point Court
Mega Campus: 5200 Illumina Way(1)	792,687	—	—	792,687	6	29,978	100.0	100.0
ARE Esplanade	243,084	—	—	243,084	4	10,407	74.6	74.6
4755, 4757, and 4767 Nexus Center Drive and 4796 Executive Drive
9625 Towne Centre Drive(1)	163,648	—	—	163,648	1	6,520	100.0	100.0
Costa Verde by Alexandria	8,730	—	—	8,730	2	879	100.0	100.0
8505 Costa Verde Boulevard and 4260 Nobel Drive
University Town Center	2,874,739	598,029	—	3,472,768	26	126,393	97.3	97.3
Sorrento Mesa
Mega Campus: SD Tech by Alexandria(1)	1,066,607	253,079	—	1,319,686	15	41,227	87.1	87.1
9605, 9645, 9675, 9685, 9725, 9735, 9808, 9855, and 9868 Scranton Road, 5505 Morehouse Drive(2), and 10055, 10065, 10075, 10121(2), and 10151(2) Barnes Canyon Road
Mega Campus: Sequence District by Alexandria	801,575	—	—	801,575	7	28,766	100.0	100.0
6260, 6290, 6310, 6340, 6350, 6420, and 6450 Sequence Drive
Pacific Technology Park(1)	544,352	—	—	544,352	5	8,936	89.1	89.1
9389, 9393, 9401, 9455, and 9477 Waples Street
Summers Ridge Science Park(1)	316,531	—	—	316,531	4	11,521	100.0	100.0
9965, 9975, 9985, and 9995 Summers Ridge Road
Scripps Science Park by Alexandria	144,113	—	—	144,113	1	11,379	100.0	100.0
10102 Hoyt Park Drive
ARE Portola	101,857	—	—	101,857	3	4,022	100.0	100.0
6175, 6225, and 6275 Nancy Ridge Drive
5810/5820 Nancy Ridge Drive	83,354	—	—	83,354	1	4,581	100.0	100.0
9877 Waples Street	63,774	—	—	63,774	1	—	100.0	100.0
5871 Oberlin Drive	33,842	—	—	33,842	1	1,909	100.0	100.0
Sorrento Mesa	3,156,005	253,079	—	3,409,084	38	$112,341	93.5%	93.5%

Refer to “New Class A/A+ development and redevelopment properties: summary of pipeline” and “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” in the Supplemental Information for additional details.
(2)We own 100% of this property.

Property Listing (continued)
June 30, 2024
(Dollars in thousands)

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	28

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

San Diego (continued)
Sorrento Valley
3911, 3931, and 3985 Sorrento Valley Boulevard	108,812	—	—	108,812	3	$3,782	68.5%	68.5%
11045 and 11055 Roselle Street	43,233	—	—	43,233	2	2,273	100.0	100.0
Sorrento Valley	152,045	—	—	152,045	5	6,055	89.3	89.3
Other	311,021	—	—	311,021	2	9,965	100.0	100.0
San Diego	7,757,132	1,186,104	—	8,943,236	88	328,872	95.1	95.1

Seattle
Lake Union
Mega Campus: Alexandria Center® for Life Science – Eastlake	1,218,025	31,270	—	1,249,295	9	81,129	95.7	95.7
1150, 1165, 1201(1), 1208(1), 1551, and 1616 Eastlake Avenue East, 188 and 199(1) East Blaine Street, and 1600 Fairview Avenue East
Mega Campus: Alexandria Center® for Life Science – South Lake Union	290,754	—	—	290,754	1	17,856	100.0	100.0
400 Dexter Avenue North(1)
219 Terry Avenue North	33,242	—	—	33,242	1	614	92.7	92.7
Lake Union	1,542,021	31,270	—	1,573,291	11	99,599	96.5	96.5
SoDo
830 4th Avenue South	42,380	—	—	42,380	1	698	32.1	32.1
Elliott Bay
410 West Harrison Street and 410 Elliott Avenue West	36,848	—	—	36,848	2	675	54.6	54.6
Bothell
Mega Campus: Alexandria Center® for Advanced Technologies – Canyon Park	1,061,184	—	—	1,061,184	22	23,933	94.7	94.7

22121 and 22125 17th Avenue Southeast, 22021, 22025, 22026, 22030,
22118, and 22122 20th Avenue Southeast, 22333, 22422, 22515, 22522,
22722, and 22745 29th Drive Southeast, 21540, 22213 and 22309 30th
Drive Southeast, and 1629, 1631, 1725, 1916, and 1930 220th Street
Southeast

Alexandria Center® for Advanced Technologies – Monte Villa Parkway	429,143	—	34,306	463,449	6	12,415	97.5	90.3
3301, 3303, 3305, 3307, 3555, and 3755 Monte Villa Parkway
Bothell	1,490,327	—	34,306	1,524,633	28	36,348	95.5	93.3
Other	76,559	—	—	76,559	2	816	100.0	100.0
Seattle	3,188,135	31,270	34,306	3,253,711	44	$138,136	94.7%	93.7%

Refer to “New Class A/A+ development and redevelopment properties: summary of pipeline” and “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” in the Supplemental Information for additional details.

Property Listing (continued)
June 30, 2024
(Dollars in thousands)

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	29

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

Maryland
Rockville
Mega Campus: Alexandria Center® for Life Science – Shady Grove	1,399,020	292,946	—	1,691,966	20	$63,991	99.1%	99.1%
9601, 9603, 9605, 9704, 9708, 9712, 9714, 9800, 9804, 9808, 9900, and 9950 Medical Center Drive, 14920 and 15010 Broschart Road, 9920 Belward Campus Drive, and 9810 and 9820 Darnestown Road
1330 Piccard Drive	131,508	—	—	131,508	1	4,210	100.0	100.0
1405 and 1450(1) Research Boulevard	114,849	—	—	114,849	2	3,029	73.3	73.3
1500 and 1550 East Gude Drive	91,359	—	—	91,359	2	1,844	100.0	100.0
5 Research Place	63,852	—	—	63,852	1	3,073	100.0	100.0
5 Research Court	51,520	—	—	51,520	1	1,779	100.0	100.0
12301 Parklawn Drive	49,185	—	—	49,185	1	1,598	100.0	100.0
Rockville	1,901,293	292,946	—	2,194,239	28	79,524	97.8	97.8
Gaithersburg
Alexandria Technology Center® – Gaithersburg I	619,241	—	—	619,241	9	19,483	93.1	93.1
9, 25, 35, 45, 50, and 55 West Watkins Mill Road and 910, 930, and 940 Clopper Road
Alexandria Technology Center® – Gaithersburg II	486,301	—	—	486,301	7	18,788	100.0	100.0
700, 704, and 708 Quince Orchard Road and 19, 20, 21, and 22 Firstfield Road
20400 Century Boulevard	81,006	—	—	81,006	1	3,340	100.0	100.0
401 Professional Drive	63,154	—	—	63,154	1	1,931	100.0	100.0
950 Wind River Lane	50,000	—	—	50,000	1	1,234	100.0	100.0
620 Professional Drive	27,950	—	—	27,950	1	1,207	100.0	100.0
Gaithersburg	1,327,652	—	—	1,327,652	20	45,983	96.8	96.8
Beltsville
8000/9000/10000 Virginia Manor Road	191,884	—	—	191,884	1	3,021	100.0	100.0
101 West Dickman Street(1)	135,423	—	—	135,423	1	1,323	64.4	64.4
Beltsville	327,307	—	—	327,307	2	4,344	85.3	85.3
Northern Virginia
14225 Newbrook Drive	248,186	—	—	248,186	1	6,127	100.0	100.0
Maryland	3,804,438	292,946	—	4,097,384	51	135,978	96.5	96.5

Research Triangle
Research Triangle
Mega Campus: Alexandria Center® for Life Science – Durham	2,155,252	—	—	2,155,252	15	52,407	97.4	97.4
6, 8, 10, 12, 14, 40, 42, and 65 Moore Drive, 21, 25, 27, 29, and 31 Alexandria Way, 2400 Ellis Road, and 14 TW Alexander Drive
Mega Campus: Alexandria Center® for Sustainable Technologies	364,493	—	—	364,493	7	12,201	93.7	93.7
104, 108, 110, 112, and 114 TW Alexander Drive and 5 and 7 Triangle Drive
Alexandria Center® for AgTech	342,928	—	—	342,928	2	$16,862	98.2%	98.2%
5 and 9 Laboratory Drive

Refer to “New Class A/A+ development and redevelopment properties: summary of pipeline” and “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)We own a partial interest in this property through a real estate joint venture. Refer to “Joint venture financial information” in the Supplemental Information for additional details.

Property Listing (continued)
June 30, 2024
(Dollars in thousands)

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	30

Market / Submarket / Address	RSF				Number of Properties	Annual Rental Revenue	Occupancy Percentage

							Operating	Operating and Redevelopment
	Operating	Development	Redevelopment	Total

Research Triangle (continued)
Research Triangle (continued)
Mega Campus: Alexandria Center® for Advanced Technologies – Research Triangle	344,539	—	—	344,539	4	$16,343	99.8%	99.8%
6, 8, 10, and 12 Davis Drive
Alexandria Technology Center® – Alston	155,533	—	—	155,533	3	3,895	90.9	90.9
100, 800, and 801 Capitola Drive
6040 George Watts Hill Drive	149,585	—	—	149,585	2	7,375	100.0	100.0
Alexandria Innovation Center® – Research Triangle	136,692	—	—	136,692	3	4,260	100.0	100.0
7010, 7020, and 7030 Kit Creek Road
2525 East NC Highway 54	82,996	—	—	82,996	1	3,651	100.0	100.0
407 Davis Drive	81,956	—	—	81,956	1	3,323	100.0	100.0
601 Keystone Park Drive	77,595	—	—	77,595	1	2,137	100.0	100.0
6101 Quadrangle Drive	31,600	—	—	31,600	1	861	100.0	100.0
Research Triangle	3,923,169	—	—	3,923,169	40	123,315	97.4	97.4

New York City
New York City
Mega Campus: Alexandria Center® for Life Science – New York City	743,377	—	—	743,377	3	67,607	95.5	95.5
430 and 450 East 29th Street
Alexandria Center® for Life Science – Long Island City	179,100	—	—	179,100	1	5,278	41.7	41.7
30-02 48th Avenue
New York City	922,477	—	—	922,477	4	72,885	85.1	85.1

Texas
Austin
Mega Campus: Intersection Campus	1,525,359	—	—	1,525,359	12	43,028	99.2	99.2
507 East Howard Lane, 13011 McCallen Pass, 13813 and 13929 Center Lake Drive, and 12535, 12545, 12555, and 12565 Riata Vista Circle
1001 Trinity Street and 1020 Red River Street	198,972	—	—	198,972	2	11,630	100.0	100.0
Austin	1,724,331	—	—	1,724,331	14	54,658	99.3	99.3
Greater Houston
Alexandria Center® for Advanced Technologies at The Woodlands	120,828	—	73,298	194,126	1	3,172	41.5	25.8
8800 Technology Forest Place
Texas	1,845,159	—	73,298	1,918,457	15	57,830	95.5	91.8

Canada	933,660	—	139,311	1,072,971	12	20,353	94.9	82.5

Non-cluster/other markets	347,806	—	—	347,806	10	15,180	75.6	75.6

North America, excluding properties held for sale	41,336,956	2,772,498	2,167,847	46,277,301	403	2,190,981	94.6%	89.9%

Properties held for sale	808,692	—	—	808,692	5	25,994	59.9%	59.9%

Total – North America	42,145,648	2,772,498	2,167,847	47,085,993	408	$2,216,975
Refer to “New Class A/A+ development and redevelopment properties: summary of pipeline” and “Definitions and reconciliations” in the Supplemental Information for additional details.

Property Listing (continued)
June 30, 2024
(Dollars in thousands)

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	31
Refer to “Net operating income” under “Definitions and reconciliations” in the Supplemental Information for additional details, including its reconciliation from the most directly comparable financial measure presented in accordance with GAAP.
(1)Our share of incremental annual net operating income from development and redevelopment projects expected to be placed into service primarily commencing from 3Q24 through 1Q28 is projected to be $380 million.
(2)Represents expected incremental annual net operating income to be placed into service from deliveries of projects undergoing construction and one committed near-term project expected to commence construction in the next two years.
(3)Includes 1.5 million RSF that is expected to stabilize through 2025 and is 87% leased, and partial deliveries through 4Q25 from projects expected to stabilize in 2026 and beyond. In addition to the projects represented, we are evaluating one priority anticipated development project that could commence active construction in 2H24 and may have initial delivery in 2025. Refer to the initial and stabilized occupancy years under “New Class A/A+ development and redevelopment properties: current projects” in the Supplemental Information for details.

Investments in Real Estate
June 30, 2024

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	32
Investments in real estate

		Development and Redevelopment
		Active and Near-Term Construction		Future Opportunities Subject to Market Conditions and Leasing
	Operating	Under Construction 61% Leased/ Negotiating	Committed Near Term 51% Leased/ Negotiating(1)	Priority Anticipated	Future	Subtotal	Total
Square footage
Operating	41,336,956	—	—	—	—	—	41,336,956
New Class A/A+ development and redevelopment properties	—	4,940,345	492,570	2,670,922	27,261,766	35,365,603	35,365,603
Value-creation square feet currently included in rental properties(2)	—	—	(159,884)	(309,148)	(2,938,815)	(3,407,847)	(3,407,847)
Total square footage, excluding properties held for sale	41,336,956	4,940,345	332,686	2,361,774	24,322,951	31,957,756	73,294,712

Properties held for sale	808,692	—	—	—	—	—	808,692
Total square footage	42,145,648	4,940,345	332,686	2,361,774	24,322,951	31,957,756	74,103,404

Investments in real estate
Gross book value as of June 30, 2024(3)	$29,178,679	$3,888,714	$58,751	$762,507	$4,242,602	$8,952,574	$38,131,253

(1)Represents one committed near-term project expected to commence construction during the next two years after June 30, 2024.
(2)Refer to “Investments in real estate” under “Definitions and reconciliations” in the Supplemental Information for additional details, including value-creation square feet currently included in rental properties.
(3)Balances exclude accumulated depreciation and our share of the cost basis associated with our properties held by our unconsolidated real estate joint ventures, which is classified as investments in unconsolidated real estate joint ventures in our consolidated balance sheets. Refer to “Investments in real estate” under “Definitions and reconciliations” in the Supplemental Information for additional details.

Investments in Real Estate
June 30, 2024
(Dollars in thousands)

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	33
Incremental Annual Net Operating Income Generated From 1H24 Deliveries
Aggregated $42 Million, Including $16 Million in 2Q24

500 North Beacon Street and 4 Kingsbury Avenue(1)	1150 Eastlake Avenue East	9810 Darnestown Road	9808 Medical Center Drive
Greater Boston/ Cambridge/Inner Suburbs	Seattle/Lake Union	Maryland/Rockville	Maryland/Rockville
138,537 RSF	280,361 RSF	195,435 RSF	52,115 RSF
100% Occupancy	100% Occupancy	100% Occupancy	100% Occupancy

Property/Market/Submarket		Our Ownership Interest	RSF Placed in Service					Occupancy Percentage(3)	Total Project		Unlevered Yields
	2Q24 Delivery Date(2)		Prior to 1/1/24		1Q24	2Q24	Total				Initial Stabilized	Initial Stabilized (Cash Basis)
									RSF	Investment
Development projects
99 Coolidge Avenue/Greater Boston/Cambridge/Inner Suburbs	N/A	75.0%	43,568		72,846	—	116,414	100%	320,809	$468,000	7.1%	7.0%
500 North Beacon Street and 4 Kingsbury Avenue/Greater Boston/Cambridge/Inner Suburbs	5/10/24	100%	—		100,624	37,913	138,537	100%	248,018	427,000	6.2	5.5
1150 Eastlake Avenue East/Seattle/Lake Union	4/13/24	100%	278,282		—	2,079	280,361	100%	311,631	443,000	6.6	6.7
9810 Darnestown Road/Maryland/Rockville	4/1/24	100%	—		—	195,435	195,435	100%	195,435	135,000	7.1	6.2
9808 Medical Center Drive/Maryland/Rockville	6/18/24	100%	26,460		—	25,655	52,115	100%	95,061	113,000	5.5	5.5

Redevelopment projects
651 Gateway Boulevard/San Francisco Bay Area/South San Francisco	N/A	50.0%	—		44,652	—	44,652	100%	326,706	487,000	5.0	5.1
Alexandria Center® for Advanced Technologies – Monte Villa Parkway/Seattle/Bothell	N/A	100%	65,086		115,598	—	180,684	100%	460,934	229,000	6.3	6.2
Canada	4/17/24	100%	44,862	—	9,725	23,900	78,487	100%	250,790	113,000	6.4	6.3
Weighted average/total	4/21/24		458,258		343,445	284,982	1,086,685		2,209,384	$2,415,000	6.2%	6.1%

Refer to “New Class A/A+ development and redevelopment properties: current projects” in the Supplemental Information for details on the square footage in service and under construction, if applicable.
(1)Image represents 500 North Beacon Street on the Arsenal on the Charles mega campus.
(2)Represents the average delivery date for deliveries that occurred during the current quarter, weighted by annual rental revenue.
(3)Occupancy relates to total operating RSF placed in service as of the most recent delivery.

New Class A/A+ Development and Redevelopment Properties: Recent Deliveries
June 30, 2024
(Dollars in thousands)

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	34

99 Coolidge Avenue	500 North Beacon Street and 4 Kingsbury Avenue(1)	311 Arsenal Street	201 Brookline Avenue	401 Park Drive
Greater Boston/ Cambridge/Inner Suburbs	Greater Boston/ Cambridge/Inner Suburbs	Greater Boston/ Cambridge/Inner Suburbs	Greater Boston/Fenway	Greater Boston/Fenway
204,395 RSF	109,481 RSF	308,446 RSF	58,149 RSF	159,959 RSF
36% Leased	92% Leased/Negotiating	21% Leased	99% Leased/Negotiating	14% Leased

421 Park Drive	40, 50, and 60 Sylvan Road(2)	840 Winter Street	1450 Owens Street(3)	651 Gateway Boulevard
Greater Boston/Fenway	Greater Boston/Route 128	Greater Boston/Route 128	San Francisco Bay Area/ Mission Bay	San Francisco Bay Area/ South San Francisco
392,011 RSF	576,924 RSF	139,680 RSF	212,796 RSF	282,054 RSF
13% Leased	29% Leased	100% Leased	—% Leased/Negotiating	21% Leased

(1)Image represents 500 North Beacon Street on the Arsenal on the Charles mega campus.
(2)Image represents 60 Sylvan Road on the Alexandria Center® for Life Science – Waltham mega campus. The project is expected to capture demand in our Route 128 submarket.
(3)Image represents a single- or multi-tenant project expanding our existing Alexandria Center® for Science and Technology – Mission Bay mega campus, where our joint venture partner will fund 100% of the construction cost until it attains an ownership interest of 75%, after which it will contribute its respective share of additional capital. We are currently marketing the space for lease and have initial interest from publicly traded biotechnology and institutional tenants.

New Class A/A+ Development and Redevelopment Properties: Current Projects
June 30, 2024

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	35

230 Harriet Tubman Way	10935, 10945, and 10955 Alexandria Way(1)	4135 Campus Point Court	4155 Campus Point Court	10075 Barnes Canyon Road
San Francisco Bay Area/ South San Francisco	San Diego/Torrey Pines	San Diego/ University Town Center	San Diego/ University Town Center	San Diego/Sorrento Mesa
285,346 RSF	334,996 RSF	426,927 RSF	171,102 RSF	253,079 RSF
100% Leased	100% Leased	100% Leased	100% Leased	70% Leased

1150 Eastlake Avenue East	Alexandria Center® for Advanced Technologies – Monte Villa Parkway(2)	9820 Darnestown Road	9808 Medical Center Drive	8800 Technology Forest Place
Seattle/Lake Union	Seattle/Bothell	Maryland/Rockville	Maryland/Rockville	Texas/Greater Houston
31,270 RSF	34,306 RSF	250,000 RSF	42,946 RSF	73,298 RSF
100% Leased	98% Leased	100% Leased	69% Leased	41% Leased

(1)Image represents 10955 Alexandria Way on the One Alexandria Square mega campus.
(2)Image represents 3755 Monte Villa Parkway.

New Class A/A+ Development and Redevelopment Properties: Current Projects (continued)
June 30, 2024

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	36

Property/Market/Submarket		Square Footage				Percentage			Occupancy(1)
	Dev/Redev	In Service		CIP	Total	Leased	Leased/ Negotiating		Initial	Stabilized
Under construction
2024 and 2025 stabilization
99 Coolidge Avenue/Greater Boston/Cambridge/Inner Suburbs	Dev	116,414		204,395	320,809	36%	36%		4Q23	2025
500 North Beacon Street and 4 Kingsbury Avenue/Greater Boston/ Cambridge/Inner Suburbs	Dev	138,537		109,481	248,018	85	92		1Q24	2025
201 Brookline Avenue/Greater Boston/Fenway	Dev	451,967		58,149	510,116	98	99		3Q22	4Q24
840 Winter Street/Greater Boston/Route 128	Redev	28,534		139,680	168,214	100	100		4Q24	2025
230 Harriet Tubman Way/San Francisco Bay Area/South San Francisco	Dev	—		285,346	285,346	100	100		1Q25	1Q25
4155 Campus Point Court/San Diego/University Town Center	Dev	—		171,102	171,102	100	100		4Q24	4Q24
1150 Eastlake Avenue East/Seattle/Lake Union	Dev	280,361		31,270	311,631	100	100		4Q23	3Q24
Alexandria Center® for Advanced Technologies – Monte Villa Parkway/Seattle/Bothell	Redev	426,628		34,306	460,934	98	98		1Q23	4Q24
9820 Darnestown Road/Maryland/Rockville	Dev	—		250,000	250,000	100	100		4Q24	4Q24
9808 Medical Center Drive/Maryland/Rockville	Dev	52,115		42,946	95,061	69	69		3Q23	4Q24
8800 Technology Forest Place/Texas/Greater Houston	Redev	50,094		73,298	123,392	41	41		2Q23	2025
Canada	Redev	111,479		139,311	250,790	73	73		3Q23	2025
		1,656,129		1,539,284	3,195,413	87	87
2026 and beyond stabilization
311 Arsenal Street/Greater Boston/Cambridge/Inner Suburbs	Redev	82,216	(2)	308,446	390,662	21	21		2027	2027
401 Park Drive/Greater Boston/Fenway	Redev	—		159,959	159,959	14	14		2024	2026
421 Park Drive/Greater Boston/Fenway	Dev	—		392,011	392,011	13	13		2026	2027
40, 50, and 60 Sylvan Road/Greater Boston/Route 128	Redev	—		576,924	576,924	29	29		2025	2027
Other/Greater Boston	Redev	—		453,869	453,869	—	—	(3)	2027	2027
1450 Owens Street/San Francisco Bay Area/Mission Bay	Dev	—		212,796	212,796	—	—	(4)	2025	2026
651 Gateway Boulevard/San Francisco Bay Area/South San Francisco	Redev	44,652		282,054	326,706	21	21		1Q24	2026
10935, 10945, and 10955 Alexandria Way/San Diego/Torrey Pines	Dev	—		334,996	334,996	100	100		4Q24	2026
4135 Campus Point Court/San Diego/University Town Center	Dev	—		426,927	426,927	100	100		2026	2026
10075 Barnes Canyon Road/San Diego/Sorrento Mesa	Dev	—		253,079	253,079	70	70		2025	2026
		126,868		3,401,061	3,527,929	38	38
		1,782,997		4,940,345	6,723,342	61	61
Committed near-term project expected to commence construction in the next two years
4165 Campus Point Court/San Diego/University Town Center	Dev	—		492,570	492,570	—	51
Total		1,782,997		5,432,915	7,215,912	57%	61%
(1)Initial occupancy dates are subject to leasing and/or market conditions. Stabilized occupancy may vary depending on single tenancy versus multi-tenancy. Multi-tenant projects may increase in occupancy over a period of time.
(2)We expect to redevelop an additional 25,312 RSF of space occupied as of June 30, 2024 into laboratory space upon expiration of the existing leases through 1H25. Refer to “Investments in real estate” under “Definitions and reconciliations” in the Supplemental Information for additional details.
(3)Represents a project focused on demand from our existing tenants in our adjacent properties/campuses and that will also address demand from other non-Alexandria properties/campuses.
(4)Represents a single- or multi-tenant project expanding our existing mega campus, where our joint venture partner will fund 100% of the construction cost until it attains an ownership interest of 75%, after which it will contribute its respective share of additional capital. We are currently marketing the space for lease and have initial interest from publicly traded biotechnology and institutional tenants.

New Class A/A+ Development and Redevelopment Properties: Current Projects (continued)
June 30, 2024

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	37

	Our Ownership Interest	At 100%						Unlevered Yields
Property/Market/Submarket		In Service	CIP	Cost to Complete		Total at Completion		Initial Stabilized	Initial Stabilized (Cash Basis)

Under construction
2024 and 2025 stabilization
99 Coolidge Avenue/Greater Boston/Cambridge/Inner Suburbs	75.0%	$135,922	$184,887	$147,191		$468,000		7.1%	7.0%
500 North Beacon Street and 4 Kingsbury Avenue/Greater Boston/ Cambridge/Inner Suburbs	100%	279,029	110,110	37,861		427,000		6.2%	5.5%
201 Brookline Avenue/Greater Boston/Fenway	99.0%	664,823	88,711	21,466		775,000		7.2%	6.5%
840 Winter Street/Greater Boston/Route 128	100%	13,651	184,050	39,299		237,000		7.6%	6.5%
230 Harriet Tubman Way/San Francisco Bay Area/South San Francisco	47.7%	—	312,344	197,656		510,000		7.4%	6.4%
4155 Campus Point Court/San Diego/University Town Center	55.0%	—	124,823	48,177		173,000		7.4%	6.5%
1150 Eastlake Avenue East/Seattle/Lake Union	100%	373,827	45,984	23,189		443,000		6.6%	6.7%
Alexandria Center® for Advanced Technologies – Monte Villa Parkway/Seattle/Bothell	100%	193,641	11,144	24,215		229,000		6.3%	6.2%
9820 Darnestown Road/Maryland/Rockville	100%	—	161,736	15,264		177,000		6.3%	5.6%
9808 Medical Center Drive/Maryland/Rockville	100%	63,410	47,451	2,139		113,000		5.5%	5.5%
8800 Technology Forest Place/Texas/Greater Houston	100%	57,055	45,377	9,568		112,000		6.3%	6.0%
Canada	100%	49,303	44,036	19,661		113,000		6.4%	6.3%
		1,830,661	1,360,653
2026 and beyond stabilization(1)
311 Arsenal Street/Greater Boston/Cambridge/Inner Suburbs	100%	60,555	228,799	TBD
401 Park Drive/Greater Boston/Fenway	100%	—	178,178
421 Park Drive/Greater Boston/Fenway	99.7%	—	376,163
40, 50, and 60 Sylvan Road/Greater Boston/Route 128	100%	—	419,034
Other/Greater Boston	100%	—	141,776
1450 Owens Street/San Francisco Bay Area/Mission Bay	26.3%	—	230,909
651 Gateway Boulevard/San Francisco Bay Area/South San Francisco	50.0%	59,265	275,841	151,894		487,000		5.0%	5.1%
10935, 10945, and 10955 Alexandria Way/San Diego/Torrey Pines	100%	—	283,079	219,921		503,000		6.2%	5.8%
4135 Campus Point Court/San Diego/University Town Center	55.0%	—	236,595	TBD
10075 Barnes Canyon Road/San Diego/Sorrento Mesa	50.0%	—	157,687	163,313		321,000		5.5%	5.7%
		119,820	2,528,061
		1,950,481	3,888,714
Committed near-term project expected to commence construction in the next two years
4165 Campus Point Court/San Diego/University Town Center	55.0%	—	58,751	TBD

Total		$1,950,481	$3,947,465	$3,840,000	(2)	$9,740,000	(2)

Our share of investment(2)(3)		$1,880,000	$3,170,000	$3,040,000		$8,090,000
Refer to “Initial stabilized yield (unlevered)” under “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)We expect to provide total estimated costs and related yields for each project with estimated stabilization in 2026 and beyond over the next several quarters.
(2)Represents dollar amount rounded to the nearest $10 million and includes preliminary estimated amounts for projects listed as TBD.
(3)Represents our share of investment based on our ownership percentage upon completion of development or redevelopment projects.

New Class A/A+ Development and Redevelopment Properties: Current Projects (continued)

June 30, 2024
(Dollars in thousands)

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	38
69% of Our Total Value-Creation Pipeline RSF Is Within Our Mega Campuses

Market Property/Submarket	Our Ownership Interest	Book Value	Square Footage
			Development and Redevelopment
			Active and Near-Term Construction		Future Opportunities Subject to Market Conditions and Leasing
			Under Construction	Committed Near Term	Priority Anticipated	Future	Total(1)

Greater Boston
Mega Campus: The Arsenal on the Charles/Cambridge/Inner Suburbs	100%	$350,306	417,927	—	25,312	34,157	477,396
311 Arsenal Street, 500 North Beacon Street, and 4 Kingsbury Avenue
99 Coolidge Avenue/Cambridge/Inner Suburbs	75.0%	184,887	204,395	—	—	—	204,395
Mega Campus: Alexandria Center® for Life Science – Fenway/ Fenway	(2)	643,052	610,119	—	—	—	610,119
201 Brookline Avenue and 401 and 421 Park Drive
Mega Campus: Alexandria Center® for Life Science – Waltham/ Route 128	100%	665,082	716,604	—	—	515,000	1,231,604
40, 50, and 60 Sylvan Road, 35 Gatehouse Drive, and 840 Winter Street
Mega Campus: Alexandria Center® at Kendall Square/ Cambridge	100%	124,868	—	—	—	216,455	216,455
100 Edwin H. Land Boulevard
Mega Campus: Alexandria Technology Square®/Cambridge	100%	7,881	—	—	—	100,000	100,000
Mega Campus: 480 Arsenal Way and 446, 458, 500, and 550 Arsenal Street/Cambridge/Inner Suburbs	100%	85,126	—	—	—	902,000	902,000
446, 458, 500, and 550 Arsenal Street
Mega Campus: 285, 299, 307, and 345 Dorchester Avenue/ Seaport Innovation District	60.0%	283,744	—	—	—	1,040,000	1,040,000
10 Necco Street/Seaport Innovation District	100%	104,966	—	—	—	175,000	175,000
Mega Campus: One Moderna Way/Route 128	100%	26,500	—	—	—	1,085,000	1,085,000
215 Presidential Way/Route 128	100%	6,816	—	—	—	112,000	112,000
Other value-creation projects	(3)	295,006	453,869	—	—	1,323,541	1,777,410
		$2,778,234	2,402,914	—	25,312	5,503,153	7,931,379
Refer to “Mega campus” under “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Represents total square footage upon completion of development or redevelopment of one or more new Class A/A+ properties. Square footage presented includes the RSF of buildings currently in operation at properties that also have future development or redevelopment opportunities. Upon expiration of existing in-place leases, we have the intent to demolish or redevelop the existing property. Refer to “Investments in real estate” under “Definitions and reconciliations”
in the Supplemental Information for additional details, including value-creation square feet currently included in rental properties.
(2)We have a 99.0% interest in 201 Brookline Avenue aggregating 58,149 RSF, a 100% interest in 401 Park Drive aggregating 159,959 RSF, and a 99.7% interest in 421 Park Drive aggregating 392,011 RSF.
(3)Includes a property in which we own a partial interest through a real estate joint venture. Refer to “Joint venture financial information” in the Supplemental Information for additional details.

New Class A/A+ Development and Redevelopment Properties: Summary of Pipeline
June 30, 2024
(Dollars in thousands)

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	39

Market Property/Submarket	Our Ownership Interest	Book Value	Square Footage
			Development and Redevelopment
			Active and Near-Term Construction		Future Opportunities Subject to Market Conditions and Leasing
			Under Construction	Committed Near Term	Priority Anticipated	Future	Total(1)
San Francisco Bay Area
Mega Campus: Alexandria Center® for Science and Technology – Mission Bay/Mission Bay	26.3%	$230,909	212,796	—	—	—	212,796
1450 Owens Street
Alexandria Center® for Life Science – Millbrae/South San Francisco	47.7%	469,434	285,346	—	198,188	150,213	633,747
230 Harriet Tubman Way, 201 and 231 Adrian Road, and 6 and 30 Rollins Road
Mega Campus: Alexandria Technology Center® – Gateway/ South San Francisco	50.0%	302,398	282,054	—	—	291,000	573,054
651 Gateway Boulevard
Mega Campus: Alexandria Center® for Advanced Technologies – Tanforan/South San Francisco	100%	388,661	—	—	150,000	1,780,000	1,930,000
1122, 1150, and 1178 El Camino Real
Mega Campus: Alexandria Center® for Advanced Technologies – South San Francisco/South San Francisco	100%	6,655	—	—	107,250	90,000	197,250
211(2) and 269 East Grand Avenue
Mega Campus: Alexandria Center® for Life Science – San Carlos/Greater Stanford	100%	435,269	—	—	105,000	1,392,830	1,497,830
960 Industrial Road, 987 and 1075 Commercial Street, and 888 Bransten Road
3825 and 3875 Fabian Way/Greater Stanford	100%	151,762	—	—	—	478,000	478,000
2100, 2200, 2300, and 2400 Geng Road/Greater Stanford	100%	35,759	—	—	—	240,000	240,000
901 California Avenue/Greater Stanford	100%	18,640	—	—	—	56,924	56,924
Mega Campus: 88 Bluxome Street/SoMa	100%	388,020	—	—	—	1,070,925	1,070,925
Other value-creation projects	100%	—	—	—	—	25,000	25,000
		$2,427,507	780,196	—	560,438	5,574,892	6,915,526
Refer to “Mega campus” under “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Represents total square footage upon completion of development or redevelopment of one or more new Class A/A+ properties. Square footage presented includes the RSF of buildings currently in operation at properties that also have future development or redevelopment opportunities. Upon expiration of existing in-place leases, we have the intent to demolish or redevelop the existing property. Refer to “Investments in real estate” under “Definitions and reconciliations”
in the Supplemental Information for additional details, including value-creation square feet currently included in rental properties.
(2)Includes a property in which we own a partial interest through a real estate joint venture. Refer to “Joint venture financial information” in the Supplemental Information for additional details.

New Class A/A+ Development and Redevelopment Properties: Summary of Pipeline (continued)
June 30, 2024
(Dollars in thousands)

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	40

Market Property/Submarket	Our Ownership Interest	Book Value	Square Footage
			Development and Redevelopment
			Active and Near-Term Construction		Future Opportunities Subject to Market Conditions and Leasing
			Under Construction	Committed Near Term	Priority Anticipated	Future	Total(1)
San Diego
Mega Campus: One Alexandria Square/Torrey Pines	100%	$339,673	334,996	—	—	125,280	460,276
10935, 10945, and 10955 Alexandria Way and 10975 and 10995 Torreyana Road
Mega Campus: Campus Point by Alexandria/University Town Center	55.0%	584,337	598,029	492,570	—	650,000	1,740,599
10010(2), 10140(2), and 10260 Campus Point Drive and 4135, 4155, 4161, 4165, and 4275(2) Campus Point Court
Mega Campus: SD Tech by Alexandria/Sorrento Mesa	50.0%	283,420	253,079	—	250,000	243,845	746,924
9805 Scranton Road and 10065 and 10075 Barnes Canyon Road
11255 and 11355 North Torrey Pines Road/Torrey Pines	100%	146,905	—	—	153,000	62,000	215,000
ARE Towne Centre/University Town Center	100%	19,163	—	—	230,000	—	230,000
9363, 9373, and 9393 Towne Centre Drive
Costa Verde by Alexandria/University Town Center	100%	135,662	—	—	—	537,000	537,000
8410-8750 Genesee Avenue and 4282 Esplanade Court
Mega Campus: 5200 Illumina Way/University Town Center	51.0%	17,443	—	—	—	451,832	451,832
9625 Towne Centre Drive/University Town Center	30.0%	837	—	—	—	100,000	100,000
Mega Campus: Sequence District by Alexandria/Sorrento Mesa	100%	46,323	—	—	—	1,798,915	1,798,915
6260, 6290, 6310, 6340, 6350, and 6450 Sequence Drive
Scripps Science Park by Alexandria/Sorrento Mesa	100%	118,800	—	—	—	598,349	598,349
10048, 10219, 10256, and 10260 Meanley Drive and 10277 Scripps Ranch Boulevard
Pacific Technology Park/Sorrento Mesa	50.0%	23,845	—	—	—	149,000	149,000
9444 Waples Street
4025, 4031, 4045, and 4075 Sorrento Valley Boulevard/Sorrento Valley	100%	43,064	—	—	—	247,000	247,000
Other value-creation projects	100%	74,588	—	—	—	475,000	475,000
		$1,834,060	1,186,104	492,570	633,000	5,438,221	7,749,895
Refer to “Mega campus” under “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Represents total square footage upon completion of development or redevelopment of one or more new Class A/A+ properties. Square footage presented includes the RSF of buildings currently in operation at properties that also have future development or redevelopment opportunities. Upon expiration of existing in-place leases, we have the intent to demolish or redevelop the existing property. Refer to “Investments in real estate” under “Definitions and reconciliations”
in the Supplemental Information for additional details, including value-creation square feet currently included in rental properties.
(2)We have a 100% interest in this property.

New Class A/A+ Development and Redevelopment Properties: Summary of Pipeline (continued)
June 30, 2024
(Dollars in thousands)

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	41

Market Property/Submarket	Our Ownership Interest	Book Value	Square Footage
			Development and Redevelopment
			Active and Near-Term Construction		Future Opportunities Subject to Market Conditions and Leasing
			Under Construction	Committed Near Term	Priority Anticipated	Future	Total(1)
Seattle
Mega Campus: Alexandria Center® for Life Science – Eastlake/ Lake Union	100%	$45,984	31,270	—	—	—	31,270
1150 Eastlake Avenue East
Alexandria Center® for Advanced Technologies – Monte Villa Parkway/Bothell	100%	11,144	34,306	—	50,552	—	84,858
3301 Monte Villa Parkway
Mega Campus: Alexandria Center® for Life Science – South Lake Union/Lake Union	(2)	452,222	—	—	1,095,586	188,400	1,283,986
601 and 701 Dexter Avenue North and 800 Mercer Street
830 and 1010 4th Avenue South/SoDo	100%	58,530	—	—	—	597,313	597,313
Mega Campus: Alexandria Center® for Advanced Technologies – Canyon Park/Bothell	100%	16,891	—	—	—	230,000	230,000
21660 20th Avenue Southeast
Other value-creation projects	100%	140,480	—	—	—	706,087	706,087
		725,251	65,576	—	1,146,138	1,721,800	2,933,514
Maryland
Mega Campus: Alexandria Center® for Life Science – Shady Grove/Rockville	100%	230,578	292,946	—	—	296,000	588,946
9808 Medical Center Drive and 9820 and 9830 Darnestown Road
		230,578	292,946	—	—	296,000	588,946
Research Triangle
Mega Campus: Alexandria Center® for Advanced Technologies – Research Triangle/Research Triangle	100%	101,026	—	—	180,000	990,000	1,170,000
4 and 12 Davis Drive
Mega Campus: Alexandria Center® for Life Science – Durham/ Research Triangle	100%	174,404	—	—	—	2,210,000	2,210,000
41 Moore Drive
Mega Campus: Alexandria Center® for NextGen Medicines/ Research Triangle	100%	$106,777	—	—	—	1,055,000	1,055,000
3029 East Cornwallis Road
Refer to “Mega campus” under “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Represents total square footage upon completion of development or redevelopment of one or more new Class A/A+ properties. Square footage presented includes the RSF of buildings currently in operation at properties that also have future development or redevelopment opportunities. Upon expiration of existing in-place leases, we have the intent to demolish or redevelop the existing property. Refer to “Investments in real estate” under “Definitions and reconciliations”
in the Supplemental Information for additional details, including value-creation square feet currently included in rental properties.
(2)We have a 100% interest in 601 and 701 Dexter Avenue North aggregating 414,986 RSF and a 60% interest in the priority anticipated development project at 800 Mercer Street aggregating 869,000 RSF.

New Class A/A+ Development and Redevelopment Properties: Summary of Pipeline (continued)
June 30, 2024
(Dollars in thousands)

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	42

Market Property/Submarket	Our Ownership Interest	Book Value		Square Footage
				Development and Redevelopment
				Active and Near-Term Construction		Future Opportunities Subject to Market Conditions and Leasing
				Under Construction	Committed Near Term	Priority Anticipated	Future		Total(1)
Research Triangle (continued)
Mega Campus: Alexandria Center® for Sustainable Technologies/Research Triangle	100%	$52,777		—	—	—	750,000		750,000
120 TW Alexander Drive, 2752 East NC Highway 54, and 10 South Triangle Drive
100 Capitola Drive/Research Triangle	100%	—		—	—	—	65,965		65,965
Other value-creation projects	100%	4,185		—	—	—	76,262		76,262
		439,169		—	—	180,000	5,147,227		5,327,227
New York City
Mega Campus: Alexandria Center® for Life Science – New York City/New York City	100%	161,482		—	—	—	550,000	(2)	550,000
		161,482		—	—	—	550,000		550,000
Texas
Alexandria Center® for Advanced Technologies at The Woodlands/ Greater Houston	100%	48,250		73,298	—	—	116,405		189,703
8800 Technology Forest Place
1001 Trinity Street and 1020 Red River Street/Austin	100%	9,929		—	—	126,034	123,976		250,010
Other value-creation projects	100%	135,323		—	—	—	1,694,000		1,694,000
		193,502		73,298	—	126,034	1,934,381		2,133,713

Canada	100%	44,036		139,311	—	—	371,743		511,054
Other value-creation projects	100%	118,755		—	—	—	724,349		724,349
Total pipeline as of June 30, 2024		$8,952,574	(3)	4,940,345	492,570	2,670,922	27,261,766		35,365,603

Refer to “Mega campus” under “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Total square footage includes 3,407,847 RSF of buildings currently in operation that we expect to demolish or redevelop and commence future construction. Refer to “Investments in real estate” under “Definitions and reconciliations” in the
Supplemental Information for additional details, including value-creation square feet currently included in rental properties.
(2)Pursuant to an option agreement, we are currently negotiating a long-term ground lease with the City of New York for the future site of a new life science building aggregating approximately 550,000 SF.
(3)Includes $3.9 billion of projects that are currently under construction and are 61% leased/negotiating. We also expect to commence construction on one committed near-term project aggregating $58.8 million, which is 51% leased/
negotiating, in the next two years after June 30, 2024.

New Class A/A+ Development and Redevelopment Properties: Summary of Pipeline (continued)
June 30, 2024
(Dollars in thousands)

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	43

Construction spending	Six Months Ended June 30, 2024	Projected Midpoint for the Year Ending December 31, 2024

Construction of Class A/A+ properties:
Active construction projects
Under construction and committed near-term projects(1) and projects expected to commence active construction in 2024(2)	$888,641	$1,778,000
Future pipeline pre-construction
Primarily mega campus expansion pre-construction work (entitlement, design, and site work)	257,218	652,000
Revenue- and non-revenue-enhancing capital expenditures	115,659	250,000
Construction spend (before contributions from noncontrolling interests)	1,261,518	2,680,000
Contributions from noncontrolling interests (consolidated real estate joint ventures)	(176,497)	(430,000) (3)
Total construction spending	$1,085,021	$2,250,000
2024 guidance range		$1,950,000 – $2,550,000

Projected capital contributions from partners in consolidated real estate joint ventures to fund construction
Projected Timing	Amount(4)
3Q24 through 4Q24	$253,503
2025 through 2027	804,528
Total	$1,058,031

Capitalization of interest
Key Categories of Interest Capitalized During 1H24	Average Real Estate Basis Capitalized During 1H24		Percentage of Total Capitalized Interest	RSF Upon Completion of Construction
Construction of Class A/A+ properties:					77% Potential Growth in Operating RSF
Active construction projects
Under construction and committed near-term projects(1)	$2,723,268		34%	5,432,915
Future pipeline pre-construction
Priority anticipated projects	624,317	(5)	8	2,670,922
Primarily mega campus expansion pre-construction work (entitlement, design, and site work)	3,579,182	(5)	44	27,261,766
Smaller redevelopments and repositioning capital projects	1,123,183		14	N/A
	$8,049,950		100%	35,365,603

Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Includes projects under construction aggregating 4.9 million RSF and one committed near-term project aggregating 492,570 RSF expected to commence construction during the next two years after June 30, 2024, which are 61% leased/
negotiating and expected to generate $480 million in annual incremental net operating income primarily commencing from 3Q24 through 1Q28.
(2)Includes certain priority anticipated development and redevelopment projects expected to commence active construction in 2024, subject to market conditions and leasing. Refer to “Investments in real estate” under “Definitions and reconciliations” in the Supplemental Information for additional details, including value-creation square feet currently included in rental properties.
(3)Represents contractual capital commitments expected from existing consolidated real estate joint venture partners to fund construction.
(4)Represents reductions to our consolidated construction spending.
(5)Average real estate basis capitalized related to our future pipeline pre-construction includes 32% from four key active and future value-creation projects on mega campuses. See next page for additional details.

Construction Spending and Capitalization of Interest
June 30, 2024
(Dollars in thousands)

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	44

Key Active and Future Value-Creation Projects on Mega Campuses
Alexandria Center® for Advanced Technologies – Tanforan	Alexandria Center® for Life Science – San Carlos
San Francisco Bay Area/South San Francisco	San Francisco Bay Area/Greater Stanford
1.9 million future SF	1.5 million future SF

Campus Point by Alexandria	Alexandria Center® for Life Science – South Lake Union
San Diego/University Town Center	Seattle/Lake Union
1.7 million active and future SF	1.3 million future SF

Refer to “Mega campus” under “Definitions and reconciliations” in the Supplemental Information for additional details.

Construction Spending and Capitalization of Interest (continued)
June 30, 2024

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	45

Consolidated Real Estate Joint Ventures
Property	Market	Submarket	Noncontrolling Interest Share(1)		Operating RSF at 100%
50 and 60 Binney Street	Greater Boston	Cambridge/Inner Suburbs	66.0%		532,395
75/125 Binney Street	Greater Boston	Cambridge/Inner Suburbs	60.0%		388,269
100 and 225 Binney Street and 300 Third Street	Greater Boston	Cambridge/Inner Suburbs	70.0%		870,106
99 Coolidge Avenue	Greater Boston	Cambridge/Inner Suburbs	25.0%		116,414	(2)
15 Necco Street	Greater Boston	Seaport Innovation District	43.3%		345,996
285, 299, 307, and 345 Dorchester Avenue	Greater Boston	Seaport Innovation District	40.0%		—	(2)
Alexandria Center® for Science and Technology – Mission Bay(3)	San Francisco Bay Area	Mission Bay	75.0%		999,866
1450 Owens Street	San Francisco Bay Area	Mission Bay	73.7%	(4)	—	(2)
601, 611, 651(2), 681, 685, and 701 Gateway Boulevard	San Francisco Bay Area	South San Francisco	50.0%		831,326
751 Gateway Boulevard	San Francisco Bay Area	South San Francisco	49.0%		230,592
211(2) and 213 East Grand Avenue	San Francisco Bay Area	South San Francisco	70.0%		300,930
500 Forbes Boulevard	San Francisco Bay Area	South San Francisco	90.0%		155,685
Alexandria Center® for Life Science – Millbrae	San Francisco Bay Area	South San Francisco	52.3%		—	(2)
3215 Merryfield Row	San Diego	Torrey Pines	70.0%		170,523
Campus Point by Alexandria(5)	San Diego	University Town Center	45.0%		1,342,164
5200 Illumina Way	San Diego	University Town Center	49.0%		792,687
9625 Towne Centre Drive	San Diego	University Town Center	70.0%		163,648
SD Tech by Alexandria(6)	San Diego	Sorrento Mesa	50.0%		884,270
Pacific Technology Park	San Diego	Sorrento Mesa	50.0%		544,352
Summers Ridge Science Park(7)	San Diego	Sorrento Mesa	70.0%		316,531
1201 and 1208 Eastlake Avenue East and 199 East Blaine Street	Seattle	Lake Union	70.0%		321,115
400 Dexter Avenue North	Seattle	Lake Union	70.0%		290,754
800 Mercer Street	Seattle	Lake Union	40.0%		—	(2)

Unconsolidated Real Estate Joint Ventures
Property	Market	Submarket	Our Ownership Share(8)		Operating RSF at 100%
1655 and 1725 Third Street	San Francisco Bay Area	Mission Bay	10.0%		586,208
1401/1413 Research Boulevard	Maryland	Rockville	65.0%	(9)	(10)
1450 Research Boulevard	Maryland	Rockville	73.2%	(9)	42,679
101 West Dickman Street	Maryland	Beltsville	58.2%	(9)	135,423
Refer to “Joint venture financial information” under “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)In addition to the consolidated real estate joint ventures listed, various joint venture partners hold insignificant noncontrolling interests in three other real estate joint ventures in North America.
(2)Represents a property currently under construction or in our value-creation pipeline. Refer to the sections under “New Class A/A+ development and redevelopment properties” in the Supplemental Information for additional details.
(3)Includes 409 and 499 Illinois Street, 1500 and 1700 Owens Street, and 455 Mission Bay Boulevard South.
(4)The noncontrolling interest share of our joint venture partner is anticipated to increase to 75% as our partner contributes equity to fund the construction of the project over time.
(5)Includes 10210, 10260, 10290, and 10300 Campus Point Drive and 4110, 4135, 4155, 4161, 4165, 4224, and 4242 Campus Point Court.
(6)Includes 9605, 9645, 9675, 9685, 9725, 9735, 9805, 9808, 9855, and 9868 Scranton Road and 10055, 10065, and 10075 Barnes Canyon Road.
(7)Includes 9965, 9975, 9985, and 9995 Summers Ridge Road.
(8)In addition to the unconsolidated real estate joint ventures listed, we hold an interest in one other insignificant unconsolidated real estate joint venture in North America.
(9)Represents a joint venture with a local real estate operator in which our joint venture partner manages the day-to-day activities that significantly affect the economic performance of the joint venture.
(10)Represents a joint venture with a distinguished retail real estate developer for a retail shopping center aggregating 84,837 RSF.

Joint Venture Financial Information
June 30, 2024

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	46

	As of June 30, 2024
	Noncontrolling Interest Share of Consolidated Real Estate JVs	Our Share of Unconsolidated Real Estate JVs
Investments in real estate	$4,157,101	$124,994
Cash, cash equivalents, and restricted cash	132,692	4,128
Other assets	431,584	12,752
Secured notes payable	(33,581)	(95,547)
Other liabilities	(279,550)	(5,792)
Redeemable noncontrolling interests	(16,440)	—
	$4,391,806	$40,535

	Noncontrolling Interest Share of Consolidated Real Estate JVs		Our Share of Unconsolidated Real Estate JVs
	June 30, 2024		June 30, 2024
	Three Months Ended	Six Months Ended	Three Months Ended	Six Months Ended
Total revenues	$111,210	$222,307	$3,156	$6,331
Rental operations	(31,443)	(62,312)	(995)	(2,019)
	79,767	159,995	2,161	4,312
General and administrative	(1,004)	(1,682)	(30)	(70)
Interest	(253)	(469)	(933)	(1,855)
Depreciation and amortization of real estate assets	(31,364)	(62,268)	(1,068)	(2,102)
Fixed returns allocated to redeemable noncontrolling interests(1)	201	402	—	—
	$47,347	$95,978	$130	$285

Straight-line rent and below-market lease revenue	$6,225	$15,534	$248	$530
Funds from operations(2)	$78,711	$158,246	$1,198	$2,387

Refer to “Joint venture financial information” under “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Represents an allocation of joint venture earnings to redeemable noncontrolling interests primarily in one property in our South San Francisco submarket. These redeemable noncontrolling interests earn a fixed return on their investment rather than participate in the operating results of the property.
(2)Refer to “Funds from operations and funds from operations per share” in the Earnings Press Release and “Definitions and reconciliations” in the Supplemental Information for additional details.

Joint Venture Financial Information (continued)
June 30, 2024
(In thousands)

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	47
We hold investments in publicly traded companies and privately held entities primarily involved in the life science industry. The tables below summarize components of our investment income
(loss) and non-real estate investments (in thousands). Refer to “Investments” under “Definitions and reconciliations” in the Supplemental Information for additional details.

	June 30, 2024				Year Ended December 31, 2023
	Three Months Ended		Six Months Ended
Realized gains	$20,578	(1)	$34,704	(1)	$6,078	(2)
Unrealized losses	(64,238)	(3)	(35,080)	(4)	(201,475)	(5)
Investment loss	$(43,660)		$(376)		$(195,397)

	June 30, 2024					December 31, 2023
Investments	Cost		Unrealized Gains	Unrealized Losses	Carrying Amount	Carrying Amount

Publicly traded companies	$201,321		$42,052	$(90,182)	$153,191	$159,566
Entities that report NAV	510,335		162,559	(33,254)	639,640	671,532
Entities that do not report NAV:
Entities with observable price changes	94,509		79,609	(1,007)	173,111	174,268
Entities without observable price changes	389,124		—	—	389,124	368,654
Investments accounted for under the equity method	N/A		N/A	N/A	139,282	75,498
June 30, 2024	$1,195,289	(6)	$284,220	$(124,443)	$1,494,348	$1,449,518

December 31, 2023	$1,177,072		$320,445	$(123,497)	$1,449,518

Public/Private Mix (Cost)	Tenant/Non-Tenant Mix (Cost)

15%
Public
29%
Tenant
85%
Private
71%
Non-Tenant
(1)Consists of realized gains of $33.4 million and $62.2 million, partially offset by impairment charges of $12.8 million and $27.5 million during the three and six months ended June 30, 2024, respectively,
(2)Consists of realized gains of $80.6 million, offset by impairment charges of $74.6 million during the year ended December 31, 2023.
(3)Consists of unrealized losses of $20.2 million primarily resulting from the decrease in fair values of our investments in publicly traded entities and $44.1 million resulting from accounting reclassifications of unrealized gains recognized in prior periods into realized gains upon our realization of investments during the three months ended June 30, 2024.
(4)Primarily relates to the accounting reclassifications of unrealized gains recognized in prior periods into realized gains upon our realization of investments during the six months ended June 30, 2024.
(5)Consists of unrealized losses of $111.6 million primarily resulting from the decrease in the fair value of our investments in privately held entities that report NAV and $89.9 million resulting from accounting reclassifications of unrealized gains recognized in prior periods into realized gains upon our sales of investments during the year ended December 31, 2023.
(6)Represents 2.8% of gross assets as of June 30, 2024. Refer to “Gross assets” under “Definitions and reconciliations” in the Supplemental Information for additional details.

Investments
June 30, 2024
(Dollars in thousands)

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	48

Liquidity		Minimal Outstanding Borrowings and Significant Availability on Unsecured Senior Line of Credit
		(in millions)
$5.6B

$5,000
$5,000
$5,000
SIGNIFICANT AVAILABILITY
$100
$200
<$200
MINIMAL OUTSTANDING
12/31/23
6/30/24
12/31/24 Target
Remaining amounts available for borrowing under our unsecured senior line of credit
Outstanding balance under our unsecured senior line of credit and/or commercial paper program

(in millions)
Availability under our unsecured senior line of credit, net of amounts outstanding under our commercial paper program	$4,800
Outstanding forward equity sales agreements(1)	27
Cash, cash equivalents, and restricted cash	566
Availability under our secured construction loan	61
Investments in publicly traded companies	153
Liquidity as of June 30, 2024	$5,607

Net Debt and Preferred Stock to Adjusted EBITDA(2)		Fixed-Charge Coverage Ratio(2)

Refer to “Definitions and reconciliations” in the Supplemental Information for additional details.
(1)Represents expected net proceeds from the future settlement of 230 thousand shares of common stock under forward equity sales agreements after underwriter discounts.
(2)Quarter annualized.

Key Credit Metrics
June 30, 2024

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	49
Weighted-Average Remaining Term of 13.0 Years

        (1)Refer to footnotes 2 through 4 on the next page under “Fixed-rate and variable-rate debt” for additional details.

Summary of Debt
June 30, 2024
(In millions)

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	50

Fixed-rate and variable-rate debt	Fixed-Rate Debt	Variable-Rate Debt	Total	Percentage	Weighted-Average
					Interest Rate(1)	Remaining Term (in years)

Secured notes payable	$619	$134,323	$134,942	1.1%	8.13%	2.4
Unsecured senior notes payable	12,089,561	—	12,089,561	97.3	3.81	13.3
Unsecured senior line of credit(2) and commercial paper program(3)	—	199,552	199,552	1.6	5.57	3.6	(4)
Total/weighted average	$12,090,180	$333,875	$12,424,055	100.0%	3.89%	13.0	(4)
Percentage of total debt	97.3%	2.7%	100.0%

(1)Represents the weighted-average interest rate as of the end of the applicable period, including expense/income related to the amortization of loan fees, amortization of debt premiums (discounts), and other bank fees.
(2)As of June 30, 2024, we had no outstanding balance on our unsecured senior line of credit.
(3)The commercial paper program provides us with the ability to issue up to $2.5 billion of commercial paper notes that bear interest at short-term fixed rates and can generally be issued with a maturity of 30 days or less and with a maximum maturity of 397 days from the date of issuance. Borrowings under the program are used to fund short-term capital needs and are backed by our unsecured senior line of credit. In the event we are unable to issue commercial paper notes or refinance outstanding borrowings under terms equal to or more favorable than those under our unsecured senior line of credit, we expect to borrow under the unsecured senior line of credit at
SOFR+0.855%. As of June 30, 2024, we had $199.6 million of commercial paper notes outstanding with a weighted-average interest rate of 5.57%.
(4)We calculate the weighted-average remaining term of our commercial paper notes by using the maturity date of our unsecured senior line of credit. Using the maturity date of our outstanding commercial paper notes, the consolidated weighted-average maturity of our debt is 13.0 years. The commercial paper notes sold during the six months ended June 30, 2024 were issued at a weighted-average yield to maturity of 5.59% and had a weighted-
average maturity term of 16 days.

	Average Debt Outstanding		Weighted-Average Interest Rate
	June 30, 2024		June 30, 2024
	Three Months Ended	Six Months Ended	Three Months Ended	Six Months Ended
Long-term fixed-rate debt	$12,171,633	$11,927,318	3.79%	3.75%
Short-term variable-rate unsecured senior line of credit and commercial paper program debt	335,917	433,681	5.56	5.61
Blended average interest rate	12,507,550	12,360,999	3.84	3.82
Loan fee amortization and annual facility fee related to unsecured senior line of credit	N/A	N/A	0.12	0.12
Total/weighted average	$12,507,550	$12,360,999	3.96%	3.94%

Summary of Debt (continued)
June 30, 2024
(Dollars in thousands)

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	51

Debt covenants	Unsecured Senior Notes Payable		Unsecured Senior Line of Credit
Debt Covenant Ratios(1)	Requirement	June 30, 2024	Requirement	June 30, 2024

Total Debt to Total Assets	≤ 60%	30%	≤ 60.0%	29.2%
Secured Debt to Total Assets	≤ 40%	0.3%	≤ 45.0%	0.2%
Consolidated EBITDA to Interest Expense	≥ 1.5x	13.2x	≥ 1.50x	4.01x
Unencumbered Total Asset Value to Unsecured Debt	≥ 150%	328%	N/A	N/A
Unsecured Interest Coverage Ratio	N/A	N/A	≥ 1.75x	15.84x

(1)All covenant ratio titles utilize terms as defined in the respective debt and credit agreements. The calculation of consolidated EBITDA is based on the definitions contained in our loan agreements and is not directly comparable to the computation of EBITDA as described in Exchange Act Release No. 47226.

Unconsolidated real estate joint ventures’ debt						At 100%
Unconsolidated Joint Venture	Maturity Date		Stated Rate		Interest Rate(1)	Aggregate Commitment	Debt Balance(2)	Our Share
1401/1413 Research Boulevard	12/23/24		2.70%		3.31%	$28,500	$28,417	65.0%
1655 and 1725 Third Street	3/10/25	(3)	4.50%		4.57%	600,000	599,718	10.0%
101 West Dickman Street	11/10/26		SOFR+1.95%	(4)	7.39%	26,750	18,558	58.2%
1450 Research Boulevard	12/10/26		SOFR+1.95%	(4)	7.45%	13,000	8,598	73.2%
						$668,250	$655,291

(1)Includes interest expense and amortization of loan fees.
(2)Represents outstanding principal, net of unamortized deferred financing costs, as of June 30, 2024.
(3)The unconsolidated joint venture is early in the process of working with prospective lenders to refinance this debt. As of June 30, 2024, our investment in this unconsolidated real estate joint venture was $11.2 million.
(4)This loan is subject to a fixed SOFR floor of 0.75%.

Summary of Debt (continued)
June 30, 2024
(Dollars in thousands)

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	52

Debt	Stated Rate	Interest Rate(1)		Maturity Date(2)		Principal Payments Remaining for the Periods Ending December 31,						Principal	Unamortized (Deferred Financing Cost), (Discount)/ Premium	Total
						2024	2025	2026	2027	2028	Thereafter
Secured notes payable
Greater Boston(3)	SOFR+2.70%	8.14%		11/19/26		$—	$—	$134,648	$—	$—	$—	$134,648	$(325)	$134,323
San Francisco Bay Area	6.50%	6.50		7/1/36		32	34	36	38	41	438	619	—	619
Secured debt weighted-average interest rate/ subtotal		8.13				32	34	134,684	38	41	438	135,267	(325)	134,942

Unsecured senior line of credit and commercial paper program(4)	(4)	5.57	(4)	1/22/28	(4)	—	—	—	—	200,000	—	200,000	(448)	199,552
Unsecured senior notes payable	3.45%	3.62		4/30/25		—	600,000	—	—	—	—	600,000	(739)	599,261
Unsecured senior notes payable	4.30%	4.50		1/15/26		—	—	300,000	—	—	—	300,000	(778)	299,222
Unsecured senior notes payable	3.80%	3.96		4/15/26		—	—	350,000	—	—	—	350,000	(899)	349,101
Unsecured senior notes payable	3.95%	4.13		1/15/27		—	—	—	350,000	—	—	350,000	(1,321)	348,679
Unsecured senior notes payable	3.95%	4.07		1/15/28		—	—	—	—	425,000	—	425,000	(1,523)	423,477
Unsecured senior notes payable	4.50%	4.60		7/30/29		—	—	—	—	—	300,000	300,000	(1,138)	298,862
Unsecured senior notes payable	2.75%	2.87		12/15/29		—	—	—	—	—	400,000	400,000	(2,269)	397,731
Unsecured senior notes payable	4.70%	4.81		7/1/30		—	—	—	—	—	450,000	450,000	(2,241)	447,759
Unsecured senior notes payable	4.90%	5.05		12/15/30		—	—	—	—	—	700,000	700,000	(5,121)	694,879
Unsecured senior notes payable	3.375%	3.48		8/15/31		—	—	—	—	—	750,000	750,000	(4,669)	745,331
Unsecured senior notes payable	2.00%	2.12		5/18/32		—	—	—	—	—	900,000	900,000	(7,428)	892,572
Unsecured senior notes payable	1.875%	1.97		2/1/33		—	—	—	—	—	1,000,000	1,000,000	(7,543)	992,457
Unsecured senior notes payable	2.95%	3.07		3/15/34		—	—	—	—	—	800,000	800,000	(7,613)	792,387
Unsecured senior notes payable	4.75%	4.88		4/15/35		—	—	—	—	—	500,000	500,000	(5,185)	494,815
Unsecured senior notes payable	5.25%	5.38		5/15/36		—	—	—	—	—	400,000	400,000	(4,280)	395,720
Unsecured senior notes payable	4.85%	4.93		4/15/49		—	—	—	—	—	300,000	300,000	(2,929)	297,071
Unsecured senior notes payable	4.00%	3.91		2/1/50		—	—	—	—	—	700,000	700,000	10,049	710,049
Unsecured senior notes payable	3.00%	3.08		5/18/51		—	—	—	—	—	850,000	850,000	(11,417)	838,583
Unsecured senior notes payable	3.55%	3.63		3/15/52		—	—	—	—	—	1,000,000	1,000,000	(13,892)	986,108
Unsecured senior notes payable	5.15%	5.26		4/15/53		—	—	—	—	—	500,000	500,000	(7,702)	492,298
Unsecured senior notes payable	5.625%	5.71		5/15/54		—	—	—	—	—	600,000	600,000	(6,801)	593,199
Unsecured debt weighted-average interest rate/ subtotal		3.84				—	600,000	650,000	350,000	625,000	10,150,000	12,375,000	(85,887)	12,289,113
Weighted-average interest rate/total		3.89%				$32	$600,034	$784,684	$350,038	$625,041	$10,150,438	$12,510,267	$(86,212)	$12,424,055

Balloon payments						$—	$600,000	$784,648	$350,000	$625,000	$10,150,068	$12,509,716	$—	$12,509,716
Principal amortization						32	34	36	38	41	370	551	(86,212)	(85,661)
Total debt						$32	$600,034	$784,684	$350,038	$625,041	$10,150,438	$12,510,267	$(86,212)	$12,424,055
Fixed-rate debt						$32	$600,034	$650,036	$350,038	$425,041	$10,150,438	$12,175,619	$(85,439)	$12,090,180
Variable-rate debt						—	—	134,648	—	200,000	—	334,648	(773)	333,875
Total debt						$32	$600,034	$784,684	$350,038	$625,041	$10,150,438	$12,510,267	$(86,212)	$12,424,055
Weighted-average stated rate on maturing debt						N/A	3.45%	3.80%	3.95%	4.47%	3.68%
(1)Represents the weighted-average interest rate as of the end of the applicable period, including amortization of loan fees, amortization of debt premiums (discounts), and other bank fees.
(2)Reflects any extension options that we control.
(3)Represents a secured construction loan held by our consolidated real estate joint venture for 99 Coolidge Avenue, of which we own a 75.0% interest. As of June 30, 2024, this joint venture has $60.7 million available under existing lender commitments. The interest rate shall be reduced from SOFR+2.70% to SOFR+2.10% over time upon the completion of certain leasing, construction, and financial covenant milestones.
(4)Refer to footnotes 2 through 4 under “Fixed-rate and variable-rate debt” in “Summary of Debt” for additional details. In July 2024, we executed an agreement with the lender group to amend and restate our unsecured senior line of credit to, among other changes, extend the maturity date from January 22, 2028 to January 22, 2030, including extension options that we control. We expect that the amendment and restatement will become effective in September 2024 upon the satisfaction of certain conditions.

Summary of Debt (continued)
June 30, 2024
(Dollars in thousands)

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	53
This section contains additional details for sections throughout the Supplemental Information and the accompanying Earnings Press Release, as well as explanations and reconciliations of certain non-
GAAP financial measures and the reasons why we use these supplemental measures of performance and believe they provide useful information to investors. Additional detail can be found in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.
Adjusted EBITDA and Adjusted EBITDA margin

The following table reconciles net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA and calculates the
Adjusted EBITDA margin:

	Three Months Ended
(Dollars in thousands)	6/30/24	3/31/24	12/31/23	9/30/23	6/30/23
Net income (loss)	$94,049	$219,176	$(42,658)	$68,254	$133,705
Interest expense	45,789	40,840	31,967	11,411	17,072
Income taxes	1,182	1,764	1,322	1,183	2,251
Depreciation and amortization	290,720	287,554	285,246	269,370	273,555
Stock compensation expense	14,507	17,125	34,592	16,288	15,492
Gain on sales of real estate	—	(392)	(62,227)	—	(214,810)
Unrealized losses (gains) on non-real estate investments	64,238	(29,158)	(19,479)	77,202	77,897
Impairment of real estate	30,763	—	271,890	20,649	168,575
Impairment of non-real estate investments	12,788	14,698	23,094	28,503	22,953
Adjusted EBITDA	$554,036	$551,607	$523,747	$492,860	$496,690

Total revenues	$766,734	$769,108	$757,216	$713,788	$713,900

Adjusted EBITDA margin	72%	72%	69%	69%	70%
We use Adjusted EBITDA as a supplemental performance measure of our operations, for financial and operational decision-making, and as a supplemental means of evaluating period-to-period comparisons on a consistent basis. Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation, and amortization (“EBITDA”), excluding stock compensation expense, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, impairments of real estate, and significant termination fees. Adjusted EBITDA also excludes unrealized gains or losses and significant realized gains or losses and impairments that result from our non-real estate investments. These non-
real estate investment amounts are classified in our consolidated statements of operations outside of total revenues.
We believe Adjusted EBITDA provides investors with relevant and useful information as it allows investors to evaluate the operating performance of our business activities without having to account for differences recognized because of investing and financing decisions related to our real estate and non-real estate investments, our capital structure, capital market transactions, and variances resulting from the volatility of market conditions outside of our control. For example, we exclude gains or losses on the early extinguishment of debt to allow investors to measure our performance independent of our indebtedness and capital structure. We believe that adjusting for the effects of impairments and gains or losses on sales of real estate, significant impairments and realized gains or losses on non-real estate investments, and significant termination fees allows investors to evaluate performance from period to period on a consistent basis without having to account for differences recognized because of investing and financing decisions related to our real estate and non-real estate investments or other corporate activities that may not be representative of the operating performance of our properties.
In addition, we believe that excluding charges related to stock compensation and unrealized gains or losses facilitates for investors a comparison of our business activities across periods without the volatility resulting from market forces outside of our control. Adjusted EBITDA has limitations as a measure of our performance. Adjusted EBITDA does not reflect our historical expenditures or future requirements for capital expenditures or contractual commitments. While Adjusted EBITDA is a relevant measure of performance, it does not represent net income (loss) or cash flows from operations calculated and presented in accordance with GAAP, and it should not be considered as an alternative to those indicators in evaluating performance or liquidity.
In order to calculate the Adjusted EBITDA margin, we divide Adjusted EBITDA by total revenues as presented in our consolidated statements of operations. We believe that this supplemental performance measure provides investors with additional useful information regarding the profitability of our operating activities.
We are not able to forecast fourth quarter net income without unreasonable effort and therefore do not provide a reconciliation for Adjusted EBITDA on a forward-looking basis. This is due to the inherent difficulty of forecasting the timing and/or amount of items that depend on market conditions outside of our control, including the timing of dispositions, capital events, and financing decisions, as well as quarterly components such as gain on sales of real estate, unrealized gains or losses on non-
real estate investments, impairment of real estate, and impairment of non-real estate investments. Our attempt to predict these amounts may produce significant but inaccurate estimates, which would be potentially misleading for our investors.

Definitions and Reconciliations
June 30, 2024

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	54
Annual rental revenue
Annual rental revenue represents the annualized fixed base rental obligations, calculated in accordance with GAAP, for leases in effect as of the end of the period, related to our operating
RSF. Annual rental revenue is presented using 100% of the annual rental revenue from our consolidated properties and our share of annual rental revenue for our unconsolidated real estate joint ventures.
Annual rental revenue per RSF is computed by dividing annual rental revenue by the sum of 100% of the RSF of our consolidated properties and our share of the RSF of properties held in unconsolidated real estate joint ventures. As of June 30, 2024, approximately 94% of our leases (on an annual rental revenue basis) were triple net leases, which require tenants to pay substantially all real estate taxes, insurance, utilities, repairs and maintenance, common area expenses, and other operating expenses
(including increases thereto) in addition to base rent. Annual rental revenue excludes these operating expenses recovered from our tenants. Amounts recovered from our tenants related to these operating expenses, along with base rent, are classified in income from rentals in our consolidated statements of operations.
Capitalization rates
Capitalization rates are calculated based on net operating income and net operating income
(cash basis) annualized, excluding lease termination fees, on stabilized operating assets for the quarter preceding the date on which the property is sold, or near-term prospective net operating income.
Capitalized interest
We capitalize interest cost as a cost of a project during periods for which activities necessary to develop, redevelop, or reposition a project for its intended use are ongoing, provided that expenditures for the asset have been made and interest cost has been incurred. Activities necessary to develop, redevelop, or reposition a project include pre-construction activities such as entitlements, permitting, design, site work, and other activities preceding commencement of construction of aboveground building improvements. The advancement of pre-construction efforts is focused on reducing the time required to deliver projects to prospective tenants. These critical activities add significant value for future ground-up development and are required for the vertical construction of buildings. If we cease activities necessary to prepare a project for its intended use, interest costs related to such project are expensed as incurred.
Cash interest
Cash interest is equal to interest expense calculated in accordance with GAAP plus capitalized interest, less amortization of loan fees and debt premiums (discounts). Refer to the definition of fixed-charge coverage ratio for a reconciliation of interest expense, the most directly comparable financial measure calculated and presented in accordance with GAAP, to cash interest.
Class A/A+ properties and AAA locations
Class A/A+ properties are properties clustered in AAA locations that provide innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and inspire productivity, efficiency, creativity, and success. Class A/
A+ properties generally command higher annual rental rates than other classes of similar properties.
AAA locations are in close proximity to concentrations of specialized skills, knowledge, institutions, and related businesses.
Development, redevelopment, and pre-construction
A key component of our business model is our disciplined allocation of capital to the development and redevelopment of new Class A/A+ properties, and property enhancements identified during the underwriting of certain acquired properties, located in collaborative life science mega campuses in AAA innovation clusters. These projects are generally focused on providing high-quality, generic, and reusable spaces that meet the real estate requirements of a wide range of tenants. Upon completion, each value-creation project is expected to generate increases in rental income, net operating income, and cash flows. Our development and redevelopment projects are generally in locations that are highly desirable to high-quality entities, which we believe results in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value.
Development projects generally consist of the ground-up development of generic and reusable laboratory facilities. Redevelopment projects consist of the permanent change in use of acquired office, warehouse, or shell space into laboratory space. We generally will not commence new development projects for aboveground construction of new Class A/A+ laboratory space without first securing significant pre-leasing for such space, except when there is solid market demand for high-
quality Class A/A+ properties.
Priority anticipated projects are those most likely to commence future ground-up development or first-time conversion from non-laboratory space to laboratory space prior to our other future projects, pending market conditions and leasing negotiations.
Pre-construction activities include entitlements, permitting, design, site work, and other activities preceding commencement of construction of aboveground building improvements. The advancement of pre-construction efforts is focused on reducing the time required to deliver projects to prospective tenants. These critical activities add significant value for future ground-up development and are required for the vertical construction of buildings. Ultimately, these projects will provide high-quality facilities and are expected to generate significant revenue and cash flows.
Development, redevelopment, and pre-construction spending also includes the following costs: (i) amounts to bring certain acquired properties up to market standard and/or other costs identified during the acquisition process (generally within two years of acquisition) and (ii) permanent conversion of space for highly flexible, move-in-ready laboratory space to foster the growth of promising early- and growth-stage life science companies.
Revenue-enhancing and repositioning capital expenditures represent spending to reposition or significantly change the use of a property, including through improvement in the asset quality from
Class B to Class A/A+.
Non-revenue-enhancing capital expenditures represent costs required to maintain the current revenues of a stabilized property, including the associated costs for renewed and re-leased space.
Dividend payout ratio (common stock)
Dividend payout ratio (common stock) is the ratio of the absolute dollar amount of dividends on our common stock (shares of common stock outstanding on the respective record dates multiplied by the related dividend per share) to funds from operations attributable to Alexandria’s common stockholders – diluted, as adjusted.

Definitions and Reconciliations (continued)
June 30, 2024

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	55
Dividend yield
Dividend yield for the quarter represents the annualized quarter dividend divided by the closing common stock price at the end of the quarter.
Fixed-charge coverage ratio
Fixed-charge coverage ratio is a non-GAAP financial measure representing the ratio of
Adjusted EBITDA to cash interest and fixed charges. We believe that this ratio is useful to investors as a supplemental measure of our ability to satisfy fixed financing obligations and preferred stock dividends.
Cash interest is equal to interest expense calculated in accordance with GAAP plus capitalized interest, less amortization of loan fees and debt premiums (discounts).
The following table reconciles interest expense, the most directly comparable financial measure calculated and presented in accordance with GAAP, to cash interest and computes fixed-
charge coverage ratio:

	Three Months Ended
(Dollars in thousands)	6/30/24	3/31/24	12/31/23	9/30/23	6/30/23
Adjusted EBITDA	$554,036	$551,607	$523,747	$492,860	$496,690

Interest expense	$45,789	$40,840	$31,967	$11,411	$17,072
Capitalized interest	81,039	81,840	89,115	96,119	91,674
Amortization of loan fees	(4,146)	(4,142)	(4,059)	(4,059)	(3,729)
Amortization of debt discounts	(328)	(318)	(309)	(306)	(304)
Cash interest and fixed charges	$122,354	$118,220	$116,714	$103,165	$104,713

Fixed-charge coverage ratio:
– quarter annualized	4.5x	4.7x	4.5x	4.8x	4.7x
– trailing 12 months	4.6x	4.7x	4.7x	4.9x	4.9x

We are not able to forecast fourth quarter net income without unreasonable effort and therefore do not provide a reconciliation for fixed-charge coverage ratio on a forward-looking basis. This is due to the inherent difficulty of forecasting the timing and/or amount of items that depend on market conditions outside of our control, including the timing of dispositions, capital events, and financing decisions, as well as quarterly components such as gain on sales of real estate, unrealized gains or losses on non-real estate investments, impairment of real estate, and impairment of non-real estate investments. Our attempt to predict these amounts may produce significant but inaccurate estimates, which would be potentially misleading for our investors.
Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders
GAAP-basis accounting for real estate assets utilizes historical cost accounting and assumes that real estate values diminish over time. In an effort to overcome the difference between real estate values and historical cost accounting for real estate assets, the Nareit Board of Governors established funds from operations as an improved measurement tool. Since its introduction, funds from operations has become a widely used non-GAAP financial measure among equity REITs. We believe that funds from operations is helpful to investors as an additional measure of the performance of an equity
REIT. Moreover, we believe that funds from operations, as adjusted, allows investors to compare our performance to the performance of other real estate companies on a consistent basis, without having to account for differences recognized because of real estate acquisition and disposition decisions, financing decisions, capital structure, capital market transactions, variances resulting from the volatility of market conditions outside of our control, or other corporate activities that may not be representative of the operating performance of our properties.
The 2018 White Paper published by the Nareit Board of Governors (the “Nareit White Paper”)
defines funds from operations as net income (computed in accordance with GAAP), excluding gains or losses on sales of real estate, and impairments of real estate, plus depreciation and amortization of operating real estate assets, and after adjustments for our share of consolidated and unconsolidated partnerships and real estate joint ventures. Impairments represent the write-down of assets when fair value over the recoverability period is less than the carrying value due to changes in general market conditions and do not necessarily reflect the operating performance of the properties during the corresponding period.
We compute funds from operations, as adjusted, as funds from operations calculated in accordance with the Nareit White Paper, excluding significant gains, losses, and impairments realized on non-real estate investments, unrealized gains or losses on non-real estate investments, impairment of real estate primarily consisting of pre-acquisition costs incurred in connection with acquisitions we decided to no longer pursue, gains or losses on early extinguishment of debt, significant termination fees, acceleration of stock compensation expense due to the resignations of executive officers, deal costs, the income tax effect related to such items, and the amount of such items that is allocable to our unvested restricted stock awards. We compute the amount that is allocable to our unvested restricted stock awards using the two-class method. Under the two-class method, we allocate net income (after amounts attributable to noncontrolling interests) to common stockholders and to unvested restricted stock awards by applying the respective weighted-average shares outstanding during each quarter-to-
date and year-to-date period. This may result in a difference of the summation of the quarter-to-date and year-to-date amounts. Neither funds from operations nor funds from operations, as adjusted, should be considered as alternatives to net income (determined in accordance with GAAP) as indications of financial performance, or to cash flows from operating activities (determined in accordance with GAAP)
as measures of liquidity, nor are they indicative of the availability of funds for our cash needs, including our ability to make distributions.

Definitions and Reconciliations (continued)
June 30, 2024

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	56
Funds from operations and funds from operations, as adjusted, attributable to Alexandria’s common stockholders (continued)
The following table reconciles net income to funds from operations for the share of consolidated real estate joint ventures attributable to noncontrolling interests and our share of unconsolidated real estate joint ventures:

	Noncontrolling Interest Share of Consolidated Real Estate JVs		Our Share of Unconsolidated Real Estate JVs
	June 30, 2024		June 30, 2024
(In thousands)	Three Months Ended	Six Months Ended	Three Months Ended	Six Months Ended
Net income	$47,347	$95,978	$130	$285
Depreciation and amortization of real estate assets	31,364	62,268	1,068	2,102
Funds from operations	$78,711	$158,246	$1,198	$2,387
Gross assets
Gross assets are calculated as total assets plus accumulated depreciation:

(In thousands)	6/30/24	3/31/24	12/31/23	9/30/23	6/30/23
Total assets	$37,847,865	$37,699,046	$36,771,402	$36,783,293	$36,659,257
Accumulated depreciation	5,457,414	5,216,857	4,985,019	4,856,436	4,646,833
Gross assets	$43,305,279	$42,915,903	$41,756,421	$41,639,729	$41,306,090

Initial stabilized yield (unlevered)
Initial stabilized yield is calculated as the estimated amounts of net operating income at stabilization divided by our investment in the property. Our initial stabilized yield excludes the benefit of leverage. Our cash rents related to our value-creation projects are generally expected to increase over time due to contractual annual rent escalations. Our estimates for initial stabilized yields, initial stabilized yields (cash basis), and total costs at completion represent our initial estimates at the commencement of the project. We expect to update this information upon completion of the project, or sooner if there are significant changes to the expected project yields or costs.
•Initial stabilized yield reflects rental income, including contractual rent escalations and any rent concessions over the term(s) of the lease(s), calculated on a straight-line basis.
•Initial stabilized yield (cash basis) reflects cash rents at the stabilization date after initial rental concessions, if any, have elapsed and our total cash investment in the property.
Investment-grade or publicly traded large cap tenants
Investment-grade or publicly traded large cap tenants represent tenants that are investment-
grade rated or publicly traded companies with an average daily market capitalization greater than $10 billion for the twelve months ended June 30, 2024, as reported by Bloomberg Professional Services.
Credit ratings from Moody’s Investors Service and S&P Global Ratings reflect credit ratings of the tenant’s parent entity, and there can be no assurance that a tenant’s parent entity will satisfy the tenant’s lease obligation upon such tenant’s default. We monitor the credit quality and related material changes of our tenants. Material changes that cause a tenant’s market capitalization to decrease below $10 billion, which are not immediately reflected in the twelve-month average, may result in their exclusion from this measure.
Investments
We hold investments in publicly traded companies and privately held entities primarily involved in the life science industries. We recognize, measure, present, and disclose these investments as follows:

Statements of Operations
	Balance Sheet	Gains and Losses
	Carrying Amount	Unrealized	Realized

Difference between proceeds received upon disposition and historical cost
Publicly traded companies	Fair value	Changes in fair value
Privately held entities without readily determinable fair values that:
Report NAV	Fair value, using NAV as a practical expedient	Changes in NAV, as a practical expedient to fair value

Do not report NAV	Cost, adjusted for observable price changes and impairments(1)	Observable price changes(1)	Impairments to reduce costs to fair value, which result in an adjusted cost basis and the differences between proceeds received upon disposition and adjusted or historical cost

Equity method investments	Contributions, adjusted for our share of the investee’s earnings or losses, less distributions received, reduced by other-than-temporary impairments	Our share of unrealized gains or losses reported by the investee	Our share of realized gains or losses reported by the investee, and other-than- temporary impairments

(1)An observable price is a price observed in an orderly transaction for an identical or similar investment of the same issuer. Observable price changes result from, among other things, equity transactions for the same issuer with similar rights and obligations executed during the reporting period, including subsequent equity offerings or other reported equity transactions related to the same issuer.

Definitions and Reconciliations (continued)
June 30, 2024

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	57
Investments in real estate
The following table reconciles our investments in real estate as of June 30, 2024:

(In thousands)	Investments in Real Estate
Gross investments in real estate	$38,131,253
Less: accumulated depreciation	(5,457,414)
Investments in real estate	$32,673,839
The following table presents our value-creation pipeline of new Class A/A+ development and redevelopment projects, excluding properties held for sale, as a percentage of gross assets as of
June 30, 2024:

Percentage of Gross Assets
Under construction projects and one committed near-term project expected to commence construction in the next two years (61% leased/negotiating)	9%
Income-producing/potential cash flows/covered land play(1)	7%
Land	5%

(1)Includes projects with existing buildings that are generating or can generate operating cash flows. Also includes development rights associated with existing operating campuses. These projects aggregated 1.0% of annual rental revenue as of June 30, 2024 and are included in our industry mix chart as targeted for a future change in use to laboratory space. Refer to “High-quality and diverse client base” in the Supplemental Information for additional details.

Space Intentionally Blank
The square footage presented in the table below is classified as operating as of June 30,
2024. These lease expirations or vacant space at recently acquired properties represent future opportunities for which we have the intent, subject to market conditions and leasing, to commence first-
time conversion from non-laboratory space to laboratory space, or to commence future ground-up development:

	Dev/ Redev	RSF of Lease Expirations Targeted for Development and Redevelopment
Property/Submarket		2024	2025	Thereafter(1)	Total
Committed near-term project:
4161 Campus Point Court/University Town Center	Dev	—	159,884	—	159,884

Priority anticipated projects:
311 Arsenal Street/Cambridge/Inner Suburbs	Redev	—	25,312	—	25,312
269 East Grand Avenue/South San Francisco	Redev	107,250	—	—	107,250
3301 Monte Villa Parkway/Bothell	Redev	—	50,552	—	50,552
1020 Red River Street/Austin	Redev	—	126,034	—	126,034
		107,250	201,898	—	309,148
Future projects:
100 Edwin H. Land Boulevard/Cambridge	Dev	104,500	—	—	104,500
446, 458, 500, and 550 Arsenal Street/Cambridge/ Inner Suburbs	Dev	—	—	376,698	376,698
Other/Greater Boston	Redev	—	—	167,549	167,549
1122 and 1150 El Camino Real/South San Francisco	Dev	—	—	375,232	375,232
3875 Fabian Way/Greater Stanford	Dev	—	—	228,000	228,000
2100, 2200, and 2400 Geng Road/Greater Stanford	Dev	—	—	78,501	78,501
960 Industrial Road/Greater Stanford	Dev	—	—	112,590	112,590
Campus Point by Alexandria/University Town Center	Dev	226,144	109,164	—	335,308
Sequence District by Alexandria/Sorrento Mesa	Dev/ Redev	—	—	686,290	686,290
830 4th Avenue South/SoDo	Dev	—	—	42,380	42,380
Other/Seattle	Dev	—	—	76,559	76,559
100 Capitola Drive/Research Triangle	Dev	—	—	34,527	34,527
1001 Trinity Street/Austin	Dev	—	72,938	—	72,938
Canada	Redev	—	—	247,743	247,743
		330,644	182,102	2,426,069	2,938,815
		437,894	543,884	2,426,069	3,407,847

(1)Includes vacant square footage as of June 30, 2024.

Definitions and Reconciliations (continued)
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Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	58
Joint venture financial information
We present components of balance sheet and operating results information related to our real estate joint ventures, which are not presented, or intended to be presented, in accordance with GAAP.
We present the proportionate share of certain financial line items as follows: (i) for each real estate joint venture that we consolidate in our financial statements, which are controlled by us through contractual rights or majority voting rights, but of which we own less than 100%, we apply the noncontrolling interest economic ownership percentage to each financial item to arrive at the amount of such cumulative noncontrolling interest share of each component presented; and (ii) for each real estate joint venture that we do not control and do not consolidate, and are instead controlled jointly or by our joint venture partners through contractual rights or majority voting rights, we apply our economic ownership percentage to each financial item to arrive at our proportionate share of each component presented.
The components of balance sheet and operating results information related to our real estate joint ventures do not represent our legal claim to those items. For each entity that we do not wholly own, the joint venture agreement generally determines what equity holders can receive upon capital events, such as sales or refinancing, or in the event of a liquidation. Equity holders are normally entitled to their respective legal ownership of any residual cash from a joint venture only after all liabilities, priority distributions, and claims have been repaid or satisfied.
We believe that this information can help investors estimate the balance sheet and operating results information related to our partially owned entities. Presenting this information provides a perspective not immediately available from consolidated financial statements and one that can supplement an understanding of the joint venture assets, liabilities, revenues, and expenses included in our consolidated results.
The components of balance sheet and operating results information related to our real estate joint ventures are limited as an analytical tool as the overall economic ownership interest does not represent our legal claim to each of our joint ventures’ assets, liabilities, or results of operations. In addition, joint venture financial information may include financial information related to the unconsolidated real estate joint ventures that we do not control. We believe that in order to facilitate for investors a clear understanding of our operating results and our total assets and liabilities, joint venture financial information should be examined in conjunction with our consolidated statements of operations and balance sheets. Joint venture financial information should not be considered an alternative to our consolidated financial statements, which are presented and prepared in accordance with GAAP.
Key items included in net income attributable to Alexandria’s common stockholders
We present a tabular comparison of items, whether gain or loss, that may facilitate a high-
level understanding of our results and provide context for the disclosures included in this Supplemental
Information, our most recent annual report on Form 10-K, and our subsequent quarterly reports on Form
10-Q. We believe that such tabular presentation promotes a better understanding for investors of the corporate-level decisions made and activities performed that significantly affect comparison of our operating results from period to period. We also believe that this tabular presentation will supplement for investors an understanding of our disclosures and real estate operating results. Gains or losses on sales of real estate and impairments of assets classified as held for sale are related to corporate-level decisions to dispose of real estate. Gains or losses on early extinguishment of debt are related to corporate-level financing decisions focused on our capital structure strategy. Significant realized and unrealized gains or losses on non-real estate investments, impairments of real estate and non-real estate investments, and acceleration of stock compensation expense due to the resignation of an executive officer are not related to the operating performance of our real estate assets as they result from strategic, corporate-level non-real estate investment decisions and external market conditions.
Impairments of non-real estate investments are not related to the operating performance of our real estate as they represent the write-down of non-real estate investments when their fair values decrease below their respective carrying values due to changes in general market or other conditions outside of our control. Significant items, whether a gain or loss, included in the tabular disclosure for current periods are described in further detail in this Supplemental Information and accompanying Earnings
Press Release.
Mega campus
Mega campuses are cluster campuses that consist of approximately 1 million RSF or more, including operating, active development/redevelopment, and land RSF less operating RSF expected to be demolished. The following table reconciles our annual rental revenue and value-creation pipeline
RSF as of June 30, 2024:

(Dollars in thousands)	Annual Rental Revenue	Value-Creation Pipeline RSF
Mega campus	$1,649,514	21,944,200
Non-mega campus	567,461	10,013,556
Total	$2,216,975	31,957,756

Mega campus as a percentage of annual rental revenue and of total value-creation pipeline RSF	74%	69%
Net cash provided by operating activities after dividends
Net cash provided by operating activities after dividends includes the deduction for distributions to noncontrolling interests. For purposes of this calculation, changes in operating assets and liabilities are excluded as they represent timing differences.

Definitions and Reconciliations (continued)
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Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	59
Net debt and preferred stock to Adjusted EBITDA
Net debt and preferred stock to Adjusted EBITDA is a non-GAAP financial measure that we believe is useful to investors as a supplemental measure of evaluating our balance sheet leverage. Net debt and preferred stock is equal to the sum of total consolidated debt less cash, cash equivalents, and restricted cash, plus preferred stock outstanding as of the end of the period. Refer to the definition of
Adjusted EBITDA and Adjusted EBITDA margin for further information on the calculation of Adjusted
EBITDA.
The following table reconciles debt to net debt and preferred stock and computes the ratio to
Adjusted EBITDA:

(Dollars in thousands)	6/30/24	3/31/24	12/31/23	9/30/23	6/30/23
Secured notes payable	$134,942	$130,050	$119,662	$109,110	$91,939
Unsecured senior notes payable	12,089,561	12,087,113	11,096,028	11,093,725	11,091,424
Unsecured senior line of credit and commercial paper	199,552	—	99,952	—	—
Unamortized deferred financing costs	81,942	84,198	76,329	78,496	80,663
Cash and cash equivalents	(561,021)	(722,176)	(618,190)	(532,390)	(924,370)
Restricted cash	(4,832)	(9,519)	(42,581)	(35,321)	(35,920)
Preferred stock	—	—	—	—	—
Net debt and preferred stock	$11,940,144	$11,569,666	$10,731,200	$10,713,620	$10,303,736

Adjusted EBITDA:
– quarter annualized	$2,216,144	$2,206,428	$2,094,988	$1,971,440	$1,986,760
– trailing 12 months	$2,122,250	$2,064,904	$1,997,518	$1,935,505	$1,895,336

Net debt and preferred stock to Adjusted EBITDA:
– quarter annualized	5.4x	5.2x	5.1x	5.4x	5.2x
– trailing 12 months	5.6x	5.6x	5.4x	5.5x	5.4x

We are not able to forecast fourth quarter net income without unreasonable effort and therefore do not provide a reconciliation for net debt and preferred stock to Adjusted EBITDA on a forward-looking basis. This is due to the inherent difficulty of forecasting the timing and/or amount of items that depend on market conditions outside of our control, including the timing of dispositions, capital events, and financing decisions, as well as quarterly components such as gain on sales of real estate, unrealized gains or losses on non-real estate investments, impairment of real estate, and impairment of non-real estate investments. Our attempt to predict these amounts may produce significant but inaccurate estimates, which would be potentially misleading for our investors.
Net operating income, net operating income (cash basis), and operating margin
The following table reconciles net income (loss) to net operating income and net operating income (cash basis) and computes operating margin:

	Three Months Ended		Six Months Ended
(Dollars in thousands)	6/30/24	6/30/23	6/30/24	6/30/23
Net income	$94,049	$133,705	$313,225	$255,398

Equity in earnings of unconsolidated real estate joint ventures	(130)	(181)	(285)	(375)
General and administrative expenses	44,629	45,882	91,684	94,078
Interest expense	45,789	17,072	86,629	30,826
Depreciation and amortization	290,720	273,555	578,274	538,857
Impairment of real estate	30,763	168,575	30,763	168,575
Gain on sales of real estate	—	(214,810)	(392)	(214,810)
Investment loss	43,660	78,268	376	123,379
Net operating income	549,480	502,066	1,100,274	995,928
Straight-line rent revenue	(48,338)	(29,335)	(96,589)	(62,526)
Amortization of acquired below-market leases	(22,515)	(24,789)	(52,855)	(46,425)
Net operating income (cash basis)	$478,627	$447,942	$950,830	$886,977

Net operating income (cash basis) – annualized	$1,914,508	$1,791,768	$1,901,660	$1,773,954

Net operating income (from above)	$549,480	$502,066	$1,100,274	$995,928
Total revenues	$766,734	$713,900	$1,535,842	$1,414,695
Operating margin	72%	70%	72%	70%
Net operating income is a non-GAAP financial measure calculated as net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, excluding equity in the earnings of our unconsolidated real estate joint ventures, general and administrative expenses, interest expense, depreciation and amortization, impairments of real estate, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, and investment income or loss. We believe net operating income provides useful information to investors regarding our financial condition and results of operations because it primarily reflects those income and expense items that are incurred at the property level. Therefore, we believe net operating income is a useful measure for investors to evaluate the operating performance of our consolidated real estate assets. Net operating income on a cash basis is net operating income adjusted to exclude the effect of straight-line rent and amortization of acquired above- and below-market lease revenue adjustments required by
GAAP. We believe that net operating income on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent revenue and the amortization of acquired above- and below-market leases.

Definitions and Reconciliations (continued)
June 30, 2024

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	60
Net operating income, net operating income (cash basis), and operating margin (continued)
Furthermore, we believe net operating income is useful to investors as a performance measure of our consolidated properties because, when compared across periods, net operating income reflects trends in occupancy rates, rental rates, and operating costs, which provide a perspective not immediately apparent from net income or loss. Net operating income can be used to measure the initial stabilized yields of our properties by calculating net operating income generated by a property divided by our investment in the property. Net operating income excludes certain components from net income in order to provide results that are more closely related to the results of operations of our properties. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level rather than at the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort comparability of operating performance at the property level. Impairments of real estate have been excluded in deriving net operating income because we do not consider impairments of real estate to be property-level operating expenses. Impairments of real estate relate to changes in the values of our assets and do not reflect the current operating performance with respect to related revenues or expenses. Our impairments of real estate represent the write-down in the value of the assets to the estimated fair value less cost to sell. These impairments result from investing decisions or a deterioration in market conditions. We also exclude realized and unrealized investment gain or loss, which results from investment decisions that occur at the corporate level related to non-real estate investments in publicly traded companies and certain privately held entities. Therefore, we do not consider these activities to be an indication of operating performance of our real estate assets at the property level. Our calculation of net operating income also excludes charges incurred from changes in certain financing decisions, such as losses on early extinguishment of debt, as these charges often relate to corporate strategy. Property operating expenses included in determining net operating income primarily consist of costs that are related to our operating properties, such as utilities, repairs, and maintenance; rental expense related to ground leases; contracted services, such as janitorial, engineering, and landscaping; property taxes and insurance; and property-level salaries. General and administrative expenses consist primarily of accounting and corporate compensation, corporate insurance, professional fees, rent, and supplies that are incurred as part of corporate office management. We calculate operating margin as net operating income divided by total revenues.
We believe that in order to facilitate for investors a clear understanding of our operating results, net operating income should be examined in conjunction with net income or loss as presented in our consolidated statements of operations. Net operating income should not be considered as an alternative to net income or loss as an indication of our performance, nor as an alternative to cash flows as a measure of our liquidity or our ability to make distributions.
Operating statistics
We present certain operating statistics related to our properties, including number of properties, RSF, occupancy percentage, leasing activity, and contractual lease expirations as of the end of the period. We believe these measures are useful to investors because they facilitate an understanding of certain trends for our properties. We compute the number of properties, RSF, occupancy percentage, leasing activity, and contractual lease expirations at 100% for all properties in which we have an investment, including properties owned by our consolidated and unconsolidated real estate joint ventures. For operating metrics based on annual rental revenue, refer to the definition of annual rental revenue herein.
Same property comparisons
As a result of changes within our total property portfolio during the comparative periods presented, including changes from assets acquired or sold, properties placed into development or redevelopment, and development or redevelopment properties recently placed into service, the consolidated total income from rentals, as well as rental operating expenses in our operating results, can show significant changes from period to period. In order to supplement an evaluation of our results of operations over a given quarterly or annual period, we analyze the operating performance for all consolidated properties that were fully operating for the entirety of the comparative periods presented, referred to as same properties. We separately present quarterly and year-to-date same property results to align with the interim financial information required by the SEC in our management’s discussion and analysis of our financial condition and results of operations. These same properties are analyzed separately from properties acquired subsequent to the first day in the earliest comparable quarterly or year-to-date period presented, properties that underwent development or redevelopment at any time during the comparative periods, unconsolidated real estate joint ventures, properties classified as held for sale, and corporate entities (legal entities performing general and administrative functions), which are excluded from same property results. Additionally, termination fees, if any, are excluded from the results of same properties.

Space Intentionally Blank

Definitions and Reconciliations (continued)
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Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	61
Same property comparisons (continued)
The following table reconciles the number of same properties to total properties for the six months ended June 30, 2024:

		Redevelopment – placed into
Development – under construction	Properties	service after January 1, 2023	Properties
201 Brookline Avenue	1	20400 Century Boulevard	1
1150 Eastlake Avenue East	1	140 First Street	1
9820 Darnestown Road	1	2400 Ellis Road, 40 Moore Drive, and 14 TW Alexander Drive	3
99 Coolidge Avenue	1
500 North Beacon Street and 4 Kingsbury Avenue	2	9601 and 9603 Medical Center Drive	2
			7
9808 Medical Center Drive	1	Acquisitions after January 1, 2023	Properties
1450 Owens Street	1	Other	5
230 Harriet Tubman Way	1		5
4155 Campus Point Court	1	Unconsolidated real estate JVs	4
10935, 10945, and 10955 Alexandria Way	3	Properties held for sale	5
		Total properties excluded from same properties	62
10075 Barnes Canyon Road	1
421 Park Drive	1	Same properties	346
4135 Campus Point Court	1	Total properties in North America as of June 30, 2024	408
	16
Development – placed into
service after January 1, 2023	Properties
751 Gateway Boulevard	1
15 Necco Street	1
325 Binney Street	1
6040 George Watts Hill Drive	1
9810 Darnestown Road	1
	5
Redevelopment – under construction	Properties
840 Winter Street	1
40, 50, and 60 Sylvan Road	3
Alexandria Center® for Advanced Technologies – Monte Villa Parkway	6

651 Gateway Boulevard	1
401 Park Drive	1
8800 Technology Forest Place	1
311 Arsenal Street	1
Canada	4
Other	2
	20
Stabilized occupancy date
The stabilized occupancy date represents the estimated date on which the project is expected to reach occupancy of 95% or greater.
Tenant recoveries
Tenant recoveries represent revenues comprising reimbursement of real estate taxes, insurance, utilities, repairs and maintenance, common area expenses, and other operating expenses and earned in the period during which the applicable expenses are incurred and the tenant’s obligation to reimburse us arises.
We classify rental revenues and tenant recoveries generated through the leasing of real estate assets within revenues in income from rentals in our consolidated statements of operations. We provide investors with a separate presentation of rental revenues and tenant recoveries in “Same property performance” in this Supplemental Information because we believe it promotes investors’
understanding of our operating results. We believe that the presentation of tenant recoveries is useful to investors as a supplemental measure of our ability to recover operating expenses under our triple net leases, including recoveries of utilities, repairs and maintenance, insurance, property taxes, common area expenses, and other operating expenses, and of our ability to mitigate the effect to net income for any significant variability to components of our operating expenses.
The following table reconciles income from rentals to tenant recoveries:

	Three Months Ended					Six Months Ended
(In thousands)	6/30/24	3/31/24	12/31/23	9/30/23	6/30/23	6/30/24	6/30/23
Income from rentals	$755,162	$755,551	$742,637	$707,531	$704,339	$1,510,713	$1,392,288
Rental revenues	(576,835)	(581,400)	(561,428)	(526,352)	(537,889)	(1,158,235)	(1,056,191)
Tenant recoveries	$178,327	$174,151	$181,209	$181,179	$166,450	$352,478	$336,097

Total equity capitalization
Total equity capitalization is equal to the outstanding shares of common stock multiplied by the closing price on the last trading day at the end of each period presented.
Total market capitalization
Total market capitalization is equal to the sum of total equity capitalization and total debt.

Definitions and Reconciliations (continued)
June 30, 2024

Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	62
Unencumbered net operating income as a percentage of total net operating income
Unencumbered net operating income as a percentage of total net operating income is a non-
GAAP financial measure that we believe is useful to investors as a performance measure of the results of operations of our unencumbered real estate assets as it reflects those income and expense items that are incurred at the unencumbered property level. Unencumbered net operating income is derived from assets classified in continuing operations, which are not subject to any mortgage, deed of trust, lien, or other security interest, as of the period for which income is presented.
The following table summarizes unencumbered net operating income as a percentage of total net operating income:

	Three Months Ended
(Dollars in thousands)	6/30/24	3/31/24	12/31/23	9/30/23	6/30/23
Unencumbered net operating income	$544,268	$546,830	$533,382	$495,012	$500,923
Encumbered net operating income	5,212	3,964	1,108	1,089	1,143
Total net operating income	$549,480	$550,794	$534,490	$496,101	$502,066
Unencumbered net operating income as a percentage of total net operating income	99.1%	99.3%	99.8%	99.8%	99.8%
Weighted-average interest rate for capitalization of interest
The weighted-average interest rate required for calculating capitalization of interest pursuant to GAAP represents a weighted-average rate as of the end of the applicable period, based on the rates applicable to borrowings outstanding during the period, including expense/income related to interest rate hedge agreements, amortization of loan fees, amortization of debt premiums (discounts), and other bank fees. A separate calculation is performed to determine our weighted-average interest rate for capitalization for each month. The rate will vary each month due to changes in variable interest rates, outstanding debt balances, the proportion of variable-rate debt to fixed-rate debt, the amount and terms of interest rate hedge agreements, and the amount of loan fee and premium (discount) amortization.

Space Intentionally Blank
Weighted-average shares of common stock outstanding – diluted
From time to time, we enter into capital market transactions, including forward equity sales agreements (“Forward Agreements”), to fund acquisitions, to fund construction of our highly leased development and redevelopment projects, and for general working capital purposes. We are required to consider the potential dilutive effect of our Forward Agreements under the treasury stock method while the Forward Agreements are outstanding. As of June 30, 2024, we had Forward Agreements outstanding to sell an aggregate of 230 thousand shares of common stock.
The weighted-average shares of common stock outstanding used in calculating EPS – diluted,
FFO per share – diluted, and FFO per share – diluted, as adjusted, during each period are calculated as follows. Also shown are the weighted-average unvested shares associated with restricted stock awards used in calculating amounts allocable to unvested stock award holders for each of the respective periods presented below:

	Three Months Ended					Six Months Ended
(In thousands)	6/30/24	3/31/24	12/31/23	9/30/23	6/30/23	6/30/24	6/30/23
Basic shares for earnings per share	172,013	171,949	171,096	170,890	170,864	171,981	170,824
Forward Agreements	—	—	—	—	—	—	—
Diluted shares for earnings per share	172,013	171,949	171,096	170,890	170,864	171,981	170,824

Basic shares for funds from operations per share and funds from operations per share, as adjusted	172,013	171,949	171,096	170,890	170,864	171,981	170,824
Forward Agreements	—	—	—	—	—	—	—
Diluted shares for funds from operations per share and funds from operations per share, as adjusted	172,013	171,949	171,096	170,890	170,864	171,981	170,824

Weighted-average unvested restricted shares used in calculating the allocations of net income, funds from operations, and funds from operations, as adjusted	2,878	2,987	2,734	2,124	2,163	2,933	2,219

Definitions and Reconciliations (continued)
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Alexandria Real Estate Equities, Inc. All Rights Reserved. © 2024	63